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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-132606

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 21, 2006

500,000 Normal APEX
 State Street Capital Trust III
8.250% Fixed-to-Floating Rate Normal APEX
(liquidation amount $1,000 per security)
fully and unconditionally guaranteed, to the extent described herein, by
State Street Corporation

            The 8.250% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities, or "Normal APEX," are beneficial interests in State Street Capital Trust III, a Delaware statutory trust. The trust will pass through, as distributions on or the redemption price of Normal APEX, amounts that it receives on its assets that are the "corresponding assets" for the Normal APEX, and your financial entitlements as a holder of Normal APEX generally will correspond to the trust's financial entitlements as a holder of the corresponding assets. The corresponding assets for each Normal APEX, with its $1,000 liquidation amount, initially will be $1,000 principal amount of our Remarketable 6.001% Junior Subordinated Debentures due 2042, or "Junior Subordinated Debentures," and a 1/100th, or a $1,000, interest in a stock purchase contract between the trust and State Street Corporation under which the trust agrees to purchase, and we agree to sell, on the stock purchase date, one share of our Non-Cumulative Perpetual Preferred Stock, Series A, $100,000 liquidation preference per share, or "Preferred Stock," for $100,000 and we agree to make contract payments to the trust. The trust will pledge the Junior Subordinated Debentures and their proceeds to secure its obligation to pay the purchase price under the related stock purchase contracts. We expect the stock purchase date to be March 15, 2011, but in certain circumstances it may occur on an earlier date or as late as March 15, 2012. From and after the stock purchase date, the corresponding asset for each Normal APEX will be a 1/100th, or a $1,000, interest in one share of Preferred Stock.

            Assuming that we do not elect to defer contract payments or interest payments on the Junior Subordinated Debentures or to pay partial dividends or to skip dividends on the Preferred Stock, holders of Normal APEX will receive distributions on the $1,000 liquidation amount per Normal APEX:

  •
  from January 25, 2008 through the later of March 15, 2011 and the stock purchase date, at a rate per annum of 8.250%, payable semi-annually on each March 15 and September 15 (or if any such day is not a business day, on the next business day), commencing September 15, 2008, and on the stock purchase date, if not a March 15 or September 15, and

  •
  thereafter at a rate per annum equal to three-month LIBOR for the related distribution period plus 4.990%, payable quarterly on each March 15, June 15, September 15 and December 15 (or if any such day is not a business day, on the next business day).

            Distributions on the Normal APEX will be cumulative through the stock purchase date and non-cumulative thereafter.

            The Normal APEX are perpetual and the trust will redeem them only to the extent we redeem the Preferred Stock or, prior to the stock purchase date, if we redeem the Junior Subordinated Debentures upon the occurrence of certain special events. We may redeem the Preferred Stock on any date on or after the later of March 15, 2011 and the stock purchase date. Any redemption is subject to prior approval of the Federal Reserve. Unless the Federal Reserve agrees otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element. See the discussion on pages S-125 to S-126 of this prospectus supplement.

            Holders may exchange Normal APEX and certain U.S. Treasury securities having a $1,000 principal amount per Normal APEX for like amounts of Stripped APEX and Capital APEX, which are also beneficial interests in the trust. Each Stripped APEX corresponds to a 1/100th interest in a stock purchase contract and $1,000 principal amount of U.S. Treasury securities, and each Capital APEX corresponds to $1,000 principal amount of Junior Subordinated Debentures.

            The Normal APEX and the Junior Subordinated Debentures are not deposits or other obligations of a bank. They are not insured by the FDIC or any other government agency.

            Your investment in the Normal APEX involves risks. You should read "Risk Factors" beginning on page S-38 of this prospectus supplement so that you better understand those risks before buying the Normal APEX.

            Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Normal APEX	Discounts and Commissions	Total(1)(2)
Initial public offering price	$1,000	(2)	$500,000,000
Proceeds, before expenses and commissions, to State Street Corporation	$1,000	(2)	$500,000,000

(1)
The initial public offering price does not include accrued distributions, if any, on the Normal APEX from January 25, 2008 to the date of delivery. Distributions on the Normal APEX will accrue from January 25, 2008 and must be paid by the purchaser if the Normal APEX are delivered after that date.

(2)
In view of the fact that the proceeds of the sale of the Normal APEX will be invested in the Junior Subordinated Debentures, we have agreed to pay the underwriters, as compensation for arranging the investment therein of such proceeds, $15 per Normal APEX (or $7,500,000 in the aggregate). See "Underwriting" on page S-147.

            The underwriters expect to deliver the Normal APEX in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, against payment in New York, New York on January 25, 2008.

Sole Bookrunner and Sole Structuring Coordinator Goldman, Sachs & Co.
Co-Managers
Lehman Brothers	Morgan Stanley
Siebert Capital Markets	The Williams Capital Group, L.P.

PROSPECTUS SUPPLEMENT DATED JANUARY 17, 2008.

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information" on page S-152.

          In this prospectus supplement, "State Street," "we," "our," "ours" and "us" refer to State Street Corporation, and not State Street Corporation together with any of its subsidiaries, unless the context otherwise requires. References to the "Trust" mean State Street Capital Trust III and references to "State Street Bank" mean State Street Bank and Trust Company. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

          The Trust has no separate financial statements. These statements would not be material to holders of the securities because the Trust has no independent operations.

          The selected consolidated financial data for State Street for the quarters ended December 31, 2007 and 2006 and the year ended December 31, 2007 are unaudited.

          Currency amounts in this prospectus supplement are stated in U.S. dollars.

          You should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

          We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain statements that are considered "forward-looking statements" within the meaning of U.S. federal securities laws. In addition, State Street and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements as to industry trends, future expectations of State Street and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as "expect," "look," "believe," "anticipate," "estimate," "seek," "may," "will," "trend," "target" and "goal," or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about State Street's confidence in its strategies and its expectations about financial performance, market growth, acquisitions and divestitures, new technologies, services and opportunities, and earnings.

          Forward-looking statements are subject to various risks and uncertainties, which change over time, and are based on management's expectations and assumptions at the time the statements are made and are not guarantees of future results. These expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, and factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based include, but are not limited to:

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  State Street's ability to integrate and convert acquisitions into its business, including the acquisition of Investors Financial Services Corp.;

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  the level and volatility of interest rates, particularly in the U.S. and Europe; the performance and volatility of securities, currency and other markets in the U.S. and internationally; and economic conditions and monetary and other governmental actions designed to address those conditions;

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  the liquidity of the U.S. and European securities and currency markets, particularly the markets for fixed income securities, including asset-backed commercial paper, and the liquidity requirements of State Street's customers;

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  the credit quality and credit agency ratings of the securities in State Street's investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;

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  State Street's ability to attract non-interest bearing deposits and other low-cost funds;

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  the results of litigation and similar disputes and, in particular, the effect that any such results may have on the reputation of State Street Global Advisors ("SSgA"), and its ability to attract and retain customers;

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  the possibility that the ultimate costs of the legal exposure associated with SSgA's actively managed fixed-income strategies may exceed or be below the level of the related reserve, in view of the uncertainties of the timing and outcome of litigation, and the amounts involved; and the possibility of further developments of the nature giving rise to the legal exposure associated with SSgA's actively managed fixed income and other investment strategies;

  •
  the performance and demand for the products and services State Street offers;

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  the competitive environment in which State Street operates;

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  the enactment of legislation and changes in regulation and enforcement that impact State Street and its customers, as well as the effects of legal and regulatory proceedings, including litigation;

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  State Street's ability to continue to grow revenue, control expenses and attract the capital necessary to achieve its business goals and comply with regulatory requirements;

  •
  State Street's ability to manage systemic risks and control operating risks;

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  State Street's ability to obtain quality and timely services from third parties with which it contracts;

  •
  trends in the globalization of investment activity and the growth on a worldwide basis in financial assets;

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  trends in governmental and corporate pension plans and savings rates;

  •
  changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact State Street's consolidated financial statements; and

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  changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

          Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, or the "SEC," described under the Section entitled "Where You Can Find More Information" on page S-152, including the Annual Report on Form 10-K for the year ended December 31, 2006; the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and the Current Report on Form 8-K filed on January 17, 2008.

          Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above, below and elsewhere in this prospectus supplement, the accompanying prospectus or disclosed in our other SEC filings, and forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date this prospectus supplement is filed with the SEC. State Street undertakes no obligation to revise the forward-looking statements contained in this prospectus supplement to reflect events after the date it is filed with the SEC. The factors discussed above and in Risk Factors, beginning on page S-38, are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

SUMMARY INFORMATION

          This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the APEX or any of their component securities. You should read this entire prospectus supplement and accompanying prospectus, including the "Risk Factors" section and the documents incorporated by reference, which are described under "Where You Can Find More Information" on page S-152.

State Street Corporation

          State Street Corporation is a financial holding company organized under the laws of The Commonwealth of Massachusetts. Through our subsidiaries, we provide a full range of products and services for institutional investors worldwide.

          We were organized in 1970 and conduct our business primarily through our principal bank subsidiary, State Street Bank and Trust Company, which we refer to as State Street Bank. State Street Bank traces its beginnings to the founding of the Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960.

          With $15.30 trillion of assets under custody and $1.98 trillion of assets under management at year end 2007, we are a leading specialist in meeting the needs of institutional investors worldwide. Our customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. Including the United States, we operate in 26 countries and more than 100 geographic markets worldwide.

          Our common stock is listed on the New York Stock Exchange under the ticker symbol "STT." Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

State Street Capital Trust III

          State Street Capital Trust III, or the "Trust," is a statutory trust organized under Delaware law by the trustees and us. The Trust has conducted no activity to date and will engage solely in the following activities:

  •
  issuing the APEX and the Trust Common Securities;

  •
  investing the gross proceeds of the APEX and the Trust Common Securities in Junior Subordinated Debentures;

  •
  entering into the Stock Purchase Contract Agreement and holding the Stock Purchase Contracts;

  •
  holding Junior Subordinated Debentures and certain U.S. Treasury securities, and pledging them to secure the Trust's obligations under the Stock Purchase Contracts;

  •
  purchasing the Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date and holding it thereafter;

  •
  selling Junior Subordinated Debentures in a Remarketing or an Early Remarketing; and

  •
  other activities that are directly related and necessary or incidental to the activities described above.

          The Trust will be governed by the Trust Agreement and its business and affairs will be conducted by its trustees, each appointed by us as depositor of the Trust. The trustees will be U.S. Bank National Association, or "U.S. Bank," as the "Property Trustee," U.S. Bank Trust National Association, as the "Delaware Trustee," and two or more individual trustees, or "administrative trustees," who are employees or officers of or affiliated with us.

          The principal executive office of the Trust is c/o State Street Corporation, Two World Financial Center, 225 Liberty St., New York, New York 10281 and the Trust's phone number is (917) 790-4000.

Recent Developments

Results of Fourth Quarter and Year Ended December 31, 2007

          On January 15, 2008, State Street announced its results of operations and related financial information for the fourth quarter and the year ended December 31, 2007. At December 31, 2007, State Street had total assets of $142.5 billion and total shareholders' equity of $11.3 billion. As of December 31, 2007, assets under custody rose 29% from December 31, 2006, to $15.30 trillion and assets under management rose 13% from December 31, 2006 to $1.98 trillion.

          State Street's 2007 fourth quarter earnings per share were $0.57, on net income of $223 million, compared to earnings per share of $0.91 on net income of $309 million in the fourth quarter of 2006. Revenue in the fourth quarter was $2.479 billion compared to $1.622 billion in the fourth quarter of 2006. Return on shareholders' equity was 7.7% in the fourth quarter of 2007 compared to 16.9% in the fourth quarter of 2006. For the full year 2007, earnings were $3.45 per share on net income of $1.261 billion compared with $3.26 per share on income from continuing operations of $1.096 billion, in 2006. Return on shareholders' equity in 2007 was 13.4% compared with return on shareholders' equity from continuing operations of 16.2% in 2006.

          State Street recorded a net charge, after-tax, in the fourth quarter of 2007 of $279 million, or $0.71 per share, in connection with the establishment of a reserve to address legal exposure and other costs associated with the underperformance of certain active fixed-income strategies managed by State Street Global Advisors and customer concerns as to whether the execution of these strategies was consistent with the customers' investment intent.

Selected Financial Highlights(1)

	Quarters Ended		Years Ended
(Dollars in millions, except per share amounts or where otherwise noted)	December 31, 2007(2)	December 31, 2006	December 31, 2007(6)	December 31, 2006
Total revenue	$2,479	$1,622	$8,336	$6,311
Total expenses(3)(4)	2,173	1,178	6,433	4,540
Income tax expense	83	135	642	675
Income from continuing operations	223	309	1,261	1,096
Income from discontinued operations	—	—	—	10
Net income	223	309	1,261	1,106
Diluted earnings per share(5):
From continuing operations	$0.57	$0.91	$3.45	$3.26
From discontinued operations	—	—	—	0.03
Net income	0.57	0.91	3.45	3.29
Cash dividends declared per share	$0.23	$0.21	$0.88	$0.80
Return on equity from continuing operations	7.7%	16.9%	13.4%	16.2%
Return on equity	7.7	16.9	13.4	16.4
At Quarter End
Assets Under Custody (AUC) (in trillions)	$15.30	$11.85
Assets Under Management (AUM) (in trillions)	1.98	1.75

(1)
Data for the quarters ended December 31, 2007 and December 31, 2006 and for the year ended December 31, 2007 are unaudited.

(2)
Quarter ended December 31, 2007 includes financial results of Investors Financial, which State Street acquired on July 2, 2007.

(3)
Total expenses for the quarter and year ended December 31, 2007 include merger and integration costs of $57 million and $198 million, respectively, or $38 million and $129 million after-tax, respectively, recorded in connection with the acquisition of Investors Financial.

(4)
Total expenses for the quarter and year ended December 31, 2007 include a net charge of $467 million, or $279 million after-tax, associated with certain active fixed-income strategies at State Street Global Advisors.

(5)
Diluted earnings per share for the quarter and year ended December 31, 2007 reflect the issuance of 60.8 million shares on July 2, 2007 in connection with the completion of the acquisition of Investors Financial.

(6)
Financial results for the year ended December 31, 2007 include results of Investors Financial for the quarters ended September 30 and December 31, 2007.

SELECTED FINANCIAL INFORMATION(1)

	Quarters Ended		Years Ended
(Dollars in millions, except per share amounts)	December 31, 2007(2)	December 31, 2006	December 31, 2007(3)	December 31, 2006
Fee Revenue:
Servicing fees	$967	$698	$3,388	$2,723
Management fees	297	253	1,141	943
Trading services	352	203	1,152	862
Securities finance	256	90	681	386
Processing fees and other	38	61	237	272

Total fee revenue	1,910	1,305	6,599	5,186
Net Interest Revenue:
Interest revenue	1,454	1,226	5,212	4,324
Interest expense	898	910	3,482	3,214

Net interest revenue	556	316	1,730	1,110
Provision for loan losses	—	—	—	—

Net interest revenue after provision for loan losses	556	316	1,730	1,110
Gains on sales of available-for-sale investment securities, net	13	1	7	15

Total revenue	2,479	1,622	8,336	6,311
Operating Expenses:
Salaries and employee benefits	793	694	3,256	2,652
Information systems and communications	148	119	546	501
Transaction processing services	184	121	619	496
Occupancy	107	94	408	373
Special charge	600	—	600	—
Merger and integration costs	57	—	198	—
Other	284	150	806	518

Total operating expenses	2,173	1,178	6,433	4,540

Income from continuing operations before income tax expense	306	444	1,903	1,771
Income tax expense from continuing operations	83	135	642	675

Income from continuing operations	223	309	1,261	1,096
Income from discontinued operations before income tax expense	—	—	—	16
Income tax expense from discontinued operations	—	—	—	6

Income from discontinued operations	—	—	—	10

Net income	$223	$309	$1,261	$1,106

Earnings Per Share From Continuing Operations:
Basic	$0.58	$0.93	$3.50	$3.31
Diluted	0.57	0.91	3.45	3.26
Earnings Per Share From Discontinued Operations:
Basic	$—	$—	$—	$0.03
Diluted	—	—	—	0.03
Earnings Per Share:
Basic	$0.58	$0.93	$3.50	$3.34
Diluted	0.57	0.91	3.45	3.29
Average Shares Outstanding (in thousands):
Basic	385,200	331,421	360,675	331,350
Diluted	392,200	337,429	365,488	335,732

(1)
Data for the quarters ended December 31, 2007 and December 31, 2006 and for the year ended December 31, 2007 are unaudited.

(2)
Quarter ended December 31, 2007 includes financial results of Investors Financial, which State Street acquired on July 2, 2007.

(3)
Year ended December 31, 2007 includes financial results of Investors Financial for the quarters ended September 30 and December 31, 2007.

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in millions, except per share amounts)	December 31, 2007(1)	December 31, 2006
Assets
Cash and due from banks	$4,733	$2,368
Interest-bearing deposits with banks	5,579	5,236
Securities purchased under resale agreements	19,133	14,678
Federal funds sold	4,540	—
Trading account assets	589	785
Investment securities available for sale	70,326	60,445
Investment securities held to maturity	4,233	4,547
Loans and leases (net of allowance of $18)	15,784	8,928
Premises and equipment	1,894	1,560
Accrued income receivable	2,096	1,617
Goodwill	4,567	1,384
Other intangible assets	1,990	434
Other assets	7,079	5,371

Total assets	$142,543	$107,353

Liabilities
Deposits:
Noninterest-bearing	$15,039	$10,194
Interest-bearing—U.S.	14,790	1,272
Interest-bearing—Non-U.S.	65,960	54,180

Total deposits	95,789	65,646
Securities sold under repurchase agreements	14,646	19,147
Federal funds purchased	425	2,147
Other short-term borrowings	5,557	2,835
Accrued taxes and other expenses	4,392	3,143
Other liabilities	6,799	4,567
Long-term debt	3,636	2,616

Total liabilities	131,244	100,101
Shareholders' Equity
Preferred stock, no par: authorized 3,500,000; issued none
Common stock, $1 par: authorized 750,000,000 shares; issued 398,366,000 and 337,126,000 shares	398	337
Surplus	4,630	399
Retained earnings	7,745	7,030
Accumulated other comprehensive loss	(575)	(224)
Treasury stock (at cost 12,082,000 and 4,688,000 shares)	(899)	(290)

Total shareholders' equity	11,299	7,252

Total liabilities and shareholders' equity	$142,543	$107,353

(1)
Unaudited.

Asset-backed Commercial Paper Conduits

          On January 15, 2008, State Street announced certain financial information related to the four third-party, special purpose, multi-seller asset-backed commercial paper programs, commonly referred to as "conduits," that it administers.

          Total assets in the four unconsolidated conduits were approximately $28.8 billion as of December 31, 2007. The weighted-average maturity of the conduits' commercial paper was approximately 20 days as of December 31, 2007, compared to approximately 23 days as of December 31, 2006. At December 31, 2007, we held on our consolidated balance sheet approximately $1.84 million of the commercial paper issued by the conduits. During the fourth quarter of 2007, we did not experience any losses in our role as a liquidity and credit enhancement provider to the conduits, although the margins that we generate from administration of the conduits were lower than levels historically achieved on the commercial paper issued by the conduits.

          Under FASB Interpretation No. 46(R), or FIN 46(R), issued in December 2003, the conduits meet the definition of variable interest entities. In applying the provisions of FIN 46(R), we apply an expected loss model to the activities of the conduits to determine who are the primary beneficiaries of the conduits. As a result of application of this model, we concluded as of December 31, 2007 that we were not the primary beneficiary of the conduits, as defined by FIN 46(R), and as a result, we did not record these conduits in our consolidated financial statements at that date. The conduits have third-party investors who hold subordinated debt issued by the conduits. These investors are in a first-loss position and bear the majority of the expected losses, as defined by FIN 46(R), of the conduits. We run our expected loss model at least quarterly, and more frequently if specific events occur.

          Assuming estimated fair values of the conduits' assets as of December 31, 2007, if all of the conduits' assets were purchased under the liquidity asset purchase agreements, or if the conduits' assets and liabilities were consolidated onto our consolidated balance sheet, we estimate that we would recognize an after-tax loss of approximately $530 million in our consolidated statement of income.

          This estimate assumes that all of the conduits, with total assets of approximately $28.8 billion as of December 31, 2007, are consolidated; that the assets of the conduits are recorded at fair value, which is based on State Street's consistent application of its pricing policies for conduit assets; and that the pre-tax loss is tax-effected at a 40% marginal income tax rate. If consolidation were to occur in the future, or we were required to purchase assets pursuant to the liquidity asset purchase agreements at prices in excess of the fair value of the assets, the ultimate amount of loss would be based upon market conditions at the date such a determination is made, which could differ from the estimate provided above.

          If we were required to consolidate the conduits' assets and liabilities, our regulatory capital ratios would be negatively impacted for a period of time. With respect to regulatory capital, the consolidation of the conduits' assets and liabilities would cause a reduction of our tier 1 and total risk-based capital ratios. The impact of consolidation on our tier 1 leverage ratio would be more significant, but the degree of impact would depend on how and when consolidation occurred, since this ratio is a function of our consolidated total average assets over an entire quarter.

          Assuming estimated fair values of the conduits' assets as of December 31, 2007, priced as described above, if all of the conduits' assets and liabilities were consolidated onto our consolidated balance sheet and no other management actions were taken with respect to capital, the following table presents the estimated impact on State Street's and State Street Bank's regulatory capital ratios.

	State Street		State Street Bank
	Unaudited as of December 31, 2007	Adjusted as of December 31, 2007	Unaudited as of December 31, 2007	Adjusted as of December 31, 2007
Tier 1 leverage ratio	5.27%	4.86%	5.47%	5.04%
Tier 1 risk-based capital ratio	11.14	10.31	11.10	10.25
Total risk-based capital ratio	12.61	11.78	12.65	11.80

          For additional information on the potential impact of consolidation of the conduits, please see our Quarterly Report on Form 10-Q filed on November 2, 2007, which is incorporated by reference into this prospectus supplement. See also "Risk Factors—Liquidity Risk and Management" on page S-48 of this prospectus supplement.

          On a pro forma basis to give effect to the issuance of the Normal APEX effected by this prospectus supplement, and adjusted, assuming estimated fair values of the conduits' assets as of December 31, 2007, priced as described above, if all of the conduits' assets and liabilities were consolidated onto our consolidated balance sheet and no other management actions were taken with respect to capital, the following table presents the estimated impact on State Street's and State Street Bank's regulatory capital ratios.

	State Street		State Street Bank(1)
	Pro forma after giving effect to the issuance of Normal APEX as of December 31, 2007	Adjusted as of December 31, 2007	Pro forma after giving effect to the issuance of Normal APEX as of December 31, 2007	Adjusted as of December 31, 2007
Tier 1 leverage ratio	5.61%	5.21%	5.47%	5.04%
Tier 1 risk-based capital ratio	11.87	11.04	11.10	10.25
Total risk-based capital ratio	13.34	12.51	12.65	11.80

(1)
The issuance of the Normal APEX does not affect State Street Bank's regulatory capital ratios.

The Offering

          This summary includes questions and answers that highlight selected information from this prospectus supplement to help you understand the APEX, the Junior Subordinated Debentures and the Preferred Stock.

What are the APEX?

          The Automatic Preferred Enhanced Capital Securities, or "APEX," and the common securities issued concurrently by the Trust to us, or "Trust Common Securities," represent beneficial interests in the Trust. The Trust's assets consist solely of:

  •
  Remarketable 6.001% Junior Subordinated Debentures due 2042, or "Junior Subordinated Debentures," issued by us to the Trust;

  •
  contracts, or "Stock Purchase Contracts," for the Trust to purchase shares of our Non-cumulative Perpetual Preferred Stock, Series A, $100,000 liquidation preference per share, or "Preferred Stock," from us on a date, referred to as the "Stock Purchase Date,"

    that we expect to be March 15, 2011 but may in certain circumstances be an earlier date or be deferred for quarterly periods until as late as March 15, 2012;

  •
  to the extent holders exchange Normal APEX and U.S. Treasury securities for Stripped APEX and Capital APEX, as described under "What are Stripped APEX and Capital APEX, and how can I exchange Normal APEX for Stripped APEX and Capital APEX?" on page S-19, certain U.S. Treasury securities;

  •
  after a successful Remarketing of the Junior Subordinated Debentures, U.S. Treasury securities; and

  •
  after the Stock Purchase Date, shares of Preferred Stock.

Unless otherwise indicated, as used in this prospectus supplement, "APEX" will include Normal APEX, Stripped APEX and Capital APEX.

          Each holder of APEX will have a beneficial interest in the Trust but will not own any specific Junior Subordinated Debenture, Stock Purchase Contract, substituted treasury security or share of Preferred Stock. However, the Trust Agreement under which the Trust operates defines the financial entitlements of each series of beneficial interests in the Trust in a manner that causes those financial entitlements to correspond to the financial entitlements of the Trust in the assets of the Trust that are the "corresponding assets" for such series.

          The series of APEX sold in this offering is called the 8.250% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities, or "Normal APEX," and each Normal APEX represents a beneficial interest in the Trust initially corresponding to the following Trust assets:

  •
  a 1/100th interest in a Stock Purchase Contract under which the Trust agrees to purchase, and we agree to sell, for $100,000, a share of Preferred Stock on the Stock Purchase Date, and

  •
  a Junior Subordinated Debenture with a principal amount of $1,000, which the Trust will pledge to us to secure its obligations under the Stock Purchase Contract.

          After the Stock Purchase Date, each Normal APEX will correspond to 1/100th of a share of Preferred Stock held by the Trust. We will use commercially reasonable efforts to list the Normal APEX on the New York Stock Exchange within a 30-day period following the Stock Purchase Date.

          The following diagram shows the transactions that will happen in connection with each APEX on the day that the Trust issues the Normal APEX in this offering:

Initial Issuance of one Normal APEX:

  1.
  Investors purchase Normal APEX, each with a $1,000 liquidation amount, from the Trust, which corresponds to $1,000 principal amount of Junior Subordinated Debentures and a 1/100th interest in a Stock Purchase Contract having a stated amount of $100,000.

  2.
  The Trust purchases Junior Subordinated Debentures from State Street and enters into the Stock Purchase Contracts with State Street. The Trust pledges the Junior Subordinated Debentures to State Street to secure its obligation to purchase Preferred Stock on the Stock Purchase Date.

          The Trust will issue the APEX in three series that will correspond to different assets of the Trust: Normal APEX, Stripped APEX and Capital APEX. Each APEX will have a liquidation amount of $1,000 plus accrued but unpaid distributions. At the completion of this offering, the only beneficial interests in the Trust that will be outstanding are the Normal APEX and the Trust Common Securities. The two other series of APEX that the Trust may issue, "Stripped APEX" and "Capital APEX," may be issued only in connection with an exchange for Normal APEX as described under "What are Stripped APEX and Capital APEX, and how can I exchange Normal APEX for Stripped APEX and Capital APEX?" on page S-19.

          After the offering, you will have the right to exchange your Normal APEX and certain U.S. Treasury securities for Stripped APEX and Capital APEX by substituting pledged U.S. Treasury securities for the pledged Junior Subordinated Debentures. You will be able to exercise this right on any business day until the Stock Purchase Date, other than from and including the 1st through the 15th day of March, June, September or December or from 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period and until the business day after the end of that Remarketing Period. You will also not be able to exercise this right at any time after a successful Remarketing. We refer to periods during which exchanges are permitted as "Exchange Periods" and we explain how Remarketing works and when it may occur under "What is a Remarketing?" on page S-26. A "business day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York, Boston, Massachusetts or Wilmington, Delaware are permitted or required by any applicable law to close.

          Each Stripped APEX will be a beneficial interest in the Trust corresponding to a 1/100th interest in a Stock Purchase Contract and the substituted U.S. Treasury securities, and each Capital APEX will be a beneficial interest in the Trust corresponding to a Junior Subordinated Debenture with a $1,000 principal amount. We describe the exchange process for the Stripped APEX and Capital APEX in more detail under "What are Stripped APEX and Capital APEX, and how can I exchange Normal APEX for Stripped APEX and Capital APEX?" on page S-19.

What are the Stock Purchase Contracts?

          Each Stock Purchase Contract consists of an obligation of the Trust to purchase, and of us to sell, a share of our Preferred Stock on the Stock Purchase Date for $100,000, as well as our obligation to pay periodic contract payments, or "Contract Payments," to the Trust as described below. To secure its obligation under each Stock Purchase Contract to purchase a share of Preferred Stock from us on the Stock Purchase Date, the Trust will pledge either, with respect to Normal APEX, Junior Subordinated Debentures (which after the Remarketing Settlement Date will be replaced by certain U.S. Treasury securities that mature on or prior to the Stock Purchase Date or, with respect to Stripped APEX, Qualifying Treasury Securities. The pledged Junior Subordinated Debentures and the Qualifying Treasury Securities together shall have an aggregate principal amount equal to the stated amount of $100,000 of the corresponding Stock Purchase Contract.

          We will make Contract Payments on each Regular Distribution Date through the Stock Purchase Date at the annual rate of 2.249% of the stated amount of $100,000 per Stock Purchase Contract. We explain what the Regular Distribution Dates are under "What distributions or payments will be made to holders of the Normal APEX, Stripped APEX and Capital APEX?" on page S-21. The Trust will distribute these Contract Payments when received from State Street to each holder of Normal APEX and Stripped APEX in an amount equal to 1/100th of each Contract Payment received on a Stock Purchase Contract for each Normal APEX or Stripped APEX. We may defer the Contract Payments. If we defer any of these payments, interest will accrue on the deferred amounts at the initial rate per annum applicable to the Junior Subordinated Debentures. We will pay the deferred amounts on the Stock Purchase Date to the Trust in the form of subordinated debentures, as described under "When can the Trust defer or skip distributions on the APEX?" on page S-23. The Trust will in turn distribute each payment of interest on, or principal of, these subordinated debentures to the holders of Normal APEX and Stripped APEX, as received.

What are the basic terms of the Junior Subordinated Debentures?

          Maturity and Redemption.    The maturity date of the Junior Subordinated Debentures will be March 15, 2042 or such earlier date on or after the later of March 15, 2013 and the date that is two years after either (i) the Remarketing Settlement Date or (ii) the next succeeding March 15, June 15, September 15 or December 15 following a Failed Remarketing, as the case may be, as we may elect in connection with a Remarketing. We may from time to time redeem Junior Subordinated Debentures, in whole or in part, at any date on or after the later of March 15, 2013 and the date that is two years after either (i) the Remarketing Settlement Date or (ii) the next succeeding March 15, June 15, September 15 or December 15 following a Failed Remarketing, as the case may be, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption. If we are deferring interest on the Junior Subordinated Debentures at the time of the Remarketing, however, we may not elect a maturity date or redemption date that is earlier than five years after commencement of the deferral period. We will give not less than 30 days' nor more than 60 days' notice of redemption by mail to holders of the Junior Subordinated Debentures. We may not redeem the Junior Subordinated Debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Junior Subordinated Debentures for all interest periods terminating on or before the redemption date. In connection with a Remarketing, we may change the date after which we may redeem Junior Subordinated Debentures to a later date or change the redemption price; provided that no redemption price may be less than the principal plus accrued and unpaid interest (including additional interest) on the Junior Subordinated Debentures.

          We may also redeem all, but not less than all, of the Junior Subordinated Debentures prior to the Stock Purchase Date upon the occurrence of a tax event, an investment company event, a rating agency event or a capital treatment event. Additionally, we may redeem all, but not less than all, of the Junior Subordinated Debentures on or after the Stock Purchase Date and prior to the later of March 15, 2013 and two years after either (i) the Remarketing Settlement Date or (ii) the next succeeding March 15, June 15, September 15 or December 15 following a Failed Remarketing, as the case may be, upon the occurrence of a tax event or an investment company event. The redemption price of the Junior Subordinated Debentures in the case of a redemption in connection with a rating agency event or tax event will be equal to the greater of 100% of their principal amount and a make-whole redemption price plus accrued and unpaid interest through the date of redemption. The redemption price of the Junior Subordinated Debentures in the case of a redemption in connection with a capital treatment event or an investment company event will be equal to 100% of their principal amount plus accrued and unpaid interest through the date of redemption. If we redeem the Junior Subordinated Debentures prior to the Stock Purchase Date, the Stock Purchase Contracts will terminate automatically and the Trust will redeem the APEX. Holders of Normal APEX and Capital APEX will receive an amount in cash equal to the redemption price of the Junior Subordinated Debentures that are corresponding assets of their APEX and holders of Stripped APEX will receive the Qualifying Treasury Securities that are corresponding assets of their Stripped APEX. Holders of Normal APEX and Stripped APEX will also receive accrued and unpaid Contract Payments through the date of redemption with respect to their beneficial interests in Stock Purchase Contracts that are corresponding assets of the applicable series of APEX.

          Our right to redeem the Junior Subordinated Debentures prior to the Stock Purchase Date is subject to important limitations. For example, under the Federal Reserve's risk-based capital guidelines applicable to bank holding companies, any redemption of the Junior Subordinated Debentures prior to the Stock Purchase Date is subject to prior approval of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Boston, or any successor Federal bank regulatory agency having primary jurisdiction over us, collectively referred to as the "Federal Reserve." Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Junior Subordinated Debentures prior to the Stock Purchase Date only if they are replaced with other Tier 1 capital that is not a restricted core capital element — for example, common stock or non-cumulative perpetual preferred stock.

          Subordination.    Our obligations to pay interest and premium (if any) on, and principal of, the Junior Subordinated Debentures are subordinate and junior in right of payment and upon liquidation to all of our senior and subordinated debt, as defined under "Description of the Junior Subordinated Debentures — Subordination" on page S-97.

          Our obligations to pay interest and premium (if any) on, and principal of, the Junior Subordinated Debentures will rank pari passu with our obligations in respect of our Pari Passu Securities. "Pari Passu Securities" means:

  •
  indebtedness that, among other things,

  •
  qualifies or is issued to financing vehicles issuing securities that qualify as Tier 1 capital of State Street under the capital guidelines of the Federal Reserve, and

    •
    by its terms ranks equally with the Junior Subordinated Debentures in right of payment and upon liquidation; and

  •
  guarantees of indebtedness described in the first bullet or securities issued by one or more financing vehicles described in the first bullet.

          Pari Passu Securities includes our $800,010,000 principal amount of floating rate junior subordinated debentures held by State Street Capital Trust IV. However, Pari Passu Securities does not include our other junior subordinated debentures or guarantees issued in connection with our other currently outstanding capital securities, each of which ranks senior to the Junior Subordinated Debentures, or any junior subordinated debentures or guarantees that may be issued in the future in connection with capital securities unless they are contractually issued as Pari Passu Securities or as securities that are subordinated to the Junior Subordinated Debentures.

          As of December 31, 2007, there was approximately $2.325 billion of outstanding debt of State Street and its subsidiaries to which the Junior Subordinated Debentures will be either contractually or effectively subordinated as described in "Risk Factors — The Junior Subordinated Debentures and the Guarantee will be effectively subordinated to the obligations of our subsidiaries" excluding obligations under letters of credit, capital leases, guarantees, foreign exchange contracts and interest swap contracts.

          Because of the subordination, if we become insolvent, holders of our senior and subordinated debt may receive more, ratably, and holders of the Junior Subordinated Debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the Indenture in connection with the Junior Subordinated Debentures. The Indenture does not limit the amount of senior and subordinated debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt. As described under "What is an Early Remarketing?" on page S-30, after the first Remarketing attempt in an Early Remarketing we may elect that the Junior Subordinated Debentures no longer be subordinated to our senior and subordinated debt effective on the Remarketing Settlement Date.

          Interest Payments.    We will pay interest on the Junior Subordinated Debentures semi-annually on each March 15 and September 15, commencing September 15, 2008, at a rate equal to 6.001% per annum. We will also pay interest on the Junior Subordinated Debentures on the Stock Purchase Date, if not otherwise an interest payment date, if they have not been successfully remarketed prior thereto, as described under "What is a Remarketing?" on page S-26. We will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time as described under "When can the Trust defer or skip distributions on the APEX? — Interest on the Junior Subordinated Debentures" on page S-24. If any date on which interest is payable on the Junior Subordinated Debentures is not a business day, then payment of the interest payable on that date will be made on the next day that is a business day, without adjustment.

          If on the Stock Purchase Date any interest accrued on the Junior Subordinated Debentures has not been paid in cash and there is a Failed Remarketing, we will pay the Trust the deferred interest on the Stock Purchase Date in the form of Additional Subordinated Debentures, as described under "When can the Trust defer or skip distributions on the APEX?" on page S-23. The Trust will in turn distribute each payment of interest on, or principal of, these subordinated debentures to the holders of Normal APEX and Capital APEX as received.

          Events of Default.    If an event of default under the Indenture occurs and continues, the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Debentures may declare the entire principal and all accrued but unpaid interest of all Junior Subordinated Debentures to be due and payable immediately. If the Indenture Trustee or the holders of Junior Subordinated Debentures do not make such declaration and the Junior Subordinated Debentures are beneficially owned by the Trust or a trustee of the Trust, the Property Trustee or the holders of at least 25% in aggregate liquidation amount of the Capital APEX and the Normal APEX (if such default occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date) shall have such right. An "event of default," when used in the Indenture, means any of the following:

  •
  non-payment of interest for 30 days after deferral for ten or more consecutive semi-annual interest periods or the equivalent thereof, in the event that interest periods are other than semi-annual;

  •
  termination of the Trust at any time it is holding the Junior Subordinated Debentures, unless the APEX are redeemed and the Junior Subordinated Debentures are distributed to holders of Capital APEX and, if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, the holders of the Normal APEX;

  •
  bankruptcy of State Street; or

  •
  receivership of a major subsidiary depository institution of State Street within the meaning of the Federal Reserve's risk-based capital guidelines applicable to bank holding companies.

          As of the date of this prospectus supplement, State Street Bank is State Street's principal subsidiary depository institution.

          Events of default do not include the breach of any other covenant in the Junior Subordinated Debentures or the Indenture and, accordingly, the breach of any other covenant would not entitle the Indenture Trustee or holders of the Junior Subordinated Debentures to declare the Junior Subordinated Debentures to be due and payable.

          Pledge of Junior Subordinated Debentures.    The Trust will pledge Junior Subordinated Debentures with a principal amount equal to the aggregate liquidation amount of the Normal APEX and Trust Common Securities to secure its obligations under the Stock Purchase Contracts. After the creation of Stripped APEX and Capital APEX, the Trust will also hold Junior Subordinated Debentures that are not pledged with an aggregate principal amount equal to the liquidation amount of the Capital APEX. The pledged Junior Subordinated Debentures and related Stock Purchase Contracts are corresponding assets for Normal APEX and Trust Common Securities, and the Junior Subordinated Debentures that are not pledged are corresponding assets for the Capital APEX. U.S. Bank will hold the pledged Junior Subordinated Debentures and Qualifying Treasury Securities as collateral agent, or "Collateral Agent," for us and the other Junior Subordinated Debentures as custodial agent, or "Custodial Agent," for the Trust.

What are the basic terms of the Preferred Stock?

          The holder of the Preferred Stock after the Stock Purchase Date will be the Trust unless the Trust is dissolved. The Trust, as the sole holder of the Preferred Stock so long as the Normal APEX are outstanding, will make distributions on the Normal APEX out of the dividends if declared by State Street's board of directors (or a duly authorized committee of the board) received on the Preferred Stock.

          Declaration of Dividends, etc.    Holders of shares of Preferred Stock will be entitled to receive non-cumulative cash dividends, only when, as and if declared by State Street's board of directors (or a duly authorized committee of the board), payable at the applicable dividend rate applied to the liquidation preference per share, calculated on each share from the Stock Purchase Date.

          Dividend Rate.    Any dividends on shares of Preferred Stock will be calculated (a) if the Preferred Stock is issued prior to March 15, 2011, at a rate per annum equal to 8.250% until March 15, 2011, and (b) thereafter, at a rate per annum that will be reset quarterly and will equal three-month LIBOR for the related Dividend Period plus 4.990%. Any dividends will be calculated prior to March 15, 2011 based on a 360-day year consisting of twelve 30-day months and thereafter based on the actual number of days in the Dividend Period using a 360-day year.

          Dividend Payment Dates.    The Dividend Payment Dates for the Preferred Stock, or "Dividend Payment Dates," are (a) if the Preferred Stock is issued prior to March 15, 2011, March 15 and September 15 of each year until March 15, 2011, and (b) thereafter, March 15, June 15, September 15 and December 15 of each year, commencing on the first such date following the Stock Purchase Date. If a Dividend Payment Date is not a business day, the applicable dividend shall be paid on the next business day, without adjustment.

          Redemption.    The Preferred Stock is not redeemable prior to the later of March 15, 2011 and the Stock Purchase Date. On that date or on any date after that date, the Preferred Stock is redeemable at State Street's option, in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends without regard to any undeclared dividends. The Preferred Stock will not be subject to any sinking fund or other obligation of State Street to redeem, repurchase or retire the Preferred Stock. If the Trust is the holder of the Preferred Stock at such redemption, it must also redeem the Normal APEX as described in "What is the maturity of the APEX, and may the Trust redeem the APEX?" on page S-26.

          Our right to redeem or repurchase shares of the Preferred Stock is subject to important limitations. For example, under the Federal Reserve's risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element — for example, common stock or another series of non-cumulative perpetual preferred stock.

          See "Risk Factors — Additional Risks Related to the Normal APEX after the Stock Purchase Date — Investors should not expect State Street to redeem the Preferred Stock on the date it first becomes redeemable or on any particular date after it becomes redeemable" on page S-44.

          Ranking.    The Preferred Stock:

  •
  will rank senior to State Street's junior stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up. Junior stock includes State Street's common stock and any other class of stock that ranks junior to the Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or State Street's winding-up; and

  •
  will rank at least equally with each other series of parity stock that State Street may issue with respect to the payment of dividends and distributions upon liquidation, dissolution or State Street's winding-up.

          If we pay a partial dividend or skip a dividend payment on the Preferred Stock at any time, we will be subject to the restrictions described under "When can the Trust defer or skip distributions on the APEX? — Dividends on the Preferred Stock" on page S-25.

          Liquidation.    Upon State Street's voluntary or involuntary liquidation, dissolution or winding-up, holders of the Preferred Stock are entitled to receive out of State Street's assets that are available for distribution to shareholders, before any distribution is made to holders of common stock or other junior stock, a liquidation distribution in the amount of $100,000 per share, plus any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard to any undeclared dividends. Distributions will be made pro rata as to the Preferred Stock and any other parity stock and only to the extent of State Street's assets, if any, that are available after satisfaction of all liabilities to creditors.

          Voting Rights.    Holders of the Preferred Stock will have no voting rights, except as provided below or as otherwise provided by applicable law. Holders of Normal APEX must act through the Property Trustee to exercise any voting rights.

          If and when dividends payable on the Preferred Stock or on any other class or series of stock of State Street, whether bearing dividends on a non-cumulative or cumulative basis but otherwise ranking on a parity with the Preferred Stock as to payment of dividends and that have comparable voting rights, referred to as "Voting Parity Stock," shall have not been declared and paid (i) in the case of the Preferred Stock and Voting Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), or (ii) in the case of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting State Street's board of directors will be increased by two and the holders of shares of Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock, voting as a single class, shall be entitled to elect the two additional directors at any annual or special meeting of shareholders called for the purpose of electing directors or any special meeting of holders of shares of Preferred Stock and holders of Voting Parity Stock. In the case of the Preferred Stock and any other affected class or series of preferred stock that bears dividends on a non-cumulative basis, these voting rights shall continue until full dividends have been paid for at least one year. In the case of any class or series of preferred stock that bears dividends on a cumulative basis, these voting rights shall continue until cumulative dividends have been paid in full.

          So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Articles of Organization, the vote or consent of the holders of at least a majority of the shares of Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  •
  any amendment of our Articles of Organization to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment, alteration or repeal of any provision of our Articles of Organization or by-laws that would alter or change the voting powers, preferences or special rights of the Preferred Stock so as to affect them adversely; provided that the amendment of the Articles of Organization so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class or series or any securities convertible into shares of any class or series of Dividend Parity Stock or other capital stock of ours ranking on a parity with the Preferred Stock in the distribution of assets on our liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Preferred Stock; or

  •
  any merger or consolidation of us with or into any entity other than a corporation, or any merger or consolidation of us with or into any other corporation if we are not the surviving corporation in such merger or consolidation and if the Preferred Stock is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, if such change were effected by amendment of our Articles of Organization, would not require a vote of the holders of the Preferred Stock under the preceding paragraph.

          Maturity.    The Preferred Stock does not have any maturity date, and State Street is not required to redeem the Preferred Stock. Accordingly, the Preferred Stock will remain outstanding indefinitely, unless and until State Street decides to redeem it. State Street may not redeem the Preferred Stock without receiving the prior approval of the Federal Reserve.

          Preemptive Rights.    Holders of shares of Preferred Stock will have no preemptive rights.

What are Stripped APEX and Capital APEX, and how can I exchange Normal APEX for Stripped APEX and Capital APEX?

          After the offering, you may consider it beneficial either to hold Capital APEX, which corresponds only to Junior Subordinated Debentures but not to Stock Purchase Contracts, or to realize income from their sale. These investment choices are facilitated by exchanging Normal APEX and certain U.S. Treasury securities for Stripped APEX and Capital APEX. At your option, at any time during an Exchange Period, you may elect to exchange Normal APEX for Stripped APEX and Capital APEX by substituting certain U.S. Treasury securities, which we refer to as "Qualifying Treasury Securities," for the pledged Junior Subordinated Debentures. See "Description of the APEX — Exchanging Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX" on page S-66. The Trust will pledge the substituted Qualifying Treasury Securities to secure its obligations under the Stock Purchase Contracts corresponding to the Stripped APEX, and the Collateral Agent will release the pledged Junior Subordinated Debentures from the pledge, but they will continue to be property of the Trust corresponding to the Capital APEX.

          Each Stripped APEX will have a liquidation amount of $1,000 and will initially be a beneficial interest in the Trust corresponding to:

  •
  a 1/100th interest in a Stock Purchase Contract; and

  •
  a Qualifying Treasury Security having a principal amount of $1,000 and maturing at least one business day prior to September 15, 2008 (for the period to such date if Stripped APEX are outstanding before such date) and thereafter the next succeeding March 15, June 15, September 15 or December 15 (or if any such day is not a business day, the next business day).

          On the Stock Purchase Date, the Trust will use the proceeds of the Qualifying Treasury Securities to satisfy its obligations under the Stock Purchase Contracts corresponding to the Stripped APEX, as a result of which each Stripped APEX, like each Normal APEX, will represent 1/100th of a share of Preferred Stock held by the Trust. On the next business day, each Stripped APEX will automatically, without any action by holders being necessary, be and become a Normal APEX with the same liquidation amount. If, however, there has been a Failed Remarketing, as described under "What happens if the Remarketing Agent cannot remarket the Junior Subordinated Debentures for settlement on or before February 13, 2012?" on page S-31, and we have paid deferred interest on the Junior Subordinated Debentures on the Stock Purchase Date in Additional Subordinated Debentures, as described under "When can the Trust defer or skip distributions on the APEX?" on page S-23, the Stripped APEX will not become Normal APEX until we have paid all amounts due on these Additional Subordinated Debentures.

          Each Capital APEX will have a liquidation amount of $1,000 and will represent a beneficial interest in the Trust corresponding to a Junior Subordinated Debenture with a principal amount of $1,000. The Trust will not pledge the Junior Subordinated Debentures that are the corresponding assets for the Capital APEX to secure its obligations under the Stock Purchase Contracts.

          After you have exchanged Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX, you may exchange them back into Normal APEX during any Exchange Period. In that event, Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the Capital APEX will be substituted under the pledge for the same principal amount of Qualifying Treasury Securities, which will be released from the pledge and delivered to you. If you elect to exchange Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX, or vice versa, you will be responsible for any related fees or expenses incurred by the Trust, the Collateral Agent, the Custodial Agent or the Transfer Agent.

          The following diagrams illustrate the exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX and vice versa:

What distributions or payments will be made to holders of the Normal APEX, Stripped APEX and Capital APEX?

          General.    The Normal APEX, Stripped APEX and Capital APEX are beneficial interests in the Trust, with the financial entitlements of each such series corresponding to the financial entitlements of the Trust in the corresponding assets for such series. Accordingly, the Trust will make distributions on Normal APEX, Stripped APEX and Capital APEX only when and to the extent it has funds on hand available to make such distributions from receipt of payments on the corresponding assets for each respective series. Similarly, if we exercise our right to defer payment of interest on the Junior Subordinated Debentures or Contract Payments, or to pay partial dividends or skip dividends on the Preferred Stock once issued, the Trust will defer or pay partial or skip corresponding distributions on the Normal APEX, Stripped APEX and Capital APEX, as applicable.

          The distribution dates for Normal APEX and Stripped APEX, which we call "Regular Distribution Dates," are:

  •
  each March 15 and September 15 occurring prior to and including the later of March 15, 2011 and the Stock Purchase Date, or if any such day is not a business day, the next business day, commencing September 15, 2008 (or in the case of Stripped APEX, the first such date on which Stripped APEX are outstanding);

  •
  after the later of March 15, 2011 and the Stock Purchase Date, each March 15, June 15, September 15 and December 15, or if any such day is not a business day, the next business day; and

  •
  the Stock Purchase Date if not otherwise a Regular Distribution Date;

provided that the last Regular Distribution Date for the Stripped APEX will be the Stock Purchase Date or, if later, the date on which no Additional Subordinated Debentures issued in respect of deferred contract payments are outstanding.

          The distribution dates for Capital APEX, which we call "Capital APEX Distribution Dates," are:

  •
  each March 15 and September 15, commencing on the later of the first such date on which Capital APEX are outstanding and September 15, 2008 and continuing through and including the last such date to occur prior to the Remarketing Settlement Date, or if any such day is not a business day, the next business day; and

  •
  thereafter for so long as Capital APEX remain outstanding, each day on which interest is payable on the Junior Subordinated Debentures.

          Also, prior to the Stock Purchase Date, the Trust will make additional distributions on the Stripped APEX relating to the Qualifying Treasury Securities quarterly on each March 15, June 15, September 15 and December 15, or if any such day is not a business day, the next business day, which we call "Additional Distribution Dates," or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable, commencing on the later of the first such day after Stripped APEX are outstanding and June 15, 2008.

          We use the term "Distribution Date" to mean a Regular Distribution Date, a Capital APEX Distribution Date or an Additional Distribution Date. A "Distribution Period" is (i) with respect to Normal APEX, Stripped APEX and Trust Common Securities, each period of time beginning on a Regular Distribution Date (or the date of original issuance in the case of the Distribution Period ending in September 2008) and continuing to but not including the next succeeding Regular Distribution Date for such series; and (ii) with respect to Capital APEX, each period of time beginning on a Capital APEX Distribution Date (or the date of original issuance of the APEX in the case of the Distribution Period ending in September 2008) and continuing to but not including the next succeeding Capital APEX Distribution Date.

          Distributions made for periods prior to the later of March 15, 2011 and the Stock Purchase Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and distributions for periods beginning on or after such date will be calculated on the basis of a 360-day year and the number of days actually elapsed.

          Normal APEX.    Distributions on Normal APEX will be payable on each Regular Distribution Date:

  •
  from January 25, 2008 through the later of March 15, 2011 and the Stock Purchase Date, accruing at a rate equal to 8.250% per annum for each Distribution Period ending prior to such date, and thereafter accruing at an annual rate equal to Three-Month LIBOR for such Distribution Period plus 4.990%; and

  •
  on a cumulative basis for each Regular Distribution Date to and including the Stock Purchase Date and on a non-cumulative basis thereafter.

          The distributions paid on any Regular Distribution Date will include any additional amounts or deferred interest amounts received by the Trust on the Junior Subordinated Debentures or deferred Contract Payments received by the Trust on Stock Purchase Contracts, in each case that are corresponding assets for the Normal APEX, as well as payments of interest on and principal of any subordinated debentures we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Debentures or deferred Contract Payments. See "When can the Trust defer or skip distributions on the APEX?" below.

          Stripped APEX.    Distributions on Stripped APEX will be payable on each Regular Distribution Date on or prior to the Stock Purchase Date:

  •
  at the annual rate of 2.249%, accruing for each Stripped APEX from the Regular Distribution Date immediately preceding its issuance, and

  •
  on a cumulative basis.

          The distributions paid on any Regular Distribution Date will include any deferred Contract Payments received by the Trust on Stock Purchase Contracts that are corresponding assets for the Stripped APEX. The Trust will also distribute to holders of Stripped APEX a pro rata portion of each payment received in respect of interest on or principal of any subordinated debentures we issue to the Trust on the Stock Purchase Date in respect of deferred Contract Payments.

          Additionally, on each Additional Distribution Date (or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable), each holder of Stripped APEX will also receive a pro rata distribution from the Trust of the amount by which the proceeds of the Qualifying Treasury Securities pledged by the Trust in respect of Stock Purchase Contracts maturing at least one business day prior to such date exceed the amount required to purchase replacement Qualifying Treasury Securities. We refer to these distributions as "Excess Proceeds Distributions."

          Capital APEX.    Distributions on Capital APEX will be payable on each Capital APEX Distribution Date prior to the Stock Purchase Date at the annual rate of 6.001%, accruing for each Capital APEX from the Capital APEX Distribution Date immediately preceding its issuance.

          If we successfully remarket the Junior Subordinated Debentures as described under "What is a Remarketing?" on page S-26 and you do not elect to dispose of your Capital APEX in connection with the Remarketing, any changes we make to the interest rate and interest payment dates for the Junior Subordinated Debentures will be reflected in the distribution rate and distribution payment dates applicable to the Capital APEX. The Trust will redeem the Capital APEX in exchange for Junior Subordinated Debentures (or, if we elect to remarket the Junior Subordinated Debentures as capital securities as described under "What is a Remarketing?" on page S-26, in exchange for capital securities of the new trust) promptly after the Remarketing Settlement Date.

          On and after the Remarketing Settlement Date (if the redemption described above has not been completed) or in the event of a Failed Remarketing, the Stock Purchase Date, holders of Capital APEX will be entitled to receive distributions on the dates and in the amounts that we pay interest on the Junior Subordinated Debentures, as described under "What are the basic terms of the Junior Subordinated Debentures?" on page S-13. The distributions paid on any Capital APEX Distribution Date will include any additional amounts or deferred interest amounts received by the Trust on the Junior Subordinated Debentures that are corresponding assets for the Capital APEX, as well as payments of interest on and principal of any subordinated debentures we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Debentures in the event of a Failed Remarketing.

When can the Trust defer or skip distributions on the APEX?

          The Trust will make distributions on each series of APEX only to the extent it has received payments on the corresponding assets of such series — that is, interest payments on the Junior Subordinated Debentures, Contract Payments on the Stock Purchase Contracts and dividends on the Preferred Stock. Accordingly, the Trust will defer or skip distributions on any series of APEX whenever we are deferring or skipping payments on the assets that correspond to that series. Thus, if we are deferring Contract Payments at any time prior to the Stock Purchase Date, the Trust will defer that portion of the distributions on the Normal APEX and Stripped APEX that corresponds to the Contract Payments.

          Similarly, if we are deferring interest payments on the Junior Subordinated Debentures, the Trust will defer that portion of the distributions on the Normal APEX (prior to the Remarketing Settlement Date) that corresponds to the interest payments, and will defer the distributions on the Capital APEX. If we skip any dividend on the Preferred Stock, the Trust will skip the corresponding distribution on Normal APEX after the Stock Purchase Date. The Trust will not be entitled to defer Excess Proceeds Distributions on the Stripped APEX. The Trust will not make a distribution on the Normal APEX after the Stock Purchase Date on any Distribution Date to the extent we do not declare and pay a dividend on the Preferred Stock, and you will have no entitlement to receive these distributions at a later date.

          Stock Purchase Contracts.    We may, at our option, and will if so directed by the Federal Reserve, defer Contract Payments at any time and from time to time. We may elect, and will elect if so directed by the Federal Reserve, to defer payments on more than one occasion. Deferred Contract Payments will accrue interest until paid, compounded on each Regular Distribution Date, at the rate per annum originally applicable to the Junior Subordinated Debentures. If we elect to defer Contract Payments on the Stock Purchase Contracts until the Stock Purchase Date, then we will pay the Trust the deferred Contract Payments on the Stock Purchase Date in additional junior subordinated debentures, or "Additional Subordinated Debentures." The Additional Subordinated Debentures will:

  •
  have a principal amount equal to the aggregate amount of deferred Contract Payments as of the Stock Purchase Date;

  •
  mature on the later of March 15, 2013 and five years after commencement of the related deferral period;

  •
  bear interest at a rate per annum equal to the rate of interest originally applicable to the Junior Subordinated Debentures;

  •
  be subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Junior Subordinated Debentures;

  •
  permit us to optionally defer interest on the same basis as the Junior Subordinated Debentures; and

  •
  be redeemable by us at any time prior to their stated maturity.

          The Additional Subordinated Debentures will be issued as a new series of debentures under our junior subordinated indenture described in this prospectus supplement under "Description of the Junior Subordinated Debentures" on page S-95.

          Interest on the Junior Subordinated Debentures.    We may, at our option, and will if so directed by the Federal Reserve, defer the interest payments due on the Junior Subordinated Debentures at any time and from time to time. We may elect to defer interest payments on more than one occasion. Deferred interest will accrue additional interest, compounded on each Regular Distribution Date, from the relevant interest payment date during any deferral period, at the rate borne by the Junior Subordinated Debentures at such time, to the extent permitted by applicable law. We may not defer interest payments that we are otherwise obligated to pay in cash for any period of time that exceeds five years with respect to any deferral period or that extends beyond the maturity date of the Junior Subordinated Debentures. If on the Stock Purchase Date any interest accrued on the Junior Subordinated Debentures has not been paid in cash and there is a Failed

Remarketing, then we will pay the Trust the deferred interest on the Stock Purchase Date in the form of Additional Subordinated Debentures.

          Restrictions Resulting from a Deferral.    Subject to certain exceptions as described under "Description of the Junior Subordinated Debentures — Restrictions on Certain Payments, including on Deferral of Interest" on page S-107, during any period in which we defer interest payments on the Junior Subordinated Debentures or Contract Payments on the Stock Purchase Contracts, including any period prior to the payment in full of any Additional Subordinated Debentures, in general we and our subsidiaries cannot:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

  •
  make any interest, principal or premium payment on, or repay, repurchase or redeem, any of our debt securities that rank equally with or junior to the Junior Subordinated Debentures, except that in connection with a Failed Remarketing we may pay interest in Additional Subordinated Debentures and we may repurchase Junior Subordinated Debentures in exchange for Preferred Stock; or

  •
  make any payment on any guarantee that ranks equal or junior to the Guarantee related to the APEX.

          If we exercise our right to defer payments of stated interest on the Junior Subordinated Debentures, we intend to treat the Junior Subordinated Debentures as reissued, solely for U.S. federal income tax purposes, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by Treasury regulations. As a result, the income that you would be required to accrue would exceed the interest payments that you would actually receive. See "Certain U.S. Federal Income Tax Consequences" on page S-135.

          Dividends on the Preferred Stock.    We may pay a partial dividend or skip a dividend payment on the Preferred Stock at any time. During any Dividend Period, so long as any shares of Preferred Stock remain outstanding, unless the full dividends for the then-current Dividend Period on all outstanding shares of Preferred Stock have been paid, or declared and funds set aside therefor, no dividend whatsoever shall be paid or declared on State Street's common stock or other junior stock, other than a dividend payable solely in junior stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will we pay to or make available any monies for a sinking fund for the redemption of, any of our common stock or other junior stock unless we have paid full dividends on the Preferred Stock for the most recently completed Dividend Period. However, the foregoing provisions shall not restrict the ability of any of our affiliates to engage in any market-making transactions in our junior stock in the ordinary course of business.

          On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Preferred Stock and any Dividend Parity Stock, all dividends paid or declared for payment on that Dividend Payment Date with respect to the Preferred Stock and the Dividend Parity Stock shall be shared, first, ratably by the holders of any such shares, if any, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods, and thereafter by the holders of these shares on a pro rata basis.

What is the maturity of the APEX, and may the Trust redeem the APEX?

          The APEX have no stated maturity. The Trust must redeem the Normal APEX upon redemption of the Preferred Stock and it must redeem the Capital APEX in kind in exchange for Junior Subordinated Debentures or for cash (if you have so elected) in connection with a successful Remarketing. The consequences of an unsuccessful Remarketing are described under "Are there limitations on our or the Trust's right to redeem or repurchase the APEX?" on page S-35. The redemption price of each APEX will equal the redemption price of the corresponding assets. Our right to redeem the Junior Subordinated Debentures and the redemption price of the Junior Subordinated Debentures is described under "What are the basic terms of the Junior Subordinated Debentures? — Maturity and Redemption" on page S-13. Our right to redeem the Preferred Stock and the redemption price of the Preferred Stock is described under "What are the basic terms of the Preferred Stock? — Redemption" on page S-17. The Property Trustee will give not less than 30 days' (or not less than 20 days' in the case of a redemption in kind after a successful Remarketing) nor more than 60 days' notice of redemption by mail to holders of the APEX.

What is a Remarketing?

          For each Normal APEX, the Trust will pledge $1,000 principal amount of Junior Subordinated Debentures to secure its obligation to pay the purchase price for 1/100th of a share of Preferred Stock on the Stock Purchase Date. To provide the Trust with the funds necessary to pay the purchase price of the Preferred Stock under the Stock Purchase Contracts, the Trust will attempt to sell the Junior Subordinated Debentures in a process we call a "Remarketing." Each Remarketing will occur during a "Remarketing Period" that begins on the seventh business day immediately preceding a February 13, May 16, August 16 or November 15, or if such day is not a business day, the immediately preceding business day, and continues for five business days or until a successful Remarketing occurs, if earlier, with the related Remarketing (if successful) settling on such February 13, May 16, August 16 or November 15, or if such day is not a business day, the immediately preceding business day, which is the "Remarketing Settlement Date." Unless an Early Settlement Event shall have occurred as described under "What is an Early Remarketing?" on page S-30, the first Remarketing Period will begin on the seventh business day immediately preceding February 13, 2011, or if such day is not a business day, the immediately preceding business day, which will be the Remarketing Settlement Date if the Remarketing is successful.

          As a holder of Normal APEX, you are not required to take any action in connection with a Remarketing, but you may elect during any Exchange Period prior to such Remarketing to exchange your Normal APEX for Stripped APEX and Capital APEX if the Remarketing is successful. If you do so, Junior Subordinated Debentures having a principal amount equal to the liquidation amount of your Normal APEX will be excluded from the Remarketing. To make this election, you will also be required to deliver Qualifying Treasury Securities in the same principal amount to the Collateral Agent prior to the Remarketing. Upon a successful Remarketing, the Trust will receive the net proceeds of the pledged Junior Subordinated Debentures sold in the Remarketing and use the proceeds to acquire certain U.S. Treasury securities. These U.S. Treasury securities will be substituted for the pledged Junior Subordinated Debentures and will provide the Trust with sufficient cash on the Stock Purchase Date to purchase the Preferred Stock and to make a payment to holders of Normal APEX (other than those making the election described above) in the amount they would have received in respect of interest accrued on the Junior Subordinated Debentures through the Stock Purchase Date had they not been successfully remarketed and the interest rate not been reset as described below. If we are deferring interest on the Junior Subordinated Debentures at the time of a successful Remarketing, the Remarketing proceeds invested in U.S. Treasury securities will also enable the Trust to make a cash payment to holders of the Normal APEX on the Stock Purchase Date in the amount of the accrued and unpaid interest on the Junior Subordinated Debentures.

          If you hold Capital APEX and elect to dispose of them in the event of a successful Remarketing as described below, your Capital APEX will be redeemed for cash out of the proceeds of the Remarketing. If you do not make this election, your Capital APEX will be redeemed in exchange for Junior Subordinated Debentures promptly after the Remarketing Settlement Date.

          We will enter into a remarketing agreement, or "Remarketing Agreement," with a nationally recognized investment bank, as remarketing agent, or "Remarketing Agent," which will agree to use its commercially reasonable efforts as Remarketing Agent to sell the Junior Subordinated Debentures included in the Remarketing at a price that results in proceeds, net of any remarketing fee, of at least 100% of their Remarketing Value. The "Remarketing Value" of each Junior Subordinated Debenture will be equal to the present value on the Remarketing Settlement Date of an amount equal to the principal amount of such Junior Subordinated Debentures, plus the interest payable on such Junior Subordinated Debentures on the next Regular Distribution Date, including any deferred interest, assuming for this purpose, even if not true, that the interest rate on the Junior Subordinated Debentures remains at the interest rate in effect immediately prior to the Remarketing and all accrued and unpaid interest on the Junior Subordinated Debentures is paid in cash on such date. To obtain that value, the Remarketing Agent may reset the interest rate on the Junior Subordinated Debentures to a new fixed rate, or "Reset Rate," or to a new floating rate equal to an index plus a spread, or "Reset Spread," that will apply to all outstanding Junior Subordinated Debentures, whether or not included in the Remarketing, and will become effective on the Remarketing Settlement Date. If we elect a floating rate, we also have the option to change the interest payment dates and manner of calculation of interest on the Junior Subordinated Debentures to correspond with the market conventions applicable to debentures bearing interest at a rate based on the applicable index. The Junior Subordinated Debentures will bear interest at the new rate from and after the Remarketing Settlement Date.

          As noted above, if you hold Normal APEX and prefer to retain your economic interest in the Junior Subordinated Debentures represented by your Normal APEX if a Remarketing is successful, you may elect to exchange them for Stripped APEX and Capital APEX. To make this election, you must, by 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period, deliver your Normal APEX to the Transfer Agent and, for each Normal APEX, also deliver $1,000 principal amount of Qualifying Treasury Securities to the Collateral Agent, all as described in "Description of the APEX — Remarketing of the Junior Subordinated Debentures — Normal APEX" on page S-74. If the Remarketing is successful, on the Remarketing Settlement Date, the Qualifying Treasury Securities you delivered will be substituted under the pledge for the Junior Subordinated Debentures, you will be deemed to have exchanged your Normal APEX for Stripped APEX and Capital APEX, your Normal APEX will be cancelled and the Stripped APEX and Capital APEX will be delivered to you. If the Remarketing is unsuccessful, your Normal APEX and Qualifying Treasury Securities will be returned to you.

          If you hold Capital APEX, you may elect to dispose of them in connection with the Remarketing, as a result of which you will receive an amount in cash equal to the Remarketing Value of the corresponding Junior Subordinated Debentures on the Remarketing Settlement Date if

the Remarketing is successful. To make this election, you must deliver your Capital APEX to the Transfer Agent by 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period, as described in "Description of the APEX — Remarketing of the Junior Subordinated Debentures — Capital APEX" on page S-75. If the Remarketing is not successful, your Capital APEX will remain outstanding. Since distributions on the Capital APEX correspond to interest on the Junior Subordinated Debentures, the new interest rate established in a successful Remarketing will also apply to any Capital APEX that are not disposed of in connection with the Remarketing.

          The Reset Rate or Reset Spread will be determined in the Remarketing such that the proceeds from the Remarketing, net of any remarketing fee, will be at least 100% of the Remarketing Value; provided that the Reset Rate may not exceed the Fixed Rate Reset Cap or the Reset Spread may not exceed the Floating Rate Reset Cap, as applicable, in connection with the first four Remarketing Periods. The "Fixed Rate Reset Cap" will be the prevailing market yield, as determined by the Remarketing Agent, of the benchmark U.S. Treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the Junior Subordinated Debentures may be redeemed at our option in the event of a successful Remarketing, plus 500 basis points, or 5.000% per annum, and the "Floating Rate Reset Cap," which the Reset Spread may not exceed, will be 440 basis points, or 4.400% per annum. However, the Remarketing Agent will, with respect to the fifth Remarketing Period, if any, determine the Reset Rate without regard to the Fixed Rate Reset Cap and the Reset Spread without regard to the Floating Rate Reset Cap, as applicable.

          In connection with a Remarketing, we also may elect:

  •
  to no longer subordinate the Junior Subordinated Debentures to our senior and subordinated debt;

  •
  to remove the optional deferral feature of the Junior Subordinated Debentures;

  •
  to change the date after which the Junior Subordinated Debentures will be redeemable at our option to any date on or after the later of March 15, 2013 and the date that is two years after the Remarketing Settlement Date;

  •
  to change the redemption price at which the Junior Subordinated Debentures will be redeemable, provided that no redemption price may be less than the principal plus accrued and unpaid interest (including additional interest) on the Junior Subordinated Debentures; or

  •
  to move the maturity date of the Junior Subordinated Debentures up to any date on or after the later of March 15, 2013 and the date that is two years after the Remarketing Settlement Date;

provided that if we are deferring interest on the Junior Subordinated Debentures at the time of the Remarketing, we may not elect a maturity date or specify an optional redemption date that is earlier than five years after commencement of the deferral period.

          We may also elect to remarket the Junior Subordinated Debentures in the form of capital securities. If we make this election, we will establish a new Delaware statutory trust and offer its capital securities in the Remarketing instead of the Junior Subordinated Debentures. If the Remarketing is successful, the new trust will purchase the Junior Subordinated Debentures included in the Remarketing from the Trust with the proceeds of the trust common securities of the new trust, which we will purchase, and the proceeds of the capital securities sold in the Remarketing, and the Trust will exchange the Junior Subordinated Debentures not included in the Remarketing for additional capital securities of the new trust.

          Each Remarketing Period will last for five consecutive business days. On any day other than the last day of a Remarketing Period, we will have the right, in our absolute discretion and without prior notice to the holders of the APEX, to postpone the Remarketing until the following business day.

          The following diagram shows the principal features of a Remarketing:

Remarketing Period — About One Month Prior to Stock Purchase Date

  1.
  The Junior Subordinated Debentures owned by the Trust and pledged to State Street are remarketed to new investors.

  2.
  Net proceeds from the Remarketing are invested in certain U.S. Treasury securities that will be used to purchase the Preferred Stock under the Stock Purchase Contracts and, combined with the final semi-annual Contract Payment on the Stock Purchase Contracts, make the final semi-annual payment due to holders of the Normal APEX on the Stock Purchase Date at the rate of 8.250% per annum of their liquidation amount, which is the initial combined distribution rate on the Normal APEX.

What happens if the first Remarketing is not successful?

          If the Remarketing Agent cannot remarket the Junior Subordinated Debentures during the first Remarketing Period at a price that results in proceeds, net of any remarketing fee, of at least 100% of their Remarketing Value, then:

  •
  the interest rate on the Junior Subordinated Debentures will not be reset;

  •
  the Junior Subordinated Debentures will continue to bear interest at the interest rate originally applicable;

  •
  the Remarketing Agent will attempt to establish a Reset Rate or Reset Spread meeting the requirements described under "What is a Remarketing?" on page S-26 and remarket the Junior Subordinated Debentures in subsequent Remarketing Periods; and

  •
  the subsequent Remarketing Periods shall begin on the seventh business day immediately preceding each of May 16, 2011, August 16, 2011, November 15, 2011 and February 13, 2012 (or if any such day is not a business day, the immediately preceding business day), which date shall be the Remarketing Settlement Date in the event of a successful Remarketing.

          Any Remarketing after the first Remarketing will be subject to the same conditions and procedures described under "What is a Remarketing?" on page S-26, except that if a successful Remarketing has not previously occurred and, as a result, the Remarketing Agent attempts a Remarketing beginning on the seventh business day immediately preceding February 13, 2012, the Reset Rate for that Remarketing will not be subject to the Fixed Rate Reset Cap or the Reset Spread for that Remarketing will not be subject to the Floating Rate Reset Cap, as applicable.

What is an Early Remarketing?

          If an Early Settlement Event occurs, as described under "What is an Early Settlement Event?" on page S-30, the Remarketing process will be moved up such that the first Remarketing Period will begin on the seventh business day prior to the next February 13, May 16, August 16 or November 15, or if any such day is not a business day, the immediately preceding business day, that is at least 30 days after the occurrence of the Early Settlement Event. We will conduct an "Early Remarketing" in which:

  •
  the first, second, third and fourth Remarketing attempts will be on the basis that the Junior Subordinated Debentures will be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, but may, at our election, be remarketed as senior notes; and

  •
  the fifth and last Remarketing attempt will be on the basis that the Junior Subordinated Debentures will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, and may, at our election, be remarketed as senior notes.

          If the first Remarketing attempt in an Early Remarketing is not successful, up to four additional attempts will be made beginning on the seventh business day prior to the next February 13, May 16, August 16 or November 15, or if any such day is not a business day, the immediately preceding business day, as applicable, immediately following the first Remarketing Period, which date shall be the Remarketing Settlement Date in the event of a successful Remarketing, and the Stock Purchase Date shall be the March 15, June 15, September 15 or December 15 immediately following the Remarketing Settlement Date or the final unsuccessful attempt, or on the next business day if not a business day. In the case of an Early Settlement Event resulting from the entry of an order for dissolution of the Trust by a court of competent jurisdiction, however, there shall be only one Remarketing Period and the Reset Rate shall not be subject to the Fixed Rate Reset Cap or the Reset Spread shall not be subject to the Floating Rate Reset Cap, as applicable. If that Remarketing is not successful, it shall be deemed a Failed Remarketing and the Stock Purchase Date shall be the next succeeding March 15, June 15, September 15 or December 15, or if such day is not a business day, the next business day.

What is an Early Settlement Event?

          An "Early Settlement Event" shall be deemed to occur if:

  •
  our "total risk-based capital ratio" is less than 10%;

  •
  our "tier 1 risk-based capital ratio" is less than 6%;

  •
  our "leverage capital ratio" is less than 4%;

  •
  the Federal Reserve, in its discretion, anticipates that we may fail one or more of the capital tests referred to above in the near term and delivers a notice to us so stating; or

  •
  the Trust is dissolved pursuant to the entry of an order for dissolution by a court of competent jurisdiction.

          The related Early Settlement Event in the case of the tests described in the first three bullets will be deemed to occur on the date we file a Form FR Y-9C showing in Schedule HC-R (or successor forms) that the related capital measure has been failed.

If I hold Capital APEX, may I dispose of them in a Remarketing?

          If you hold Capital APEX, you may elect to dispose of them in the Remarketing. If the Remarketing is successful, you would then receive an amount equal to the Remarketing Value of the corresponding Junior Subordinated Debentures on the Remarketing Settlement Date. You may wish to make this election if you think that you would not want to hold Capital APEX after the Remarketing because of the changes in the distribution rate and other terms that may occur as a result of the Remarketing. To make this election, you must deliver your Capital APEX to the Transfer Agent for the APEX by 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period, as described in "Description of the APEX — Remarketing of the Junior Subordinated Debentures — Capital APEX" on page S-75.

What happens if the Remarketing Agent cannot remarket the Junior Subordinated Debentures for settlement on or before February 13, 2012?

          If the Remarketing Agent fails to remarket the Junior Subordinated Debentures successfully by the end of the fifth Remarketing Period, which except in an Early Remarketing would be the five-business day period beginning on the seventh business day prior to February 13, 2012, the interest rate on the Junior Subordinated Debentures will not be reset and they will continue to accrue interest at the interest rate that would otherwise apply. We refer to this situation as a "Failed Remarketing." In the event of a Failed Remarketing, we may move the maturity date of the Junior Subordinated Debentures to any date on or after the later of March 15, 2013 and the date that is two years after the fifth, or in the case of an Early Settlement Event resulting from the entry of an order for dissolution of the Trust by a court of competent jurisdiction, the first and only, scheduled Remarketing Settlement Date; provided that if we are deferring interest on the Junior Subordinated Debentures at the time of the Remarketing, we may not elect a maturity date that is earlier than five years after commencement of the deferral period.

          Following a Failed Remarketing, on the Stock Purchase Date we will exercise our rights as a secured party and, subject to applicable law, retain the Junior Subordinated Debentures pledged to secure the Trust's obligations under the Stock Purchase Contracts or their proceeds under the Collateral Agreement or sell the Junior Subordinated Debentures in one or more public or private sales. In either case, together with the application of the proceeds at maturity of any Qualifying Treasury Securities held by the Collateral Agent, this would satisfy the Trust's obligations under the Stock Purchase Contracts in full and we would deliver the Preferred Stock to the Trust. We will pay any accrued and unpaid interest not otherwise paid in cash on the Junior Subordinated Debentures pledged to us by the Trust in Additional Subordinated Debentures. Holders of Normal APEX and Capital APEX will receive distributions corresponding to payments of principal of and interest on these Additional Subordinated Debentures received by the Trust.

Stock Purchase Date — Settlement After Failed Remarketing

  1.
  If five Remarketing attempts fail, State Street will exercise its rights under the Collateral Agreement either to retain the Junior Subordinated Debentures or dispose of them and apply the proceeds in settlement of the Stock Purchase Contracts. In either case, the Trust's obligations under the Stock Purchase Contracts will be satisfied in full and State Street will deliver the Preferred Stock to the Trust and make a final semi-annual Contract Payment on the Stock Purchase Contracts.

  2.
  The Trust uses the final semi-annual Contract Payment and the interest payment due on the Stock Purchase Date on the Junior Subordinated Debentures to make a distribution to holders of the Normal APEX at the rate of 8.250% per annum of their liquidation amount, which is the initial combined distribution rate on the Normal APEX.

After the Settlement of the Stock Purchase Contracts

          After settlement of the Stock Purchase Contracts on the Stock Purchase Date, for each $1,000 liquidation amount of Normal APEX and Stripped APEX the Trust will own 1/100th of a share of Preferred Stock.

What happens on the Stock Purchase Date?

          If there has been a successful Remarketing, on the Stock Purchase Date, a portion of the cash proceeds of the U.S. Treasury securities purchased with the net proceeds of the Remarketing together with the cash proceeds of the Qualifying Treasury Securities, automatically will be applied towards satisfying the Trust's obligation to purchase Preferred Stock under the Stock Purchase Contracts, and we will issue the Preferred Stock to the Trust. The Trust will apply the remainder of the proceeds of the U.S. Treasury securities purchased with the Remarketing proceeds and the Contract Payments received from State Street to make the distributions due on the Regular Distribution Date to holders of Normal APEX and Stripped APEX. Whether or not there has been a successful Remarketing, holders will not be required to deliver any additional cash or securities to the Trust. We also will use commercially reasonable efforts to list the Normal APEX on the New York Stock Exchange within a 30-day period following the Stock Purchase Date.

          Each Stripped APEX will automatically, without any action by holders being necessary, be and become a Normal APEX on the business day immediately following the Stock Purchase Date, unless there has been a Failed Remarketing and we have issued Additional Subordinated Debentures to the Trust in respect of deferred interest on the Junior Subordinated Debentures, in which case the Stripped APEX will only be and become Normal APEX on the business day after these Additional Subordinated Debentures have been paid in full. The Normal APEX, and the Stripped APEX if then outstanding, will represent a beneficial interest in the Trust corresponding to 1/100th of a share of Preferred Stock. If we have issued Additional Subordinated Debentures to the Trust in respect of deferred interest on the Junior Subordinated Debentures, the Normal APEX, but not the Stripped APEX, will also correspond to these Additional Subordinated Debentures. On the Stock Purchase Date, holders of the Normal APEX and the Stripped APEX will also receive the distributions described under "What distributions or payments will be made to holders of the Normal APEX, Stripped APEX and Capital APEX?" on page S-21.

          The following diagrams show what happens on the Stock Purchase Date if there has been a successful Remarketing during the initially scheduled Remarketing Period for a proposed

Remarketing Settlement Date in March 2011, as well as what assets of the Trust will correspond to after the Stock Purchase Date:

Stock Purchase Date

  1.
  The U.S. Treasury securities purchased with the net proceeds of the Remarketing mature on or prior to the Stock Purchase Date.

  2.
  The Trust purchases the Preferred Stock from State Street for $100,000 per share under the Stock Purchase Contracts using the proceeds at maturity of the Qualifying Treasury Securities and a portion of the proceeds of the U.S. Treasury securities purchased with the net proceeds at the Remarketing. State Street makes the final semi-annual Contract Payment to the Trust.

  3.
  The Trust uses the final semi-annual Contract Payment and the remainder of the proceeds of the U.S. Treasury securities purchased with the net proceeds of the Remarketing to make a distribution to holders of the Normal APEX at the rate of 8.250% per annum of their liquidation amount, which is the initial combined distribution rate on the Normal APEX.

          After settlement of the Stock Purchase Contracts on the Stock Purchase Date, for each $1,000 liquidation amount of Normal APEX and Stripped APEX the Trust will own 1/100th of a share of Preferred Stock.

What happens to the Stock Purchase Contracts in the event of a bankruptcy or merger of State Street?

          The Stock Purchase Contracts, our and the Trust's related rights and obligations under the Stock Purchase Contracts, including the right and obligation to purchase Preferred Stock and the right to receive accrued Contract Payments, automatically will terminate upon our bankruptcy, insolvency or reorganization.

          We will agree not to merge or consolidate with any other person unless the surviving corporation assumes our obligations under the Stock Purchase Contracts and reserves sufficient authorized and unissued shares of preferred stock having substantially the same terms and conditions as the Preferred Stock, such that the Trust will receive, on the Stock Purchase Date, preferred stock having substantially the same rights as the Preferred Stock that it would have received had such merger or consolidation not occurred.

What is the ranking of the Trust's claims against State Street either for the Contract Payments under the Stock Purchase Contracts or for interest or principal on the Junior Subordinated Debentures if State Street were to become insolvent?

          The Trust's claims against us for Contract Payments or for payments of principal and interest on the Junior Subordinated Debentures are subordinated to our indebtedness for money borrowed, including any subordinated debt that is not by its terms expressly made pari passu with or junior to the Junior Subordinated Debentures, as described under "Description of the Junior Subordinated Debentures — Subordination" on page S-97. As mentioned above, your right to receive accrued and unpaid Contract Payments automatically will terminate upon the occurrence of particular events of State Street's bankruptcy, insolvency or reorganization.

          In connection with an Early Remarketing, other than the first attempt at Remarketing, we may elect that our obligations under the Junior Subordinated Debentures shall be remarketed as senior notes.

Are there limitations on our or the Trust's right to redeem or repurchase the APEX?

          Under the Federal Reserve's risk-based capital guidelines applicable to bank holding companies, any redemption of the Junior Subordinated Debentures prior to the Stock Purchase Date and any redemption or repurchase of the APEX is subject to prior approval of the Federal Reserve. See "What are the basic terms of the Junior Subordinated Debentures — Maturity and Redemption" on page S-13 concerning limitations on our right to redeem the Junior Subordinated Debentures before the Stock Purchase Date and "What are the basic terms of the Preferred Stock? — Redemption" on page S-17 concerning limitations on our right to redeem or repurchase shares of Preferred Stock.

          The Trust will redeem the Capital APEX in exchange for Junior Subordinated Debentures promptly after the Remarketing Settlement Date. After the Stock Purchase Date, if the Junior Subordinated Debentures have not been successfully remarketed, or the earlier termination of the Stock Purchase Contracts, the Trust may redeem the Capital APEX, in whole but not in part, in exchange for Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the Capital APEX so redeemed, provided that there are no additional debentures outstanding that were issued in respect of deferred interest on the Junior Subordinated Debentures. The Trust is also required to redeem the Normal APEX upon redemption of the Preferred Stock and to redeem any outstanding Capital APEX upon the maturity or earlier redemption of the Junior Subordinated Debentures, in each case out of the proceeds of the corresponding security.

When can the Trust be dissolved?

          The Trust may only be dissolved: (i) upon a bankruptcy, dissolution or liquidation of the holder of the Trust Common Securities, (ii) at any time after the Stock Purchase Date or earlier termination of the Stock Purchase Contracts, upon the direction of the holder of the Trust Common Securities, (iii) upon the redemption of all the APEX in accordance with the provisions of the Trust Agreement, or (iv) upon the entry of an order for the dissolution of the Trust by a court of competent jurisdiction. The dissolution of the Trust pursuant to the entry of an order for dissolution will constitute an Early Settlement Event if it occurs prior to the Stock Purchase Date and the Stock Purchase Contracts have not otherwise been terminated.

          Upon the dissolution, after satisfaction of liabilities of creditors of the Trust, holders of each series of APEX will generally receive corresponding assets of the Trust in respect of their APEX, which may in the case of Normal APEX consist of depositary receipts in respect of their beneficial interests therein, and the APEX will no longer be deemed to be outstanding.

What is the extent of our Guarantee?

          Pursuant to a guarantee, or "Guarantee," that we will execute and deliver for the benefit of holders of APEX, we will irrevocably guarantee, on a junior subordinated basis, the payment in full of the following:

  •
  any accumulated and unpaid distributions required to be paid on the APEX, to the extent the Trust has funds available to make the payment;

  •
  the redemption price for any APEX called for redemption, to the extent the Trust has funds available to make the payment; and

  •
  upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to the holders of the APEX, the lesser of:

  •
  the aggregate of the liquidation amount and all accumulated and unpaid distributions on the APEX to the date of payment, to the extent the Trust has funds available to make the payment; and

  •
  the amount of assets of the Trust remaining available for distribution to holders of the APEX upon liquidation of the Trust.

          Our obligations under the Guarantee are unsecured, are subordinated to and junior in right of payment to all of our secured and senior and subordinated debt and will rank on a parity with any other similar guarantees we may issue in the future.

          The APEX, the Guarantee and the Junior Subordinated Debentures do not limit our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to or equally with the Junior Subordinated Debentures and the Guarantee.

          The Guarantee, when taken together with our obligations under the Junior Subordinated Debentures and the Indenture, the Stock Purchase Contracts and the Trust Agreement, including the obligations to pay costs, expenses, debts and liabilities of the Trust, other than liabilities with respect to the Trust securities, has the effect of providing a full and unconditional guarantee by State Street of amounts due on the APEX.

What are the U.S. federal income tax consequences related to the APEX?

          If you purchase Normal APEX in the offering, we will treat you for U.S. federal income tax purposes as having acquired an interest in the Junior Subordinated Debentures and Stock Purchase Contracts held by the Trust. You must allocate the purchase price of the Normal APEX between those Junior Subordinated Debentures and Stock Purchase Contracts in proportion to their respective fair market values, which will establish your initial tax basis in the Junior Subordinated Debentures and the Stock Purchase Contracts. We will treat the fair market value of each interest in the Junior Subordinated Debentures as $1,000 and the fair market value of each Stock Purchase Contract as $0. This position generally will be binding on the beneficial owner of each Normal APEX but not on the Internal Revenue Service.

          Assuming full compliance with the terms of the Trust Agreement and other relevant documents, the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and the Trust intends to treat itself as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, we will treat each U.S. holder (as defined under "Certain U.S. Federal Income Tax Consequences" on page S-135) of Normal APEX as purchasing and owning a beneficial interest in each of the Junior Subordinated Debentures and Stock Purchase Contract and as required to take into account its pro rata share of all items of income, gain, loss or deduction of the Trust.

          We will treat, and by purchasing Normal APEX you agree to treat, the Junior Subordinated Debentures as our indebtedness for U.S. federal income tax purposes. We intend to treat stated interest on the Junior Subordinated Debentures as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting, and by purchasing a Normal APEX you agree to report income on this basis. However, because there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Debentures, other treatments of the Junior Subordinated Debentures are possible. See "Certain U.S. Federal Income Tax Consequences" on page S-135.

          If we exercise our right to defer payments of stated interest on the Junior Subordinated Debentures, we intend to treat the Junior Subordinated Debentures as reissued, solely for U.S. federal income tax purposes, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by U.S. Treasury regulations. As a result, the income that you would be required to accrue would exceed the interest payments that you would actually receive. See "Certain U.S. Federal Income Tax Consequences" on page S-135. We intend to report Contract Payments on the Stock Purchase Contracts as income to you, and by purchasing a Normal APEX you agree to report the Contract Payments as ordinary income that is includible in your gross income at the time the payment is made or accrued, in accordance with your regular method of tax accounting. However, because there is no direct authority under current law that addresses the treatment of the Contract Payments, their treatment is unclear and you may want to consult your tax advisor concerning the U.S. federal income tax treatment of the Contract Payments. See "Certain U.S. Federal Income Tax Consequences" on page S-135.

What are the U.S. federal income tax consequences related to the Preferred Stock?

          Any distribution with respect to the Preferred Stock that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received by the Trust and distributed to you as holder of a Normal APEX after the Stock Purchase Date. Any such dividend will be eligible for the dividends received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction.

What are our expected uses of proceeds from the offering of the APEX?

          We expect to receive net proceeds from this offering of approximately $492,100,000, after expenses and underwriting commissions. The Trust will invest all of the proceeds from the sale of the Normal APEX and the Trust Common Securities in the Junior Subordinated Debentures issued by us.

          We intend to use the net proceeds for general corporate purposes, which include working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, if any, and satisfaction of other obligations. The precise amounts and timing of the application of proceeds will depend on the funding requirements of State Street and its subsidiaries and affiliates.

RISK FACTORS

          An investment in the APEX is subject to the risks described below. You should carefully review the following risk factors and other information contained in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances. In addition, because each APEX sold in the offering will represent a beneficial interest in the Trust, which will own our Junior Subordinated Debentures and enter into Stock Purchase Contracts with us to acquire our Preferred Stock, you are also making an investment decision with regard to the Junior Subordinated Debentures and the Preferred Stock, as well as our Guarantee of the Trust's obligations. You should carefully review all the information in this prospectus supplement about all of these securities.

Risks Related to the APEX

We may defer Contract Payments and interest payments on the Junior Subordinated Debentures, and this may have an adverse effect on the value of the APEX.

          We may at our option, and will if so directed by the Federal Reserve, defer the payment of all or part of the Contract Payments on the Stock Purchase Contracts through the Stock Purchase Date, in which case the Trust would defer distributions of corresponding amounts on the Normal APEX and the Stripped APEX. We also may at our option, and will if so directed by the Federal Reserve, defer interest payments on the Junior Subordinated Debentures and any Additional Subordinated Debentures, in which case the Trust would defer distributions on the Normal APEX, if the deferral occurs prior to the Stock Purchase Date, and on the Capital APEX.

          If the Junior Subordinated Debentures are successfully remarketed, the proceeds will reflect the value of accrued and unpaid interest and, to the extent not applied to purchase U.S. Treasury securities to fund the purchase of the Preferred Stock and the final payment under the Normal APEX, will be paid to the holders of the Normal APEX and Trust Common Securities and holders of Capital APEX who elected to dispose of their Capital APEX in connection with the Remarketing. If the Junior Subordinated Debentures are not successfully remarketed, on the Stock Purchase Date, the Trust will receive Additional Subordinated Debentures in respect of any deferred amounts, which it will hold as additional assets corresponding to the Normal APEX and Capital APEX. If we defer any Contract Payments until the Stock Purchase Date, the Trust will receive Additional Subordinated Debentures, in lieu of a cash payment, which it will hold as additional assets corresponding to the Normal APEX, the Stripped APEX and Trust Common Securities. The Additional Subordinated Debentures that we issue to the Trust in satisfaction of deferred interest or Contract Payments will be deeply subordinated and bear interest at the rate originally applicable to the Junior Subordinated Debentures, which could be less than our then current market rate of interest. In addition, if we exercise our option to defer interest on the Junior Subordinated Debentures, we intend to treat the Junior Subordinated Debentures as reissued, solely for U.S. federal income tax purposes, with original issue discount. As a result, you will be required to continue to accrue income for U.S. federal income tax purposes even though you would not receive current cash payments in respect of the Junior Subordinated Debentures. See "Certain U.S. Federal Income Tax Consequences" on page S-135. Furthermore, if the Stock Purchase Contracts are terminated due to our bankruptcy, insolvency or reorganization, the right to receive Contract Payments and deferred Contract Payments, if any, will also terminate.

          The terms of certain of our outstanding debt obligations prohibit us from making any payment of principal of or interest on the Junior Subordinated Debentures or the Guarantee relating to the APEX and from repaying, redeeming or repurchasing any Junior Subordinated Debentures if an event of default under any indenture governing those debentures has occurred and is continuing or at any time when we have given notice of our election to defer interest thereunder or any amount of deferred interest thereunder that has not been cancelled remains unpaid.

There is no limit on the amount of indebtedness for money borrowed we may issue that ranks senior to the Junior Subordinated Debentures upon our liquidation or in right of payment as to principal or interest.

          Substantially all our existing debt is senior debt. The terms of the Indenture, the Guarantee and the Trust Agreement do not limit our ability to incur additional debt, including secured or unsecured debt. The Junior Subordinated Debentures will be subordinate and junior upon our liquidation to our obligations under all of our indebtedness for money borrowed that is not by its terms made pari passu with or junior to the Junior Subordinated Debentures upon our liquidation.

          "Parity securities" means debt securities or guarantees that rank on a parity with the Junior Subordinated Debentures upon our liquidation. We may issue parity securities as to which we are required to make payments of interest during a deferral period on the Junior Subordinated Debentures that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the Junior Subordinated Debentures permit us to make any payment of principal or deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities. They also permit us to make any payment of current or deferred interest on parity securities and on the Junior Subordinated Debentures during a deferral period that is made pro rata to the amounts due on such parity securities and the Junior Subordinated Debentures.

If the Trust must settle the Stock Purchase Contracts early, you may earn a smaller return on your investment.

          The Remarketing process may begin before February 2011 if certain adverse events described under "Description of the Junior Subordinated Debentures — Early Settlement Events" on page S-105 occur. Although dividends will accrue on the Preferred Stock at the same rate as the combined rate at which Contract Payments and interest on the Junior Subordinated Debentures would have accrued through March 15, 2011, Preferred Stock dividends are non-cumulative and thus the distributions on the Normal APEX would become non-cumulative at an earlier date than expected. The Preferred Stock acquired by the Trust will also rank lower on liquidation of State Street than the Junior Subordinated Debentures. Accordingly, if an Early Settlement Event occurs, the Trust may skip distributions that otherwise would have been cumulative and if State Street becomes insolvent prior to the date on which the Stock Purchase Date would otherwise have occurred, the Trust's claim against State Street in the insolvency will rank lower than it would have ranked.

The Preferred Stock that the Trust purchases on the Stock Purchase Date may be worth less than the amount it pays for it.

          The Trust must buy our Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date at a fixed price of $100,000 per share, or $1,000 for each 1/100th interest in a Stock Purchase Contract corresponding to Normal APEX or Stripped APEX. Although dividends, if declared, will accrue on the Preferred Stock at a floating rate commencing on the later of the Dividend Payment Date in March 2011 and the Stock Purchase Date, the spread from LIBOR was established at the time of this offering. Accordingly, adverse changes in our credit quality may cause the market value of the Preferred Stock that the Trust will purchase on the Stock Purchase Date to be lower than the price per share that the Stock Purchase Contracts require it to pay. Holders of Normal APEX and Stripped APEX are assuming the entire risk that the market value of the Preferred Stock purchased by the Trust will be lower than the purchase price of the Preferred

Stock and that the market value of 1/100th of a share of Preferred Stock corresponding to a Normal APEX may be less than the price they paid for it, and that difference could be substantial.

The return of Pledged Securities on termination of the Stock Purchase Contracts could be delayed if we become subject to a bankruptcy proceeding.

          Notwithstanding the automatic termination of the Stock Purchase Contracts, if we become the subject of a case under the U.S. Bankruptcy Code, imposition of an automatic stay under Section 362 of the Bankruptcy Code, if applicable, or any court-ordered stay may delay the return to the Trust of the securities being held as collateral for the Stock Purchase Contracts, and the delay may continue until the stay has been lifted. The stay will not be lifted until the bankruptcy judge agrees to lift it and return the collateral to the Trust, and the Trust will not be able to distribute the Junior Subordinated Debentures or proceeds from the U.S. Treasury securities purchased with the Remarketing proceeds held as collateral to the holders of the Normal APEX or to distribute the Qualifying Treasury Securities held as collateral to the holders of the Stripped APEX until they are returned to it.

Our obligations to make Contract Payments and payments on the Junior Subordinated Debentures and the Guarantee are subordinate to our payment obligations under our senior debt.

          Our obligations under the Stock Purchase Contract, the Junior Subordinated Debentures and the Guarantee are unsecured and rank junior in right of payment to all of our existing and future senior and subordinated debt as defined under "Description of the Junior Subordinated Debentures—Subordination." As of December 31, 2007, there was approximately $2.325 billion of outstanding debt of State Street and its subsidiaries to which the Junior Subordinated Debentures will be either effectively or contractually subordinated as described in "Risk Factors — The Junior Subordinated Debentures and the Guarantee will be effectively subordinated to the obligations of our subsidiaries," excluding obligations under letters of credit, capital leases, guarantees, foreign exchange contracts and interest swap contracts. In addition, State Street was obligated on December 31, 2007 under letters of credit, capital leases, guarantees, foreign exchange contracts and interest rate swap contracts to which the Junior Subordinated Debentures will be subordinated pursuant to the terms of the Indenture.

          This means that we cannot make any payments on the Stock Purchase Contract, the Junior Subordinated Debentures or under the Guarantee if certain events of default have occurred under our senior and subordinated debt. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior and subordinated debt in full before any payments may be made on the Junior Subordinated Debentures or under the Guarantee.

The Junior Subordinated Debentures and the Guarantee will be effectively subordinated to the obligations of our subsidiaries.

          We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make the Contract Payments and the payments on the Junior Subordinated Debentures, and therefore the payments on the APEX, will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

          In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary's liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, our obligations under the Stock Purchase Contracts, the Junior Subordinated Debentures, and the Guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to our assets as the source of payment for the Junior Subordinated Debentures and the Guarantee.

We guarantee distributions on the APEX only to the extent the Trust has cash available.

          If we do not make a required Contract Payment on the Stock Purchase Contracts or interest payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payment on the APEX. In those circumstances, the Guarantee does not cover payments on the APEX when the Trust does not have sufficient funds to make them. If we do not pay any amounts on the Stock Purchase Contracts or the Junior Subordinated Debentures when due, holders of the APEX will have to rely on the enforcement by the Property Trustee of the trustee's rights as owner of the Stock Purchase Contracts or the Junior Subordinated Debentures, or, to the extent permitted, proceed directly against us for payment of any amounts due on the Stock Purchase Contracts or the Junior Subordinated Debentures.

          Our obligations under the Guarantee are unsecured and are subordinated to and junior in right of payment to all of our secured and senior indebtedness, and will rank on a parity with any similar guarantees issued by us in the future.

Holders of the APEX have limited rights under the Junior Subordinated Debentures and Stock Purchase Contracts.

          Except as described below, you, as a holder of the APEX, will not be able to exercise directly any other rights with respect to the Junior Subordinated Debentures or Stock Purchase Contracts.

          If an event of default under the Trust Agreement were to occur and be continuing, holders of the APEX would rely on the enforcement by the Property Trustee of its rights as the registered holder of the Junior Subordinated Debentures and the Stock Purchase Contracts against us. In addition, the holders of a majority in liquidation amount of the relevant series of APEX would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Junior Subordinated Debentures and Stock Purchase Contracts.

          The Indenture for the Junior Subordinated Debentures provides that the Indenture Trustee must give holders notice of all defaults or events of default within 30 days after a default or an event of default becomes known to the Indenture Trustee. However, except in the cases of a default or an event of default in payment on the Junior Subordinated Debentures, the Indenture Trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

          If the Property Trustee were to fail to enforce its rights under the Junior Subordinated Debentures in respect of an Indenture event of default after a record holder of the Normal APEX (if prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date) or the Capital APEX had made a written request, that record holder of the Normal APEX or the Capital APEX may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the Property Trustee's rights under the Junior Subordinated Debentures. In addition, if we were to fail to pay interest or principal on the Junior Subordinated Debentures on the date that interest or principal is otherwise payable, except for deferrals permitted by the Trust Agreement and the Indenture, and this failure to pay were continuing, holders of the Normal APEX, if such failure occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, and holders of the Capital

APEX may directly institute a proceeding for enforcement of payment of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of their Normal APEX or Capital APEX (a "direct action") after the respective due dates specified in the Junior Subordinated Debentures. In connection with a direct action, we would have the right under the Indenture and the Trust Agreement to set off any payment made to that holder by us. The Stock Purchase Contract Agreement contains similar provisions with respect to a direct action by holders of Normal APEX or Stripped APEX in the event of our default under the Stock Purchase Contracts.

The Property Trustee, as holder of the Junior Subordinated Debentures on behalf of the Trust, has only limited rights of acceleration.

          The Property Trustee, as holder of the Junior Subordinated Debentures on behalf of the Trust, may accelerate payment of the principal and accrued and unpaid interest on the Junior Subordinated Debentures only upon the occurrence and continuation of an Indenture event of default. An Indenture event of default is generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us or the receivership of a major subsidiary depository institution of State Street within the meaning of the Federal Reserve's risk-based capital guidelines applicable to bank holding companies. As of the date of this prospectus supplement, State Street Bank is State Street's only major subsidiary depository institution.

          There is no right to acceleration upon breaches by us of other covenants under the Indenture or default on our payment obligations under the Guarantee.

The secondary market for the APEX may be illiquid.

          We are unable to predict how the APEX will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the APEX. Although we will use commercially reasonable efforts to list the Normal APEX on the New York Stock Exchange within a 30-day period following the Stock Purchase Date, we can give you no assurance as to the liquidity of any market that may develop for the Normal APEX. In addition, in the event that sufficient numbers of Normal APEX are exchanged for Stripped APEX and Capital APEX, the liquidity of Normal APEX could decrease. Accordingly, if you exchange Normal APEX for Stripped APEX and Capital APEX, your ability to sell them may be limited, and we can give you no assurance whether a trading market, if it develops, will continue. As Normal APEX may only be held or transferred in amounts having an aggregate liquidation amount of at least $1,000, the trading market for Normal APEX may be less active than markets for securities that may be held or transferred in smaller denominations and may be less liquid.

We may redeem the APEX prior to March 15, 2013 upon the occurrence of certain special events.

          We may redeem all, but not less than all, of the Junior Subordinated Debentures prior to the Stock Purchase Date upon the occurrence of a tax event, an investment company event, a rating agency event or a capital treatment event. Additionally, we may redeem all, but not less than all, of the Junior Subordinated Debentures on or after the Stock Purchase Date and prior to the later of March 15, 2013 and the date that is two years after either (i) the Remarketing Settlement Date or (ii) the next succeeding March 15, June 15, September 15 or December 15 following a Failed Remarketing, as the case may be, upon the occurrence of a tax event or an investment company event. The redemption price of the Junior Subordinated Debentures in the case of a redemption in connection with a rating agency event or tax event will be equal to the greater of 100% of their principal amount and a make-whole redemption price, plus accrued and unpaid interest through the date of redemption. The redemption price of the Junior Subordinated Debentures in the case of a redemption in connection with a capital treatment event or an investment company event will be equal to 100% of their principal amount plus accrued and unpaid interest through the date of redemption. If we redeem the Junior Subordinated Debentures prior to the Stock Purchase Date, the Stock Purchase Contracts will terminate automatically and the Trust will redeem the APEX. Holders of Normal APEX and Capital APEX will receive an amount in cash equal to the redemption price of the Junior Subordinated Debentures that are corresponding assets of their APEX and holders of Stripped APEX will receive the Qualifying Treasury Securities that are corresponding assets of their Stripped APEX. Holders of Normal APEX and Stripped APEX will also receive accrued and unpaid Contract Payments through the date of redemption with respect to their beneficial interests in Stock Purchase Contracts that are corresponding assets of the relevant series of APEX. See "Description of the Junior Subordinated Debentures — Redemption" on page S-108.

You should consider the U.S. federal income tax consequences of classification of the Trust as a grantor trust and the adverse tax consequences that could arise if the Trust were not classified as a grantor trust for U.S. federal income tax purposes.

          We intend to treat the Trust as a grantor trust or as an agency arrangement, and not as an association taxable as a corporation, for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, we will treat each holder of an APEX, and by your purchase you agree to be considered the owner of an undivided interest in the Junior Subordinated Debentures, Stock Purchase Contract, certain U.S. Treasury Securities and Preferred Stock, as the case may be, and will be required to accrue in gross income such holder's pro rata share of the income accruing on such Trust assets. However, if the Trust were treated other than as a grantor trust (as a result of a change in law or otherwise), the Trust could be subject to additional tax liability (such as corporate tax liability) which could under certain circumstances reduce the amount available for distributions to the holders of the APEX and any such distributions could be taxable to such holders other than as interest (for example, as dividends).

          Upon dissolution of the trust, the Trust assets may be distributed to the holders of the APEX, as described under "Description of the APEX — Liquidation Distribution upon Dissolution" on page S-79. Under current U.S. federal income tax law, and assuming that, as intended, the Trust is treated as a grantor trust, such a distribution of Trust assets to you should not be a taxable event. However, if the Trust is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of the Trust assets to you may be a taxable event.

Certain aspects of the tax accounting for the Junior Subordinated Debentures are unclear.

          We, the Trust, and each holder of APEX agree in the trust documents to treat the Junior Subordinated Debentures as our indebtedness for U.S. federal income tax purposes. We intend to treat stated interest on the Junior Subordinated Debentures as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting, and by purchasing a Normal APEX you agree to report income on this basis. However, because no regulations, rulings or other authorities address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Debentures, other treatments of the Junior Subordinated Debentures are possible. In addition, the tax treatment of the Contract Payments is unclear and we, the Trust and each holder of APEX agree in the trust document to treat, for federal income tax purposes, the Contract Payments as ordinary income that is includible in your gross income at the time the payment is made or accrued, in accordance with your regular method of tax accounting. See "Certain U.S. Federal Income Tax Consequences" on pages S-135 through S-143, inclusive.

Additional Risks Related to the Normal APEX after the Stock Purchase Date

In purchasing the APEX in the offering, you are making an investment decision with regard to the Preferred Stock.

          As described in this prospectus supplement, on the Stock Purchase Date we will issue the Preferred Stock to the Trust. If you hold Normal APEX or Stripped APEX on the Stock Purchase Date, your securities will thereafter represent beneficial interests in the Trust corresponding to 1/100th of a share of Preferred Stock for each $1,000 liquidation amount of APEX. After the Stock Purchase Date, the Trust will rely solely on the payments it receives on the Preferred Stock to fund all payments on the Normal APEX, other than payments corresponding to payments on Additional Subordinated Debentures that we may issue in respect of any deferred interest on the Junior Subordinated Debentures after a Failed Remarketing or in respect of deferred Contract Payments. Accordingly, you should carefully review the information in this prospectus supplement regarding the Preferred Stock.

The Preferred Stock is equity and is subordinate to all of our existing and future indebtedness, and our ability to declare dividends on the Preferred Stock may be limited.

          Shares of Preferred Stock are equity interests in State Street and do not constitute indebtedness. As such, shares of Preferred Stock will rank junior to all indebtedness and other non-equity claims on State Street with respect to assets available to satisfy claims on State Street, including in a liquidation of State Street. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of the Preferred Stock (1) dividends are payable only if declared by our board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds.

          Also, as a bank holding company, State Street's ability to declare and pay dividends is dependent on certain federal regulatory considerations. State Street has issued and outstanding debt securities under which we may defer interest payments from time to time, but in that case we would not be permitted to pay dividends on any of our capital stock, including the Preferred Stock, during the deferral period.

Investors should not expect State Street to redeem the Preferred Stock on the date it first becomes redeemable or on any particular date after it becomes redeemable.

          The Preferred Stock is a perpetual equity security. The Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By its terms, the Preferred Stock may be redeemed by us at our option either in whole or in part on any date occurring on or after the later of March 15, 2011 and the Stock Purchase Date. Any decision we may make at any time to propose a redemption of the Preferred Stock will depend, among other things, upon our evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, as well as general market conditions at such time. Our right to redeem the Preferred Stock once issued is subject to an important limitation, as described below. Accordingly, investors should not expect us to redeem the Preferred Stock on the date it first becomes redeemable or on any particular date thereafter.

          Under the Federal Reserve's risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element — for example, common stock or another series of non-cumulative perpetual preferred stock.

          There can be no assurance that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Preferred Stock without replacing the Preferred Stock with Tier 1 capital that is not a restricted core capital element, the Federal Reserve will authorize such redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Preferred Stock without replacing it with Tier 1 capital that is not a restricted core capital element, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations.

Dividends on the Preferred Stock will be non-cumulative.

          Dividends on the Preferred Stock will be non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any Dividend Period, holders of Normal APEX would not be entitled to receive a distribution in respect of any such dividend, and any such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a Dividend Period after the Dividend Payment Date for that period if our board of directors has not declared such dividend before the related Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to the Preferred Stock or any other preferred stock we may issue.

If we are deferring payments on our outstanding junior subordinated debt securities or the Junior Subordinated Debentures or are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming the Preferred Stock.

          The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on the Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to our Preferred Stock, if an event of default under the indenture governing those junior subordinated debt securities has occurred and is continuing or at any time when we have given notice of a deferral period or we have deferred interest thereunder that has not been cancelled. The Indenture governing the Junior Subordinated Debentures contains similar provisions.

Holders of the Preferred Stock will have limited voting rights.

          Holders of the Preferred Stock have no voting rights with respect to matters that generally require the approval of common shareholders, except as required by law.

Risks Related to State Street

Business Conditions/Economic Risk

          Our businesses are affected by global economic conditions, political uncertainties and volatility and other developments in the financial markets. Factors such as interest rates and commodities prices, regional and international rates of economic growth, inflation, political instability, the liquidity and volatility of fixed income markets, equity, credit, currency, derivative and other financial markets, and investor confidence can significantly affect the financial markets in which we and our customers are engaged. Such factors have affected, and may further unfavorably affect, both regional and worldwide economic growth, creating adverse effects on many companies, including us, in ways that are not predictable or that we may fail to anticipate.

          A significant market downturn may lead to a decline in the value of assets under management and custody, which would reduce our asset-based fee revenue and the value of securities we hold in our investment portfolio, and may adversely impact other transaction-based revenue, such as securities finance revenue, and the volume of transactions that we execute for our customers. In addition, lower market volatility, even in a generally rising market environment, may reduce trading volumes of our customers, and our ability to achieve attractive spreads, which could lead to lower trading revenues. Our revenues, particularly our trading revenues, may increase or decrease depending upon the extent of increases or decreases in cross-border investments made by our customers. The level of cross-border activity can be influenced by a number of factors, including geopolitical instabilities and customer mix. General market downturns would also likely lead to a decline in the volume of transactions we execute on behalf of our customers, decreasing our fee and revenue opportunities and reducing the level of assets under management and custody. Market performance and volatility may also influence the revenue that we receive from off balance sheet activities and could cause some or all off balance sheet assets and liabilities to be consolidated on to our balance sheet.

          In addition, revenues during a calendar year, driven by the products and services we provide, can fluctuate commensurate with the normal course of business activity of our customers, typically resulting in stronger revenues in the second and fourth quarters and relatively weaker revenues in the first and third quarters.

          In recent years, investment manager and hedge fund manager operations outsourcing and non-U.S. asset servicing have been areas of rapid growth in our business. If the demand for these types of services were to decline, we could see a slowing in the growth rate of our revenue.

Strategic/Competition Risk

          We expect the markets in which we operate to remain both highly competitive and global across all facets of our business, resulting in increases in both regional and global competitive risks. We have experienced, and anticipate that we will continue to experience, pricing pressure in many of our core businesses. Many of our businesses compete with other domestic and international banks and financial services companies, such as custody banks, investment advisors, broker/dealers, outsourcing companies and data processing companies. Many of our competitors, including our competitors in core services, have substantially greater capital resources. In some of our businesses, we are service providers to significant competitors. The ability of a competitor to offer comparable or improved products or services at a lower price would likely negatively affect our ability to maintain or increase our profitability. Many of our core services are subject to contracts that have relatively short terms or may be terminated by our customer after a short notice period. In addition, pricing pressures as a result of the activities of competitors, customer pricing reviews and rebids, as well as the introduction of new products, may result in a reduction in the prices we can charge for our products and services.

          Acquisitions of complementary businesses and technologies, development of strategic alliances and divestitures of portions of our business, in addition to fostering organic growth opportunities, are an active part of our overall business strategy to remain competitive. We may not be able to effectively assimilate services, technologies, key personnel or businesses of acquired companies into our business or service offerings, alliances may not be successful, and related revenue growth or cost savings may not be achieved. In addition, we may not be able to successfully manage the divestiture of identified businesses on satisfactory terms, if at all, which would reduce anticipated benefits to earnings. Ongoing consolidation within the financial services industry could pose challenges in the markets we serve.

          Acquisitions present risks that differ from the risks associated with our ongoing operations. Our financial results for 2008 and for the next few years may be significantly impacted by our ability to achieve the cost savings and other benefits that we anticipate as a result of the acquisition of

Investors Financial in 2007, as well as our ability to retain its customer base and to successfully cross-sell our products and services to its customers. These cost savings and customer retention goals will be significantly influenced by our ability to convert former Investor Financial customers onto State Street systems in a timely manner and to maintain the level of customer service such clients received from Investors Financial. Future acquisitions may present similar integration, cost savings and customer retention challenges.

          Intellectual property of an acquired business, such as Currenex, Inc. in 2007, may be an important component of the value that we agree to pay for such a business; however, these types of acquisitions entail the risk that the acquired business does not own the intellectual property that we believe we are acquiring, that the intellectual property is dependent upon licenses from third parties, or that the acquired business infringes upon the intellectual property rights of others. Acquisitions of investment servicing businesses such as Investors Financial normally entail information technology systems conversions, which involve operational risks and may result in customer dissatisfaction and defection. Customers of businesses that we acquire, including, in the case of Investors Financial, its largest customer, are competitors of our non-custody businesses. The loss of some of these customers or a significant reduction in revenues generated from them, for competitive or other reasons, would adversely affect the benefits that we expect to achieve from the acquisition.

          Our ability to acquire other entities that provide our core services to achieve greater economies of scale or to expand our product offering is dependent upon our financial resources and ability to access the capital markets. Due to company-specific issues or lack of liquidity in the capital markets, our ability to continue to expand through acquisitions or to dispose of businesses that no longer are strategic to us may be adversely affected.

          In connection with most acquisitions, before the acquisition can be completed, we must obtain various regulatory approvals or consents, which approvals may include the Federal Reserve Board, the Massachusetts Commissioner of Banks and other domestic and foreign regulatory authorities. These regulatory authorities may impose conditions on the completion of the acquisition or require changes to its terms. Although we would not enter into a transaction anticipating materially adverse regulatory conditions, such conditions may be imposed, or we may experience regulatory delays, that limit the benefits of the transaction.

          With any acquisition, the integration of the operations and resources of the two businesses could result in the loss of key employees, the disruption of our and the acquired company's ongoing businesses, or inconsistencies in standards, controls, procedures and policies that could adversely affect our ability to maintain relationships with clients, customers, and employees or to achieve the anticipated benefits of the acquisition. Integration efforts may also divert management attention and resources. Where we acquire a business and combine it with our operations, we are also exposed to risks of unknown or contingent liabilities as to which we may have no recourse against the seller. While we normally seek to mitigate that risk through pre-acquisition due diligence, increasingly acquisition transactions are competitive auctions in which we have limited time and access to information to evaluate the risks inherent in the business being acquired, and no or limited recourse against the seller if undisclosed liabilities are discovered after we enter into a definitive agreement.

          Our financial results may be adversely affected by the accounting treatment for an acquisition. We may not achieve the benefits we sought in an acquisition, or, if achieved, those benefits may come later than we anticipated. Failure to achieve anticipated benefits from an acquisition could result in increased costs and lower revenues than expected of the combined company. In addition, if the financial performance associated with an acquisition falls short of expectations, it may result in impairment charges associated with the intangible assets recorded as part of the acquisition.

          Our financial performance depends, in part, on our ability to develop and market new and innovative services and to adopt or develop new technologies that differentiate our products or provide cost efficiencies, while avoiding increased related expenses. The risks we face include rapid technological change in the industry, our ability to access technical and other information from our customers, and the significant and ongoing investments required to bring new products and services to market in a timely fashion at competitive prices. We proactively cross-sell multiple products and services to our customers, which can exacerbate the negative financial effects associated with the risk of loss of any one customer. Developments in the securities processing industry, including shortened settlement cycles and straight-through processing, have required continued internal procedural enhancements and further technology investment.

          Our strategy for growth depends upon both attracting new customers and cross-selling additional products and services to our existing customer base. To the extent that we are not able to achieve these goals, we may not be able to attain our financial goals. There are substantial risks and uncertainties associated with the introduction of new products and services, including technical and control requirements that may need to be developed and implemented to offer such products while also managing associated risks. The introduction of new products and services can also entail significant time and resources. Regulatory and internal control requirements, capital requirements, competitive alternatives and shifting market preferences may also determine if such initiatives can be brought to market in a manner that is timely and attractive to our customers. Failure to successfully manage these risks in the development and implementation of new products or services could have a material adverse effect on our business, as well as our results of operations and financial condition.

Liquidity Risk and Management

          Liquidity management is critical to the management of our consolidated balance sheet and to our ability to service our customer base. In managing our consolidated balance sheet, our primary source of funding is customer deposits. Our deposits are predominantly short-term, transaction-based deposits by institutional investors. Our ability to continue to attract these deposits, and other funding sources such as certificates of deposit and commercial paper, is subject to variability based upon a number of factors, including volume and volatility in the global securities markets, our credit rating and the relative interest rates that we are prepared to pay for these liabilities.

          In managing our consolidated balance sheet, we also depend on access to global capital markets to provide us with sufficient capital resources and liquidity to meet our commitments and business needs, and to accommodate the transaction and cash management needs of our customers. Other sources of funding available to us, and upon which we rely as regular components of our liquidity risk management strategy, include inter-bank borrowings, repurchase agreements and borrowings from the Federal Reserve discount window, which, like repurchase agreements, require a pledge of investment securities or other eligible assets, or comparable non-U.S. central banking sources. Any occurrence that may limit our access to the capital markets, such as a decline in the confidence of debt purchasers, our depositors or counterparties participating in the capital markets, or a downgrade of our debt rating, may adversely affect our capital costs and our ability to raise capital and, in turn, our liquidity. Similarly, the failure to maintain an acceptable credit rating on our obligations may preclude us from being competitive in certain products. General market disruptions, natural disasters or operational problems may affect either third parties or us, and can also have an adverse affect on our liquidity.

          We generally use our sources of funds to invest in a portfolio of investment securities and to maintain the liquidity necessary to provide extensions of credit to our customers. These funds are invested in a variety of assets ranging from short-term interest-bearing deposits with banks to longer-maturity investment securities. While we have historically maintained our investment portfolio at a relatively short duration with respect to interest-rate risk, the average maturity of the investment portfolio is significantly longer than the contractual maturity of our deposit base. In addition, as part of our custody business, we provide overdraft financing as a component of our custody services, and liquidity lines to third-party commercial paper conduits and mutual funds, as well as more traditional extensions of credit. The demand for credit is difficult to forecast and control, and may be at its peak at times of dislocation in the securities markets, potentially compounding liquidity issues.

          In a period of financial disruption, or if there were negative developments with respect to State Street, the availability and cost of our funding sources could be adversely affected. In that event, our cost of funds may increase, thereby reducing our net interest revenue, or we may need to dispose of a portion of our investment portfolio, which, depending upon market conditions, could result in our realizing a loss or experiencing other adverse accounting consequences upon those dispositions. Our efforts to monitor and manage liquidity risk may not be successful or sufficient to deal with dramatic or unanticipated changes in the global securities markets or other State Street or market event-driven reductions in liquidity.

          In our business activities, we assume liquidity and interest-rate risk in managing longer-term assets or asset pools for third parties that are funded on a short-term basis, or where the customers participating in these products may have a right to the return of cash or assets on limited notice. These business activities include, among others, the unconsolidated asset-backed commercial paper conduits managed by our Structured Products group, securities finance collateral pools and money market and other short-term investment funds. In the commercial paper conduits, for example, pools of medium- and long-term financial instruments, principally mortgage- and other asset-backed securities, are financed through the issuance of short-term commercial paper. The conduits strive to maintain a positive margin between the rate of return on their longer-term assets and the short-term cost of funding. This mismatch in the maturity of the investment pools and funding creates risk if disruptions occur in the liquidity of the short-term debt or asset-backed securities markets, or if the cost of short-term borrowings exceeds the conduits' rate of return on their investment pools or purchased assets.

          In connection with the administration of the activities of the commercial paper conduits, we provide contractual back-up liquidity to the conduits if they cannot meet their liquidity needs through the issuance of commercial paper. Other institutions can and do provide liquidity to the conduits. In the event that maturing commercial paper cannot be placed by the conduits, the liquidity providers are required by contract to, among other things, provide liquidity to the conduits by purchasing portfolio assets from them. We may also provide liquidity by purchasing commercial paper or providing other extensions of credit to the conduits.

          Beginning in the third quarter of 2007, asset-backed commercial paper conduits, including those sponsored by State Street, experienced significantly less liquidity and higher borrowing costs in the global fixed-income securities markets, and in a few cases, required liquidity support from their sponsoring bank. The fixed-income markets remain significantly disrupted, and the potential for decreased liquidity, increased funding costs and adverse asset valuations remains a material risk. We on occasion have purchased, and during the third and fourth quarters of 2007 did purchase, commercial paper from the conduits, which we recorded in our consolidated balance sheet. We may continue to do so in the future. These purchases of commercial paper were funded from our general liquidity, and the liquidity agreements were not drawn upon.

          The conduits are not recorded in our consolidated financial statements. However, if circumstances change we may be required, under existing accounting standards, to consolidate the conduits onto our consolidated balance sheet. For example, if changes in market conditions require us to update the assumptions in our expected loss model, we may be required to increase the amount of first-loss notes in order for the investors in the first-loss notes to continue to be considered the primary beneficiaries of the conduits. In various circumstances, including if the conduits are not able to issue additional first-loss notes or take other actions, we may be determined to be the primary beneficiary of the conduits, and we would be required to consolidate the conduits' assets and liabilities onto our consolidated balance sheet. Existing accounting standards may be changed or interpreted differently in the future in a manner that increases the risk of consolidation of the conduits.

          Consolidation, or the purchase of assets of the conduits pursuant to the contractual agreements described above, could affect the size of our consolidated balance sheet and related funding requirements, our financial and regulatory capital ratios and, if the conduit assets include unrealized losses, could require us to recognize those losses. Because of our contractual agreements to purchase assets from the conduits under specified conditions, we are also exposed to the credit risks in the conduits' portfolios.

          Other of our business activities that involve managing pools of assets that are funded in the short-term markets and invested in longer-term markets include managing securities finance collateral pools and money market and other short-term investment funds. These businesses involve similar risks inherent in an arbitrage of funding and investment; however, in these businesses, we primarily act in an agency capacity and do not have the direct principal risk. For example, if a collateral pool or a money market fund that we manage were to have unexpected liquidity demands from investors in the pool that exceeded available liquidity, the investment pool would be required to sell assets to meet those redemption requirements. During periods of disruption in the credit markets, it may be difficult to sell the assets held by these pools at a reasonable price. In those circumstances, the financial loss accrues to the pools' investors and not to us.

          Similarly, credit risks inherent in these portfolios are attributable to the investors in the investment pools and not to State Street. These investment pools may have significant exposure to individual credits. The incurrence of substantive losses in these pools, particularly in money market funds, could result in significant harm to our reputation and significantly and adversely affect the prospects of our associated business units. In some circumstances, we may seek to mitigate that risk by compensating the investment pools for all or a portion of such losses even if not contractually obligated to do so; however, that would potentially result in the recognition of significant losses or a greater use of capital than we have available. Certain accounts managed by SSgA are managed in accordance with specific investment guidelines and have the benefit of contractual arrangements with third party financial institutions that allow the accounts to issue and redeem units based upon the book value of such units rather than market value. The third party financial institutions have an obligation to fund any shortfall after all the units have been redeemed at book value. Several of these were significantly impacted by the volatility in the fixed income markets in the second half of 2007. The continued willingness of these financial institutions to partner with us in these products may be negatively impacted if the current level of variance between book and market value continues to persist. A portion of the reserve announced on January 3, 2008 is intended to cover costs that we anticipate we may elect to incur to reduce the differences between the book and market value of these accounts, which reduction may or may not be sufficient to bring the difference between market and book values of these accounts to levels that are within the risk tolerance of such third party financial institutions. If the third party financial institutions are no longer willing to partner with us, our business may be adversely affected. There can be no assurance that these and other costs associated with our legal exposures resulting from SSgA's active fixed income strategies will not exceed the reserve we have established.

          Investment, operational and other decisions and actions, often made to achieve scale and other benefits, are implemented over multiple investment pools as applicable, increasing the opportunity for losses, even small losses, to have a significant effect. To mitigate these risks to the investment pools, we seek to prudently manage the duration and credit exposure of the pools, to satisfy large liquidity demands by the in-kind delivery of securities held by the pools and to closely monitor liquidity demand from investors; however, market conditions or increased defaults could result in our inability to effectively manage those risks. To some degree, all of our investment management pools hold potential risks to our reputation and business prospects if the asset pools that we manage have higher than anticipated redemption or other liquidity requirements and the pools incur losses to meet such demands.

          Other parts of our business where we primarily act as agent, such as other investment management activities of SSgA and certain of State Street Global Markets' business units, do not currently have significant liquidity requirements; however, as we develop new products in response to customer demand and to remain competitive in a dynamic marketplace, we could take on more principal risk in these businesses. Any increase in the extent to which these or other businesses assume principal positions would increase the risks associated with our liquidity management strategy.

          The disruption in the global fixed-income securities markets beginning in the third quarter of 2007 has had a substantially greater impact upon liquidity and valuations in those markets than has historically been experienced. Because demand from investors for fixed-income products has markedly decreased and dealers have been less prepared to take principal exposures, funding sources, such as the commercial paper markets for conduits, have been less reliable and more expensive. At the same time, the ability of the markets to absorb the sale of large portfolios of certain types of securities has been substantially impaired. These conditions have also led to greater difficulty in accurately valuing portfolio positions. These market conditions have made the management of our own and our clients' liquidity significantly more challenging. As discussed above, the risks to State Street inherent in its management of liquidity are significant, and a further deterioration in the credit markets could adversely affect our consolidated financial position, including our regulatory capital ratios, and could adversely affect our results of operations and our business prospects in the future.

Reputational Risk

          Our relationship with many of our clients is predicated upon our reputation as a fiduciary and a service provider that adheres to the highest standards of ethics, service quality and regulatory compliance. Adverse publicity, regulatory actions, litigation, operational failures, the failure to meet client expectations and other issues could materially and adversely affect our reputation and our ability to retain and attract customers. Preserving and enhancing our reputation depends not only in maintaining systems and procedures that address known risks and regulatory requirements, but also our ability to identify and mitigate additional risks that arise due to changes in our businesses and the marketplaces in which we operate, the regulatory environment, and customer expectations. If any of these developments, including our recently announced customer concerns related to certain SSgA active fixed income strategies, has a material effect on our reputation, our business will suffer.

Credit Risk

          Our focus on large institutional investors and their businesses requires that we assume credit and counterparty risk, both on- and off-balance sheet, in a variety of forms. We may experience significant intra- and inter-day credit exposure through settlement-related extensions of credit. From time to time, we may assume concentrated credit risk at the individual obligor, counterparty, guarantor, industry and/or country level, thereby potentially exposing us to a single market or political event or a correlated set of events. The credit quality of our on- and off-balance sheet exposures may be affected by many factors, such as economic and business conditions or deterioration in the financial condition of an individual counterparty, group of counterparties or asset classes. If a significant economic downturn occurs in either a country or a region, or we experience the failure of a significant individual counterparty, we could incur financial losses that could adversely affect our earnings.

Financial Markets Risk

          As asset values in worldwide financial markets increase or decrease, our opportunities to invest in and service financial assets change. Given that a portion of our fees is based on the value of assets under custody and management, fluctuations in the valuation of worldwide securities markets will affect revenue. Many of the costs of providing our services are relatively fixed; therefore, a decline in revenue could have a disproportionate effect on our earnings. In addition, if investment performance in our asset management business fails to meet either benchmarks or the performance of our competitors, we could experience a decline in assets under management and a reduction in the fees that we earn, irrespective of economic or market conditions.

          We have increased the portion of our management fee revenue that is generated from enhanced index and actively managed products, with respect to which we receive higher fees compared to passive products. We may not be able to continue to increase this segment of our business at the same rate that we have achieved in the past few years. The amount of assets in active fixed income strategies, for example, has been adversely impacted in 2007. In addition, with respect to certain of our enhanced index and actively managed products, we have entered into performance fee arrangements, where the management fee revenue we earn is based on the performance of managed funds against specified benchmarks. The reliance on performance fees increases the potential volatility of our management fee revenue.

          Financial markets trading businesses, as well as our asset and liability management activities, are also subject to market risks. Adverse movements in levels and volatilities of financial markets could cause losses that may affect our consolidated results of operations and financial condition. In addition, changes in investor and rating agency perceptions regarding certain asset classes or structures can also affect volatility, liquidity and market prices, which, in turn,can lead to losses. The degree of volatility in foreign exchange rates can affect our foreign exchange trading revenue. In general, we benefit from currency volatility, although it can increase risk. Foreign exchange revenue, all other things being equal, is likely to decrease during times of decreased currency volatility. In addition, as our business grows globally, our exposure to changes in foreign currency exchange rates could affect our levels of revenue, expense and earnings, as well as the value of our investment in our non-U.S. operations.

Interest Rate Risk

          State Street's financial performance could be unfavorably affected by changes in interest rates as they impact our asset and liability management process. The levels of global market interest rates, the shape of these yield curves (changes in the relationship between short- and long-term interest rates), the direction and speed of interest rate changes, and the asset and liability spreads relative to the currency and geographic mix of our interest-bearing assets and interest-bearing liabilities, affect our net interest revenue. Our ability to anticipate these changes and/or to hedge the related exposures on and off our balance sheet can significantly influence the success of our asset and liability management process and the resulting level of our net interest revenue. The impact of changes in interest rates will depend on the relative durations of assets and liabilities in accordance with their relevant currencies. In general, sustained lower interest rates, a flat or inverted yield curve and narrow interest-rate spreads have a constraining effect on our net interest revenue.

Operational Risk

          Operational risk is inherent in all of State Street's activities. Our customers have a broad array of complex and specialized servicing, confidentiality and fiduciary requirements. We have established policies, procedures and systems designed to comply with these regulatory and operational risk requirements. We also face the potential for loss resulting from inadequate or failed internal processes, employee supervisory or monitoring mechanisms, or other systems or controls, and from external events, which could materially affect our future results of operations. We may also be subject to disruptions from events that are wholly or partially beyond our control, which could cause delays or disruptions to operational functions, including information processing and financial market settlement functions. In addition, our customers, vendors and counterparties could suffer from such events. Should these events affect us, or the customers, vendors or counterparties with which we conduct business, our results of operations could be negatively affected. The risk management measures we have in place entail many assumptions regarding events that are not possible to predict. As a result, our risk management framework may not always be successful in mitigating risk.

          Our success depends, in large part, on our ability to attract and retain key people. Competition for the best people in most activities in which we engage can be intense, and we may not be able to hire people or retain them. The unexpected loss of services of one or more of our key personnel could have a material adverse impact on our business because of their skills, their knowledge of our markets, their years of industry experience, and, in some cases, the difficulty of promptly finding qualified replacement personnel. Similarly, the loss of key portfolio management staff, either individually or as a group, can adversely impact customer perception of SSgA's ability to continue to manage certain types of investment management mandates. In some of our businesses, we have experienced significant employee turnover, which increases costs, requires additional training and increases the potential for operational risks.

          We enter into long-term fixed-price contracts to provide middle office or investment manager and hedge fund manager operations outsourcing services to customers, services related but not limited to certain trading activities, cash reporting, settlement and reconciliation activities, collateral management and information technology development. These long-term contracts require considerable up-front investment by us, including technology and conversion costs, and carry the risk that pricing for the products and services we provide might not prove adequate to generate expected operating margins over the term of the contracts. Profitability of these contracts is largely a function of our ability to accurately calculate pricing for our services and our ability to control our costs and maintain the relationship with the customer for an adequate period of time to recover our up-front investment. Performance risk exists in each contract, given our dependence on successful conversion and implementation onto our own operating platforms of the service activities provided. In addition, our failure to meet specified service levels may adversely affect our revenue from such arrangements, or permit early termination of the contracts by the customer.

          We actively strive to achieve significant cost savings by shifting certain business processes to lower-cost geographic locations, while continuing to maintain service quality, control and effective management of risks within these business operations. This transition to a true "shared services" operational model focuses on certain core service offerings, including middle-and back-office reconciliations, securities processing and transfer agency activities. We have employed various structural arrangements to achieve these goals, including establishing operations in lower cost areas, such as Eastern Europe and China, forming joint ventures in India and China and outsourcing to vendors in various jurisdictions. The increased elements of risk that arise from conducting certain operating processes in some jurisdictions could lead to an increase in reputational risk. During periods of transition, there is also greater operational risk and client concern regarding the continuity of a high level of service delivery. The extent and pace at which we are able to move functions to lower-cost locations may also be impacted by regulatory and customer acceptance issues. Such relocation of functions also entails costs, such as technology and real estate expenses, that partially offset the financial benefits of the lower-cost locations.

          Our businesses depend on an information technology infrastructure to record and process a large volume of increasingly complex transactions, in many currencies, on a daily basis, across numerous and diverse markets. Any interruptions, delays and/or breakdowns of this infrastructure can result in significant costs. As a result, we continue to invest significantly in this infrastructure. Our businesses and our relationship with clients, are dependent upon our ability to maintain the confidentiality of our and our clients' trade secrets and confidential information (including personal data of our clients' customers). A failure of our security measures in such regard could have a material adverse impact on our competitive position, relationship with customers and reputation. To the extent that we are not able to protect our intellectual property through patents or other means, we are also exposed to the risk that employees with knowledge of such intellectual property may leave and seek to exploit our intellectual property for their own advantage.

Litigation Risks

          From time to time, our customers may make claims and take legal action relating to our performance of fiduciary or contractual responsibilities. If such claims and legal actions are not resolved in a manner favorable to us, such claims may result in financial liability to State Street and/or adversely affect the market perception of us and our products and services, and could impact customer demand for our products and services. We record balance sheet reserves for probable and unknown loss contingencies, including litigation and operational losses. However, we cannot always accurately estimate our ultimate exposure, and as a result we may fail to establish a reserve as to a matter for which we ultimately have liability or any reserves we establish to cover any settlements, judgments or operational losses may not be sufficient to cover the actual financial exposure.

          In connection with the SSgA's active fixed income products, State Street has established a reserve to cover legal exposure and related costs in connection with such products. Among other things, the portfolio managers for certain actively managed fixed-income strategies materially increased the exposure of these strategies to securities backed by sub-prime mortgages and shifted the weighting of these portfolios to more highly rated sub-prime instruments. During the third quarter of 2007, as the liquidity and valuations of these securities, including the more highly rated instruments, came under increased pressure, the performance of these strategies was adversely affected, in some cases significantly. The underperformance, which was greater than that typically associated with fixed-income funds, also caused a number of our clients to question whether the execution of these strategies was consistent with their investment intent. The issues have resulted in five civil suits, including three class action claims. These lawsuits allege, among other things, that we failed to comply with our standard of care in managing these active funds as a fiduciary under ERISA. We have also received inquiries from regulatory authorities regarding SSgA's active fixed income strategies. Given these issues and our desire to fully respond to customer concerns, following the end of the third quarter of 2007, State Street undertook a further review of all the actively managed fixed-income strategies at SSgA that were exposed to sub-prime investments. Based on our review and on-going discussions with customers who were invested in these strategies, we determined to establish, as of December 31, 2007, a reserve to address legal exposure.

          To determine whether the issues that arose within the active fixed income area are limited to SSgA's active fixed income strategies, we are conducting, with the assistance of third party consultants, a systematic review of the operational, risk and compliance infrastructure, procedures and resources across SSgA's entire product line. This review has only recently begun and no conclusions or recommendations have resulted from that review as of the date of this filing. While we do not believe that such review will identify material legal or regulatory exposures, there can be no assurance that the review will not identify material issues that may affect SSgA's or State Street's financial condition or results of operations.

          The reserve has been established based upon our best judgment as to legal exposures and related costs associated with the active fixed income investments. As of December 31, 2007, State Street has entered into settlement agreements with aggregate total payments of $16 million. State Street believes that the reserve will be adequate to meet the potential exposure relating to SSgA's active fixed income strategies. The amount of the reserve is based on certain assumptions. While we believe the reserve represents a reasonable estimate of our legal exposure and other costs associated with these issues, we do not believe that it is feasible to predict or determine the amount of such exposure with certainty. As such, it is possible that we have overestimated or underestimated our exposure. If the amount of the reserve is materially different from the amount of our actual exposure, there would be a material impact on our financial condition and results of operations.

Regulatory/Legal/Accounting/Tax Risk

          Most of our businesses are subject to extensive regulation, and many of the customers to which we provide services are themselves subject to a broad range of regulatory requirements. These regulations may affect the manner and terms of delivery of our services. As a financial institution with substantial international operations, we are subject to extensive regulatory and supervisory oversight, both in the United States and overseas in connection with our global operations. Our businesses are subject to stringent regulation and examination by U.S. federal and state governmental and regulatory agencies, including the Federal Reserve, the SEC and the Massachusetts Commissioner of Banks, and self-regulatory organizations (including securities exchanges), and by non-U.S. governmental and regulatory agencies and self-regulatory organizations. The regulations affect, among other things, the scope of our activities and customer services, our capital structure and our ability to fund the operations of our subsidiaries, our lending practices, our dividend policy and the manner in which we market our services. Evolving regulations, such as the new Basel II capital framework and anti-money laundering regulations, can require significant effort on our part to ensure compliance. New or modified regulations and related regulatory guidance may have unforeseen or unintended adverse effects on the financial services industry.

          If we do not comply with governmental regulations, we may be subject to fines, penalties or material restrictions on our businesses in the jurisdiction where the violation occurred, which may adversely affect our business operations and, in turn, our financial results. Similarly, many of our customers are subject to significant regulatory requirements, and retain our services in order for us to assist them in complying with those legal requirements. Changes in these regulations can significantly affect the services that we are asked to provide, as well as our costs. If we cause customers to fail to comply with these regulatory requirements, we may be liable to them for losses and expenses that they incur. In addition, adverse publicity and damage to our reputation arising from the failure or perceived failure to comply with legal, regulatory or contractual requirements could affect our ability to attract and retain customers or to maintain access to capital markets, or could result in enforcement actions, fines, penalties and lawsuits. In recent years, regulatory oversight and enforcement has increased substantially, imposing additional costs and increasing the potential risks associated with our operations. If this regulatory trend continues, it could adversely affect our operations and, in turn, our financial results.

          New accounting requirements, or changes in the interpretation of existing accounting requirements, by the Financial Accounting Standards Board, the SEC, and bank regulators can potentially affect our consolidated financial condition and results of operations, as accounting rules in the United States and other jurisdictions consistently evolve to reflect the increasing complexities of business. These changes are very difficult to predict, and can materially impact how we record and report our financial condition and results of operations and other financial information. In some cases, we could be required to apply a new or revised standard retroactively, resulting in the revised treatment of certain transactions or activities, and, in some cases, the restatement of prior period financial statements.

          Our businesses can be affected by new tax legislation or the interpretation of existing tax laws worldwide. Changes in tax laws may affect our business directly or indirectly through their impact on the financial markets. In the normal course of business, we are subject to reviews by U.S. and non-U.S. tax authorities. These reviews may result in adjustments to the timing or amount of taxes due and the allocation of taxable income among tax jurisdictions. These adjustments could affect the attainment of our financial goals.

Risk Management

          We seek to monitor and manage risk on a corporate basis and within specific business units. The types of risk that we monitor and seek to manage include operational risk, interest rate risk, trading risk, fiduciary risk, legal and compliance risk, liquidity risk and credit risk. We have adopted various policies, procedures and systems to monitor and manage risk. There can be no assurance that those policies, procedures or systems are adequate to identify and mitigate all risks inherent in our various business. In addition, our businesses and the markets in which we operate are continuously evolving. We may fail to fully understand the implications of changes in our business or the financial markets and fail to adequately or timely enhance our risk framework to address those changes. If our risk framework is ineffective, either because it fails to keep pace with changes in the financial markets or our business or for other reasons, we could incur losses.

          We also measure our material risks. Our measurement methodologies rely upon many assumptions and historical analyses and correlations. There can be no assurance that those assumptions will be correct or that the historical correlations will continue to be relevant. Consequently the measurements that we make for regulatory and economic capital may not adequately capture or express the true risk profiles of our businesses. Additionally, as businesses and markets evolve, our measurements may not accurately reflect those changes. While our risk measures may indicate sufficient capitalization, in the event of unforeseen risks, we may in fact have inadequate capital to conduct our businesses.

STATE STREET

          We are a financial holding company organized under the laws of The Commonwealth of Massachusetts and a leading provider of services to institutional investors worldwide. We were organized in 1970 and conduct our business primarily through our principal bank subsidiary, State Street Bank, which traces its beginnings to the founding of Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960. We are also a bank holding company. Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

          If you would like to know more about us, see our documents incorporated by reference in this prospectus supplement as described under the heading "Where You Can Find More Information" on page S-152.

THE TRUST

          The following is a summary of some of the terms of the Trust. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Trust but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described under the heading "Where You Can Find More Information" on page S-152.

          State Street Capital Trust III, or the "Trust," is a statutory trust organized under Delaware law pursuant to a Trust Agreement, signed by us, as depositor of the Trust, The First National Bank of Chicago, as original Property Trustee, First Chicago Delaware Inc., as original Delaware Trustee and two administrative trustees. The Trust was established by the filing of a certificate of trust with the Delaware Secretary of State. The Trust Agreement of the Trust will be amended and restated in its entirety by us, the Delaware Trustee, the Property Trustee and the administrative trustees before the issuance of the APEX. We refer to the Trust Agreement, as so amended and restated, as the "Trust Agreement." The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the "Trust Indenture Act."

          The Trust has conducted no activity to date and will engage solely in the following activities:

  •
  issuing the APEX and the common securities issued concurrently to us by the Trust, or "Trust Common Securities," and together with the APEX, the "Trust securities," representing beneficial interests in the Trust;

  •
  investing the gross proceeds of the Trust securities in the Junior Subordinated Debentures;

  •
  entering into the Stock Purchase Contract Agreement and holding the Stock Purchase Contracts;

  •
  holding the Junior Subordinated Debentures and certain U.S. Treasury securities, and pledging them to secure the Trust's obligations under the Stock Purchase Contracts;

  •
  selling the Junior Subordinated Debentures in a Remarketing or an Early Remarketing;

  •
  purchasing the Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date and holding it thereafter; and

  •
  other activities that are directly related and necessary or incidental to the activities described above.

          We will own all of the Trust Common Securities, either directly or indirectly. The Trust Common Securities will rank equally with the APEX and the Trust will make payment on its Trust securities pro rata, except that upon certain events of default under the Trust Agreement relating to payment defaults on the Junior Subordinated Debentures or non-payment of Contract Payments, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the APEX. We will acquire Trust Common Securities in an aggregate liquidation amount equal to $100,000.

          The Trust's business and affairs will be conducted in accordance with the Trust Agreement by its trustees, each appointed by us as depositor of the Trust. The trustees will be U.S. Bank National Association, as the property trustee, or the "Property Trustee," and U.S. Bank Trust National Association, as the Delaware trustee, or the "Delaware Trustee," and two or more individual trustees, or "administrative trustees," who are employees or officers of or affiliated with us. U.S. Bank, as Property Trustee, will act as sole trustee under the Trust Agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the Guarantee and the Indenture. See "Description of the Guarantee" on page S-116. The duties and obligations of each trustee are governed by the Trust Agreement.

          Unless an event of default under the Indenture has occurred and is continuing at a time that the Trust owns any Junior Subordinated Debentures, the holders of the Trust Common Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee.

          The Property Trustee and/or the Delaware Trustee may be removed or replaced for cause by the holders of a majority in liquidation amount of the APEX, considered together as a single series. In addition, holders of a majority in liquidation amount of the Capital APEX and, if prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, Normal APEX, considered together as a single series, will be entitled to appoint, remove or replace the Property Trustee and/ or the Delaware Trustee if an event of default under the Indenture has occurred and is continuing and, at any time after the Stock Purchase Date, the holders of a majority in liquidation amount of the Normal APEX will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee if we have failed to declare and pay dividends on the Preferred Stock held by the Trust for six or more consecutive quarters.

          The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the Trust Common Securities, and in no event will the holders of the APEX have such right.

          The Trust is a "finance subsidiary" of us within the meaning of Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended, or the "Securities Act." As a result, no separate financial statements of the Trust are included in this prospectus supplement, and we do not expect that the Trust will file reports with the SEC under the Securities Exchange Act of 1934, as amended, or the "Exchange Act."

          The Trust is perpetual, but may be dissolved earlier as provided in the Trust Agreement.

          We will pay all fees and expenses related to the Trust and the offering of the APEX.

          For so long as the APEX remain outstanding, we will covenant:

  •
  to cause the Trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or terminate except as permitted by the Trust Agreement;

  •
  to maintain direct or indirect ownership of all of the Trust Common Securities;

  •
  to use our commercially reasonable efforts to ensure that the Trust will not be an "investment company" under the Investment Company Act of 1940; and

  •
  to take no action that would cause the Trust to be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

USE OF PROCEEDS

          We expect to receive net proceeds from this offering of approximately $492,100,000 after expenses and underwriting commissions. The Trust will invest the proceeds from the sale of the Normal APEX and all of the proceeds from the sale of the Trust Common Securities in the Junior Subordinated Debentures issued by us.

          We intend to use the net proceeds for general corporate purposes, which include working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, if any, and satisfaction of other obligations. The precise amounts and timing of the application of proceeds will depend on the funding requirements of State Street and its subsidiaries and affiliates.

REGULATORY CONSIDERATIONS

          As a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, State Street is subject to regulation, supervision and examination by the Federal Reserve. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to State Street, please refer to State Street's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and any subsequent reports State Street files with the SEC, which are incorporated by reference into this prospectus supplement.

          State Street's source of funds to pay service on its debt and dividends on its preferred stock is State Street Bank and other subsidiaries. State Street is a legal entity separate and distinct from its bank and other subsidiaries. Its principal source of funds to make capital contributions or loans to State Street Bank, to pay service on its own debt, to honor its guarantee of the APEX or to pay dividends on its own equity securities is dividends and interest from its subsidiaries.

          For additional information about the regulatory requirements associated with our payment of dividends and the ability of our subsidiaries to pay dividends to us, please see the reports that State Street filed with the SEC described under the section entitled "Where You Can Find More Information" on page S-152, including the Annual Report on Form 10-K for the year ended December 31, 2006.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

General

          The proceeds from the sale of the APEX will be allocated between the Stock Purchase Contracts and the Junior Subordinated Debentures in proportion to the fair market value of each at the date of the offering.

          We will recognize the present value of the Contract Payments under the Stock Purchase Contracts as a liability with an offsetting reduction in shareholders' equity. This liability increases over five years by interest charges to the statement of earnings based on a constant rate calculation. Contract Payments paid on the Stock Purchase Contracts will reduce this liability.

          Each of the Stock Purchase Contracts is a forward transaction in our Preferred Stock. Upon settlement of a Stock Purchase Contract, we will receive $100,000 on that Stock Purchase Contract and will issue a share of Preferred Stock. The $100,000 we receive will be credited to shareholders' equity.

          Fees and expenses incurred in connection with this offering will be allocated between the Junior Subordinated Debentures and the Stock Purchase Contracts. The amount allocated to the Junior Subordinated Debentures will be amortized and recognized as interest expense over the term of the Junior Subordinated Debentures. The amount allocated to the Stock Purchase Contracts will be charged to shareholders' equity.

Other Matters

          Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the APEX and the Stock Purchase Contracts. It is possible that our accounting for the APEX and the Stock Purchase Contracts could be affected by any new accounting rules that might be issued by these groups.

Regulatory Capital Treatment

          We expect that the Federal Reserve will treat the Normal APEX and Stripped APEX as Tier 1 capital in an amount equal to the amount of this offering for purposes of its capital guidelines applicable to bank holding companies such as State Street. We also expect that, although the Normal APEX and Stripped APEX will be "restricted core capital elements" for purposes of the guidelines prior to issuance of the Preferred Stock on the Stock Purchase Date, the Normal APEX and Stripped APEX will be treated as "qualifying mandatory convertible preferred securities" for purposes of those guidelines, with the consequence that the Normal APEX and Stripped APEX, taken together with the other enumerated restricted core capital elements that in the aggregate are limited to 15% of Tier 1 capital, will be subject to the separate sub-limit of 25% of Tier 1 capital for internationally active banking organizations once the guidelines become fully effective on March 31, 2009.

STATE STREET CAPITALIZATION

          The following table sets forth the consolidated capitalization of State Street and its subsidiaries at September 30, 2007 and as adjusted to give effect to the issuance of the Normal APEX offered by this prospectus supplement. You should read this table in conjunction with the consolidated financial statements and related notes thereto incorporated by reference in State Street's Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Report on Form 10-Q for the period ended September 30, 2007, both of which are incorporated by reference into this prospectus supplement.

	September 30, 2007
	Reported	As Adjusted
	(in millions)
Long-term debt
Long-term capital lease	$490	$490

Other notes
7.65% subordinated notes due 2010	298	298
7.35% notes due 2026	150	150
5.375% senior debt due 2017	450	450
Floating rate senior debt due 2012	250	250
5.25% subordinated notes due 2018	395	395
5.30% notes due 2016	399	399
Floating rate subordinated notes due 2015	200	200
9.50% mortgage note due 2009	4	4

Total other notes	$2,146	$2,146

Statutory business trusts
Floating rate subordinated notes due to State Street Capital Trust I in 2028	155	155
Floating rate subordinated notes due to State Street Capital Trust IV in 2067.	800	800
9.77% subordinated notes due 2027	25	25
6.001% subordinated notes due to State Street Capital Trust III in 2042	—	500

Total statutory business trusts	980	1,480

Total long-term debt	$3,616	$4,116

Shareholders' equity
Common stock	398	398
Surplus	4,616	4,581
Retained earnings	7,610	7,610
Accumulated other comprehensive loss	(369)	(369)
Treasury stock, at cost	(1,005)	(1,005)

Total shareholders' equity	$11,250	$11,215

Total capitalization	$14,866	$15,331

STATE STREET RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

          State Street's ratios of earnings to fixed charges is set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which is incorporated by reference into this prospectus supplement.

DESCRIPTION OF THE APEX

          The following is a brief description of the terms of the APEX and of the Trust Agreement under which they are issued. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Trust Agreement, copies of which are available upon request from us.

General

          The APEX will be issued pursuant to the Trust Agreement. The Property Trustee, U.S. Bank, will act as indenture trustee for the APEX under the Trust Agreement for purposes of compliance with the provisions of the Trust Indenture Act. The APEX, each with a liquidation amount of $1,000, may be either Normal APEX, Stripped APEX or Capital APEX, and unless indicated otherwise, as used in this prospectus supplement the term "APEX" will include all three of these series of APEX. The APEX issued in the offering will consist of 500,000 Normal APEX, which are exchangeable for the other series of APEX as described herein. The terms of each series of APEX will include those stated in the Trust Agreement, including any amendments thereto and those made part of the Trust Agreement by the Trust Indenture Act and the Delaware Statutory Trust Act.

          The Property Trustee, on behalf of the Trust, will initially own all of our Remarketable 6.001% Junior Subordinated Debentures due 2042, or "Junior Subordinated Debentures," and will enter into a stock purchase contract agreement, or "Stock Purchase Contract Agreement," with us pursuant to which it will own 5,001 stock purchase contracts, each a "Stock Purchase Contract," having a stated amount of $100,000.

          In addition to the APEX, the Trust Agreement authorizes the administrative trustees of the Trust to issue the Trust Common Securities on behalf of the Trust. We will own directly or indirectly all of the Trust Common Securities. The Trust Common Securities rank on parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the APEX except as set forth under "— Ranking of Trust Common Securities" on page S-80. The Trust Agreement does not permit the Trust to issue any securities other than the Trust Common Securities and the APEX or to incur any indebtedness.

          Under the Trust Agreement, the Property Trustee on behalf of the Trust:

  •
  will own the Junior Subordinated Debentures purchased by the Trust for the benefit of the holders of the Normal APEX, Capital APEX and Trust Common Securities;

  •
  will enter into the Stock Purchase Contracts and own the Preferred Stock purchased by the Trust pursuant thereto for the benefit of the holders of the Normal APEX, Stripped APEX and Trust Common Securities;

  •
  will own the Qualifying Treasury Securities delivered upon exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX or purchased by the Collateral Agent with the proceeds of maturing Qualifying Treasury Securities for the benefit of the holders of Stripped APEX;

  •
  will own U.S. Treasury securities that mature on or prior to the Stock Purchase Date purchased from the cash proceeds from the Remarketing of the Junior Subordinated Debentures, to the extent not distributed to holders of Capital APEX who have elected to dispose of their Capital APEX in connection with the Remarketing, on the Remarketing Settlement Date for the benefit of the holders of Normal APEX; and

  •
  may own the Additional Subordinated Debentures, if any, we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Debentures and/or deferred Contract Payments on the Stock Purchase Contracts, as the case may be.

          The payment of distributions out of money held by the Trust, and payments upon redemption of the APEX or liquidation of the Trust, are guaranteed by us to the extent described under "Description of the Guarantee" on page S-116. The Guarantee, when taken together with our obligations under the Stock Purchase Contracts, the Junior Subordinated Debentures and the Indenture and our obligations under the Trust Agreement, including our obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust Common Securities and the APEX, has the effect of providing a full and unconditional guarantee of amounts due on the APEX. U.S. Bank, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the APEX. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the APEX is to vote to direct the Property Trustee to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Stock Purchase Contracts, as the case may be.

          When we use the term "holder" in this prospectus supplement with respect to a registered APEX, we mean the person in whose name such APEX is registered in the security register. The APEX will be held in book-entry form only, as described under "Book-Entry System" on page S-130, except in the circumstances described in that section, and will be held in the name of The Depository Trust Company, or "DTC," or its nominee.

Normal APEX

          The APEX sold in the offering are called the 8.250% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities, or "Normal APEX," and each represents a beneficial interest in the Trust initially corresponding to the following Trust assets:

  •
  $1,000 principal amount of Junior Subordinated Debentures; and

  •
  a 1/100th interest in a Stock Purchase Contract under which:

  •
  the Trust will agree to purchase from us, and we will agree to sell to the Trust, on the Stock Purchase Date, for $100,000 in cash, a share of our Perpetual Non-Cumulative Preferred Stock, Series A, $100,000 liquidation preference per share, or "Preferred Stock"; and

  •
  we will pay Contract Payments to the Trust at the rate of 2.249% per annum on the liquidation amount of $100,000, subject to our right to defer these payments.

          We describe the Stock Purchase Contracts, the Trust's obligation to purchase our Preferred Stock and the Contract Payments in more detail under "Description of the Stock Purchase Contracts" on page S-90, and we describe the Junior Subordinated Debentures and how and when they will be remarketed in more detail under "Description of the Junior Subordinated Debentures" on page S-95.

          The stock purchase date under the Stock Purchase Contracts, or "Stock Purchase Date," is expected to be March 15, 2011, but could (i) occur on an earlier date in the circumstances described under "Description of the Junior Subordinated Debentures — Early Settlement Events" on page S-105 or (ii) be deferred for quarterly periods until as late as March 15, 2012 if the first four attempts to remarket the Junior Subordinated Debentures are not successful. Through the later of March 15, 2011 and the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, unless we otherwise defer such payments, we will make interest payments on the Junior Subordinated Debentures at the annual rate of 6.001% per annum, semi-annually in arrears on each March 15 and September 15, commencing September 15, 2008, calculated on the basis of a 360-day year consisting of twelve 30-day months, and the Trust will pass through such interest payments when received as distributions on the Normal APEX. We will also make an interim interest payment on the Stock Purchase Date if the Junior Subordinated Debentures have not been successfully remarketed and such date is not otherwise an interest payment date. After the later of March 15, 2011 and the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, the Trust will not pass through interest on the Junior Subordinated Debentures to holders of Normal APEX.

          The purchase price of each Normal APEX will be allocated between the interests in the corresponding Stock Purchase Contract and the corresponding Junior Subordinated Debentures in proportion to their respective fair market values at the time of issuance. We will treat the fair market value of each Junior Subordinated Debenture as $1,000 and the fair market value of each Stock Purchase Contract as $0. This position will be binding on each beneficial owner of each Normal APEX but not on the Internal Revenue Service.

          Any Junior Subordinated Debentures beneficially owned by the Trust corresponding to the Normal APEX and their proceeds will be pledged to us under a collateral agreement, or "Collateral Agreement," between us and U.S. Bank acting as collateral agent, or "Collateral Agent," to secure the Trust's obligation to purchase the Preferred Stock under the corresponding Stock Purchase Contract. U.S. Bank will also act as registrar and transfer agent, or "Transfer Agent," for the APEX and as custodial agent, or "Custodial Agent," for other property of the Trust. If U.S. Bank should resign or be removed in any of these capacities, we or the Trust will designate a successor and the terms "Collateral Agent," "Transfer Agent" and "Custodial Agent" as used in this prospectus supplement will refer to that successor.

          A "business day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York, Boston, Massachusetts or Wilmington, Delaware are permitted or required by any applicable law to close.

          We will use commercially reasonable efforts to list the Normal APEX on the New York Stock Exchange within a 30-day period following the Stock Purchase Date.

Exchanging Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX

          You will have the right prior to the Stock Purchase Date or, if earlier, the successful Remarketing of the Junior Subordinated Debentures, to exchange Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX by depositing with the Collateral Agent $1,000 principal amount of Qualifying Treasury Securities for each $1,000 liquidation amount of Normal APEX to be exchanged, transferring your Normal APEX to the Transfer Agent and delivering the required notice, as described under "— Exchange Procedures" on page S-68. Upon any such exchange, you will receive $1,000 liquidation amount of Stripped APEX and $1,000 liquidation amount of Capital APEX, and you will be able to trade them separately, although they will not be listed on any stock exchange unless we decide to list them. You will be able to exercise this right on any business day until the Stock Purchase Date, other than from and including the 1st through the 15th day of March, June, September or December or from 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period and until the business day after the end of that Remarketing Period. You will also not be able to exercise this right at any time after a successful Remarketing. We refer to periods during which exchanges are permitted as "Exchange Periods."

          Each "Stripped APEX" will be a beneficial interest in the Trust corresponding to:

  •
  a 1/100th interest in a Stock Purchase Contract; and

  •
  $1,000 principal amount of U.S. Treasury securities that were Qualifying Treasury Securities on the date they were acquired by the Trust.

          On each Additional Distribution Date (or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable), each holder of Stripped APEX will also be entitled to receive Excess Proceeds Distributions consisting of the excess of the principal amount at maturity of the Qualifying Treasury Securities over the cost of replacing them with new Qualifying Treasury Securities.

          Each "Capital APEX" will be a beneficial interest in the Trust corresponding to $1,000 principal amount of Junior Subordinated Debentures held by the Custodial Agent on behalf of the Trust. The Trust will redeem the Capital APEX promptly after the Remarketing Settlement Date in exchange for Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of Capital APEX so redeemed.

          Qualifying Treasury Securities.    In order to determine what U.S. Treasury security is the Qualifying Treasury Security during any Exchange Period, any administrative trustee shall, for each March 15, June 15, September 15 and December 15, or if any such day is not a business day, the next business day, commencing on June 15, 2008 and ending on the Stock Purchase Date or the earlier termination of the Stock Purchase Contracts, or "Additional Distribution Date," identify:

  •
  the 13-week U.S. Treasury bill that matures at least one but not more than six business days prior to that Additional Distribution Date; or

  •
  if no 13-week U.S. Treasury bill that matures at least one but not more than six business days prior to that Additional Distribution Date is or is scheduled to be outstanding on the immediately preceding Additional Distribution Date, the 26-week U.S. Treasury bill that matures at least one but not more than six business days prior to that Additional Distribution Date; or

  •
  if neither of such U.S. Treasury bills is or is scheduled to be outstanding on the immediately preceding Additional Distribution Date, any other U.S. Treasury security (which may be a zero coupon U.S. Treasury security) that is outstanding on the immediately preceding Additional Distribution Date, is highly liquid and matures at least one business day prior to such Additional Distribution Date; provided that any U.S. Treasury security identified pursuant to this clause shall be selected in a manner intended to minimize the cash value of the security selected.

          The administrative trustees shall use commercially reasonable efforts to identify the security meeting the foregoing criteria for each Additional Distribution Date promptly after the Department of the Treasury makes the schedule for upcoming auctions of U.S. Treasury securities publicly available and shall, to the extent that a security previously identified with respect to any Additional Distribution Date is no longer expected to be outstanding on the immediately preceding Additional Distribution Date, identify another security meeting the foregoing criteria for such Additional Distribution Date. The security most recently identified by the administrative trustees with respect to any Additional Distribution Date shall be the "Qualifying Treasury Security" with respect to the period from and including its date of issuance (or if later, the date of maturity of the Qualifying Treasury Security with respect to the immediately preceding Additional Distribution Date) to but excluding its date of maturity, and the administrative trustees' identification of a security as a Qualifying Treasury Security for such period shall be final and binding for all purposes absent manifest error. You will be able to obtain the issue date, the maturity date and, when available, the CUSIP number of the U.S. Treasury bills or other U.S. Treasury securities that are Qualifying Treasury Securities for the current Exchange Period from the Collateral Agent by calling (617) 603-6567. Since this information is subject to change from time to time, holders should confirm this information prior to purchasing or delivering U.S. Treasury securities in connection with any exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX.

          Each Qualifying Treasury Security delivered to the Collateral Agent in connection with any exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX

and each Qualifying Treasury Security purchased by the Collateral Agent with the proceeds of any maturing Qualifying Treasury Security will be pledged to us through the Collateral Agent to secure the Trust's obligation to purchase the Preferred Stock under the corresponding Stock Purchase Contracts. In purchasing Qualifying Treasury Securities, the Collateral Agent will solicit offers from at least three U.S. government securities dealers, one of which may be U.S. Bank or an affiliate of U.S. Bank, and will accept the lowest offer so long as at least two offers are available. The Collateral Agent shall have no liability to the Trust, any trustee or any holder of the APEX in connection with the purchase of Qualifying Treasury Securities in the absence of gross negligence or willful misconduct.

          Exchange Procedures.    To exchange Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX, for each Normal APEX you must:

  •
  deposit with the Collateral Agent U.S. Treasury securities that are Qualifying Treasury Securities on the date of deposit, in a principal amount of $1,000 for each Normal APEX being exchanged, which you must purchase on the open market at your expense unless you already own them;

  •
  transfer the Normal APEX to the Transfer Agent; and

  •
  deliver a notice to the Collateral Agent and the Transfer Agent, in connection with the actions specified above, stating that you are depositing the appropriate Qualifying Treasury Securities with the Collateral Agent, transferring the Normal APEX to the Transfer Agent in connection with the exchange of the Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX and requesting the delivery to you of Stripped APEX and Capital APEX.

          Upon the deposit, transfer and receipt of notice, the Collateral Agent will release the Junior Subordinated Debentures corresponding to the exchanged Normal APEX from the pledge under the Collateral Agreement, free and clear of our security interest, and continue to hold them as Custodial Agent for the Trust in connection with the Capital APEX to be delivered to you. The Transfer Agent will cancel the exchanged Normal APEX and then deliver the Stripped APEX and Capital APEX to you.

Exchanging Stripped APEX and Capital APEX for Normal APEX and Qualifying Treasury Securities

          If you hold Stripped APEX and Capital APEX, you will have the right, at any time during an Exchange Period, to exchange them for Normal APEX and Qualifying Treasury Securities by transferring your Stripped APEX and Capital APEX to the Transfer Agent and delivering the notice specified below. The Collateral Agent will substitute a principal amount of Junior Subordinated Debentures equal to the liquidation amount of the Stripped APEX so exchanged for the same principal amount of Qualifying Treasury Securities pledged to secure the Trust's obligations under the Stock Purchase Contracts and deliver these Qualifying Treasury Securities to you, unencumbered by the security interest created under the Collateral Agreement, after which you will own the Qualifying Treasury Securities separately from the Normal APEX.

          To exchange Stripped APEX and Capital APEX for Normal APEX and Qualifying Treasury Securities, you must transfer to the Transfer Agent Stripped APEX and Capital APEX having the same liquidation amount, accompanied by a notice to the Transfer Agent, which you must also deliver to the Collateral Agent, stating that you are transferring the Stripped APEX and Capital APEX in connection with the exchange of Stripped APEX and Capital APEX for Normal APEX and Qualifying Treasury Securities, requesting the release to you of pledged Qualifying Treasury Securities having a principal amount equal to the liquidation amount of Stripped APEX and Capital

APEX so exchanged and requesting the delivery to you of Normal APEX. You must purchase the Stripped APEX or the Capital APEX at your expense unless you otherwise own them.

          Upon the transfer of Stripped APEX and Capital APEX together with the notice and request, the Collateral Agent will release the corresponding Qualifying Treasury Securities from the pledge under the Collateral Agreement, free and clear of our security interest, and deliver them to you. The Transfer Agent will then cancel the exchanged Stripped APEX and Capital APEX and deliver the Normal APEX to you.

          The Junior Subordinated Debentures corresponding to the Capital APEX you delivered will be pledged to us through the Collateral Agent to secure the Trust's obligation to purchase the Preferred Stock under the Stock Purchase Contracts related to the Normal APEX.

          If you elect to exchange Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX or vice versa, you will be responsible for any fees or expenses payable in connection with the exchange.

Current Payments

          The Trust must make distributions on each series of APEX on the relevant Distribution Dates to the extent that it has funds available therefor. The Trust's funds available for distribution to you as a holder of any series of APEX will be limited to payments received from us on the assets held by the Trust corresponding to that series. We will guarantee the payment of distributions on the APEX out of moneys held by the Trust to the extent of available Trust funds, as described under "Description of the Guarantee" on page S-116. Our obligation to pay Contract Payments will be subordinate and junior in right of payment to all our senior and subordinated debt, to the same extent as our obligations under our Junior Subordinated Debentures, as described under "Description of the Junior Subordinated Debentures" on page S-95. Our obligations under the Junior Subordinated Debentures are similarly subordinate and junior in right of payment to all our senior and subordinated debt.

          The distribution dates for Normal APEX and Stripped APEX, which we call "Regular Distribution Dates," are:

  •
  each March 15 and September 15 occurring prior to and including the later of March 15, 2011 and the Stock Purchase Date, or if any such day is not a business day, the next business day, commencing September 15, 2008 (or in the case of Stripped APEX, the first such date on which Stripped APEX are outstanding);

  •
  after the later of March 15, 2011 and the Stock Purchase Date, each March 15, June 15, September 15 and December 15, or if any such day is not a business day, the next business day; and

  •
  the Stock Purchase Date if not otherwise a Regular Distribution Date;

provided that the last Regular Distribution Date for the Stripped APEX shall be the Stock Purchase Date or, if later, the date on which no Additional Subordinated Debentures issued in respect of deferred contract payments are outstanding.

          The distribution dates for Capital APEX, which we call "Capital APEX Distribution Dates," are:

  •
  each March 15 and September 15, commencing on the later of the first such date on which Capital APEX are outstanding and September 15, 2008, or if any such day is not a business day, the next business day, and continuing through and including the last such date to occur prior to the Remarketing Settlement Date; and

  •
  thereafter for so long as Capital APEX remain outstanding, each day on which interest is payable on the Junior Subordinated Debentures.

          Also, prior to the Stock Purchase Date, the Trust will make additional distributions on the Stripped APEX relating to the Qualifying Treasury Securities quarterly on each March 15, June 15, September 15 and December 15, or if any such day is not a business day, the next business day, which dates we call "Additional Distribution Dates," or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable, commencing on the later of the first such day after Stripped APEX are outstanding and June 20, 2008.

          We use the term "Distribution Date" to mean a Regular Distribution Date, a Capital APEX Distribution Date or an Additional Distribution Date. A "Distribution Period" is (i) with respect to Normal APEX, Stripped APEX and Trust Common Securities, each period of time beginning on a Regular Distribution Date (or the date of original issuance in the case of the Distribution Period ending in September 2008) and continuing to but not including the next succeeding Regular Distribution Date for such series; and (ii) with respect to Capital APEX, each period of time beginning on a Capital APEX Distribution Date (or the date of original issuance of the APEX in the case of the Distribution Period ending in September 2008) and continuing to but not including the next succeeding Capital APEX Distribution Date. The term "distribution" includes any interest payable on unpaid distributions unless otherwise stated.

          Distributions made for periods prior to the later of March 15, 2011 and the Stock Purchase Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and distributions for periods beginning on or after such date will be calculated on the basis of a 360-day year and the number of days actually elapsed.

          Distributions on the APEX will be payable to holders as they appear in the security register of the Trust on the relevant record dates. The record dates will be the last day of the month immediately preceding the month in which the Distribution Date falls. Distributions will be paid through the Property Trustee or paying agent, which will hold amounts received in respect of the Junior Subordinated Debentures, the Stock Purchase Contracts and the Preferred Stock for the benefit of the holders of the APEX. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each distribution will be made as described under "Book-Entry System" on page S-130.

          Normal APEX.    Subject to the deferral provisions described below, through the later of March 15, 2011 and the Stock Purchase Date holders of Normal APEX will be entitled to receive cash distributions semi-annually on each Regular Distribution Date at the rate of 8.250% per annum of the liquidation amount, corresponding to (i) interest on the Junior Subordinated Debentures accruing for each Distribution Period ending prior to that date at the rate of 6.001% per annum and Contract Payments accruing for each Distribution Period ending prior to that date at the rate of 2.249% per annum on the liquidation amount of $1,000 per Normal APEX or (ii) if the Stock Purchase Date occurs prior to March 15, 2011, dividends on the Preferred Stock accruing for each Distribution Period ending prior to that date.

          Subject to the deferral provisions described below, holders of Normal APEX will also receive on the Stock Purchase Date, without duplication of the above payments, an amount equal to accrued and unpaid Contract Payments and interest on the Junior Subordinated Debentures, whether or not the Junior Subordinated Debentures have been successfully remarketed. In certain circumstances, these payments will be made in the form of Additional Subordinated Debentures as described below. A portion of the net proceeds of any successful Remarketing will be used to purchase certain U.S. Treasury securities maturing on or prior to the Stock Purchase Date, in an amount equal to the amount of interest that would have been payable to the Trust on the Junior Subordinated Debentures had they not been sold in the Remarketing and the interest rate not been reset. Holders of Normal APEX making the election described under "— Remarketing of the Junior Subordinated Debentures — Normal APEX" on page S-74 will not be entitled to this additional cash payment due to other holders of Normal APEX if the Remarketing is successful since their Normal

APEX will automatically become Stripped APEX and Capital APEX on the Remarketing Settlement Date. In the case of a Failed Remarketing, the Stock Purchase Date will also be an interest payment date on the Junior Subordinated Debentures.

          After the Stock Purchase Date, holders of Normal APEX will be entitled to receive distributions corresponding to non-cumulative dividends on the Preferred Stock held by the Trust. These cash dividends will be payable if, as and when declared by our board of directors, on the Dividend Payment Dates, which are:

  •
  if the Preferred Stock is issued prior to March 15, 2011, semi-annually in arrears on each March 15 and September 15 through March 15, 2011; and

  •
  from and including the later of March 15, 2011 and the date of issuance, quarterly in arrears on each March 15, June 15, September 15 and December 15 (or if such day is not a business day, the next business day).

          Dividends on each share of Preferred Stock will be calculated on the liquidation preference of $100,000 per share (i) to but not including the Dividend Payment Date in March 2011 at a rate per annum equal to 8.250%, and (ii) thereafter for each related Dividend Period at a rate per annum equal to Three-Month LIBOR plus 4.990%.

          For more information about dividends on the Preferred Stock, see "Description of the Preferred Stock — Dividends" on page S-123.

          Stripped APEX.    Subject to the deferral provisions described below, holders of Stripped APEX will be entitled to receive cash distributions on each Regular Distribution Date corresponding to Contract Payments payable by us through the Stock Purchase Date, at the rate of 2.249% per annum on the liquidation amount of $1,000 per Stripped APEX, accruing for each Stripped APEX from the Regular Distribution Date immediately preceding its issuance. Not later than each Additional Distribution Date on which any Stripped APEX are outstanding, the Collateral Agent will reinvest the proceeds of maturing Qualifying Treasury Securities on behalf of the Trust in securities that are Qualifying Treasury Securities as of such date, in each case having the same principal amount at maturity as the maturing Qualifying Treasury Securities. The Collateral Agent will invest the excess of the proceeds over the cost of the replacement securities in cash equivalents, and deliver to the Trust for distribution to the holders of Stripped APEX, on each Additional Distribution Date (or as promptly thereafter as the Collateral Agent and the paying agent determine to be practicable), an amount, or "Excess Proceeds Distribution," equal to the excess of $1,000 per Stripped APEX over the cost of such replacement Qualifying Treasury Securities plus any interest earned on those cash equivalents from the maturity date until the Additional Distribution Date. Since the principal amount of the Qualifying Treasury Securities will be used to pay the purchase price under the Stock Purchase Contracts on the Stock Purchase Date, the Excess Proceeds Distribution on the Stock Purchase Date will consist only of interest earned from the maturity date of the Qualifying Treasury Securities through the Stock Purchase Date, if any.

          For as long as they hold the Capital APEX, the holders of the Stripped APEX will continue to receive the scheduled distributions on the Capital APEX that were delivered to them when the Stripped APEX were created, subject to our right to defer interest payments on the Junior Subordinated Debentures. Each Stripped APEX will automatically, without any action by holders being necessary, be and become a Normal APEX on the business day following the Stock Purchase Date and be entitled to receive the same current payments as each Normal APEX after the Stock Purchase Date; provided that if after a Failed Remarketing we have issued Additional Subordinated Debentures to the Trust in respect of deferred interest on the Junior Subordinated Debentures, the Stripped APEX will only be and become Normal APEX on the business day after such Additional Subordinated Debentures have been paid in full. In this case, the Stripped APEX will not become Normal APEX until we have paid all amounts due on these Additional Subordinated

Debentures, and until then the holders of Stripped APEX will be entitled to receive on each Regular Distribution Date distributions corresponding to the dividends on the Preferred Stock.

          Capital APEX.    Subject to the deferral provisions described below, holders of Capital APEX will be entitled to receive cumulative cash distributions semi-annually on each March 15 and September 15, or if such day is not a business day, the next business day, commencing on the later of the first such date on which Capital APEX are outstanding and September 15, 2008, corresponding to interest on the Junior Subordinated Debentures accruing for each Distribution Period ending on such date at the rate of 6.001% per annum on the liquidation amount of $1,000 per Capital APEX. If the Stock Purchase Date occurs on a date that is not a semi-annual distribution date and the Junior Subordinated Debentures have not been successfully remarketed, that date will also be an interest payment date on the Junior Subordinated Debentures and, accordingly, subject to the deferral provisions described below, holders of Capital APEX will receive a distribution on that date corresponding to interest on the Junior Subordinated Debentures.

          The distributions paid on any Capital APEX Distribution Date will include any additional amounts or deferred interest amounts received by the Trust on the Junior Subordinated Debentures that are corresponding assets for the Capital APEX, as well as payments of interest on and principal of any Additional Subordinated Debentures we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Debentures, if any.

          Upon a successful Remarketing, we may elect to change the rate of interest on the Junior Subordinated Debentures from and after the Remarketing Settlement Date, as described under "Description of the Junior Subordinated Debentures — Remarketing" on page S-100. Accordingly, distributions will accrue on the Capital APEX that are not disposed of in connection with the Remarketing from and including the Remarketing Settlement Date to but excluding the date on which they are redeemed in exchange for Junior Subordinated Debentures at the rate established in the Remarketing.

          Deferral of Contract Payments and Interest Payments.    We may at our option, and will if so directed by the Federal Reserve, defer the Contract Payments until no later than the Stock Purchase Date as described under "Description of the Stock Purchase Contracts — Option to Defer Contract Payments" on page S-91. As a consequence, the Trust will defer corresponding distributions on the Normal APEX and the Stripped APEX during the deferral period. Deferred Contract Payments will accrue interest until paid, compounded on each Regular Distribution Date, at the interest rate per annum originally applicable to the Junior Subordinated Debentures. If we elect to defer the payment of Contract Payments until the Stock Purchase Date, then we will pay the Trust the deferred Contract Payments in additional junior subordinated debentures, or "Additional Subordinated Debentures," that have a principal amount equal to the aggregate amount of deferred Contract Payments as of the Stock Purchase Date, mature on the later of March 15, 2013 and five years after commencement of the related deferral period, bear interest at the rate per annum originally applicable to the Junior Subordinated Debentures, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Contract Payments, permit us to optionally defer interest on the same basis as the Junior Subordinated Debentures and are redeemable by us at any time prior to their stated maturity. The Additional Subordinated Debentures will be issued as a new series of debentures under our junior subordinated indenture described in this prospectus supplement under "Description of the Junior Subordinated Debentures" on page S-95.

          Also, we may at our option, and will if so directed by the Federal Reserve, defer cash payments of interest on the Junior Subordinated Debentures that are owned by the Trust for up to five years (or if later, until March 15, 2013), in which case the deferred amounts will accrue additional interest at the applicable rate then borne by the Junior Subordinated Debentures. As a consequence, the Trust will defer corresponding distributions on the Normal APEX (prior to the

Stock Purchase Date or, if earlier, the Remarketing Settlement Date) and on the Capital APEX during the deferral period. Deferred distributions to which you are entitled will accrue interest, from the relevant Distribution Date during any deferral period, at the rate originally applicable to the Junior Subordinated Debentures compounded on each interest payment date with respect to the Junior Subordinated Debentures, to the extent permitted by applicable law.

          During any period that we are deferring Contract Payments or interest on the Junior Subordinated Debentures (and, accordingly, the Trust is deferring distributions on the APEX) or have issued but not yet repaid in full Additional Subordinated Debentures in respect of deferred interest or deferred Contract Payments, we will be restricted, subject to certain exceptions, from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock as described under "Description of the Junior Subordinated Debentures — Restrictions on Certain Payments, including on Deferral of Interest" on page S-107. If we have elected to defer interest on the Junior Subordinated Debentures and there is a Failed Remarketing, then we will pay the Trust the deferred interest in Additional Subordinated Debentures. If we issue any Additional Subordinated Debentures, the foregoing covenant will also apply to the payment of interest on and principal of these debentures except that the reference to termination of the deferral period shall instead be to the maturity date of the Junior Subordinated Debentures.

Agreed Tax Treatment of the APEX

          As a beneficial owner of APEX, by acceptance of the beneficial interest therein, you and your agents will be deemed to have agreed, for all U.S. federal income tax purposes:

  •
  to treat yourself as the owner of:

  •
  for each Normal APEX or Stripped APEX, a 1/100th interest in a Stock Purchase Contract;

  •
  for each Normal APEX or Capital APEX, $1,000 principal amount of Junior Subordinated Debentures;

  •
  for each Stripped APEX, $1,000 principal amount of Qualifying Treasury Securities; and

  •
  for each Normal APEX participating in the Remarketing, its pro rata portion of the U.S. Treasury securities purchased with the proceeds of the Remarketing;

  •
  to treat the Trust as one or more grantor trusts or agency arrangements;

  •
  to treat the fair market value of the $1,000 principal amount of Junior Subordinated Debentures corresponding to one Normal APEX as $1,000 and the fair market value of a 1/100th fractional interest in a Stock Purchase Contract corresponding to one Normal APEX as $0 at the time of initial purchase;

  •
  to treat the Junior Subordinated Debentures as our indebtedness;

  •
  to treat stated interest on the Junior Subordinated Debentures as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued in accordance with your regular method of tax accounting, and otherwise to treat the Junior Subordinated Debentures as described in "Certain U.S. Federal Income Tax Consequences — Taxation of the Junior Subordinated Debentures" on page S-137; and

  •
  to treat the Contract Payments on the Stock Purchase Contracts as ordinary income that is includible in your gross income at the time the interest is paid or accrued in accordance with your regular method of tax accounting.

Remarketing of the Junior Subordinated Debentures

          The Trust will attempt to remarket the Junior Subordinated Debentures in order to fund the purchase of the Preferred Stock on the Stock Purchase Date under the Stock Purchase Contracts in a process we call "Remarketing." If a Remarketing is successful, the interest rate on and certain other terms of the Junior Subordinated Debentures may be changed, as a result of which the distribution rate, distribution dates and other terms of the Capital APEX may also change. We describe the timing of the Remarketing and how the Remarketing will be conducted under "Description of the Junior Subordinated Debentures — Remarketing" on page S-100 and "— Early Remarketing" on page S-104. In this section we describe choices that you may make in connection with a Remarketing as a holder of Normal APEX or Capital APEX.

          We may elect to remarket the Junior Subordinated Debentures in the form of capital securities. If we make this election, we will establish a new Delaware statutory trust and offer its capital securities in the Remarketing instead of the Junior Subordinated Debentures. If the Remarketing is successful, the new trust will purchase the Junior Subordinated Debentures included in the Remarketing from the Trust with the proceeds of the trust common securities of the new trust, which we will purchase, and the proceeds of the capital securities sold in the Remarketing, and the Trust will exchange the Junior Subordinated Debentures not included in the Remarketing for additional capital securities of the new trust.

          Normal APEX.    If you hold Normal APEX, you may decide that, in the event a Remarketing is successful, you would prefer to exchange your Normal APEX for Stripped APEX and Capital APEX instead of continuing to hold your Normal APEX. You may make a contingent exchange election by transferring your Normal APEX to the Transfer Agent and the notice of contingent exchange election in the form set forth on the reverse side of the Normal APEX certificate executed and completed as indicated during the period that commences on the tenth business day immediately preceding the beginning of any Remarketing Period and ending at 3:00 P.M., New York City time, on the second business day before the beginning of that Remarketing Period and depositing Qualifying Treasury Securities having a principal amount equal to the liquidation amount of your Normal APEX on the date of deposit with the Collateral Agent on or prior to 3:00 P.M., New York City time, on the second business day before the beginning of that Remarketing Period.

          If the Junior Subordinated Debentures are successfully remarketed during that Remarketing Period and you have made an effective election, your Normal APEX will be cancelled and you will receive Stripped APEX and Capital APEX having the same liquidation amount on or promptly after the Remarketing Settlement Date. As with any other exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX, you will be able to trade the Stripped APEX and Capital APEX separately. As a result of the successful Remarketing, the Stock Purchase Date will occur on the March 15, June 15, September 15 and December 15 next following the Remarketing Settlement Date, or if such day is not a business day, the next business day, and on the business day following the Stock Purchase Date each Stripped APEX will automatically be and become a Normal APEX, corresponding to 1/100th of a share of Preferred Stock held by the Trust unless there has been a Failed Remarketing and we have issued Additional Subordinated Debentures to the Trust in respect of deferred interest on the Junior Subordinated Debentures, in which case the Stripped APEX will only be and become Normal APEX on the business day after these Additional Subordinated Debentures have been paid in full. Each Capital APEX you receive will correspond to $1,000 principal amount of Junior Subordinated Debentures beneficially owned by the Trust and the Trust will redeem the Capital APEX promptly after the Remarketing Settlement Date in exchange for the corresponding Junior Subordinated Debentures.

          If you have given notice of a contingent exchange election but fail to deliver the Qualifying Treasury Securities to the Collateral Agent by 3:00 P.M., New York City time, on the second business day before the beginning of the applicable Remarketing Period, the notice will be void and your Normal APEX will be returned to you promptly after the end of that Remarketing Period.

          If you have given notice of a contingent exchange election and delivered the Qualifying Treasury Securities but the Remarketing is unsuccessful, your Qualifying Treasury Securities will be promptly returned to you by the Collateral Agent, the Transfer Agent will disregard the delivery of your Normal APEX and your Normal APEX will remain outstanding.

          Capital APEX.    If you hold Capital APEX, you may decide that, in the event a Remarketing is successful, you would prefer to dispose of your Capital APEX and receive the net cash proceeds of the Remarketing of the Junior Subordinated Debentures. You may make a contingent disposition election by transferring your Capital APEX to the Transfer Agent, accompanied by a notice of contingent disposition election in the form set forth on the reverse side of the Capital APEX certificate executed and completed as indicated, during the period that commences on the tenth business day immediately preceding the beginning of a Remarketing Period and ending at 3:00 P.M., New York City time, on the second business day immediately preceding the beginning of any Remarketing Period. If the Junior Subordinated Debentures are successfully remarketed during that Remarketing Period and you have made an effective election, on or promptly after the Remarketing Settlement Date, your Capital APEX will be cancelled and you will receive an amount in cash equal to the net proceeds of the sale of $1,000 principal amount of Junior Subordinated Debentures in the Remarketing for each $1,000 liquidation amount of Capital APEX with respect to which you made your election.

          If you have given notice of a contingent disposition election but the Remarketing is unsuccessful, the Transfer Agent will disregard the delivery of your Capital APEX and your Capital APEX will remain outstanding.

          Stripped APEX.    The timing and success or failure of any Remarketing affects the timing of the Stock Purchase Date, and thus the date upon which holders of Stripped APEX cease to receive distributions corresponding to Contract Payments and Additional Distributions and begin to receive distributions corresponding to the non-cumulative dividends on the Preferred Stock. Unless there has been a Failed Remarketing and we have issued Additional Subordinated Debentures in respect of deferred interest on the Junior Subordinated Debentures, each Stripped APEX automatically, without any action by holders being necessary, will be and become a Normal APEX on the business day after the Stock Purchase Date.

          Otherwise, each Stripped APEX automatically, without any action by holders being necessary, will be and become a Normal APEX on the business day after we have paid all amounts due on the Additional Subordinated Debentures.

Mandatory Redemption of Normal APEX upon Redemption of Preferred Stock

          The Normal APEX have no stated maturity but must be redeemed on the date we redeem the Preferred Stock, and the Property Trustee or paying agent will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the Normal APEX. The Preferred Stock is perpetual but we may redeem it on any date occurring on or after the later of March 15, 2011 and the Stock Purchase Date, subject to certain limitations. See "Description of the Preferred Stock — Redemption" on page S-125. The redemption price per Normal APEX will equal the redemption price of the corresponding assets. See "Description of the Preferred Stock —

Redemption" on page S-125. If notice of redemption of any Preferred Stock has been given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

          If less than all of the shares of Preferred Stock held by the Trust are to be redeemed on a redemption date, then the proceeds from such redemption will be allocated pro rata to the redemption of the Normal APEX and the Trust Common Securities, except as set forth under "— Ranking of Trust Common Securities" on page S-80.

          The term "like amount" as used above means Normal APEX having a liquidation amount equal to that portion of the liquidation amount of the Preferred Stock to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of such Normal APEX.

Conditional Right to Redeem the APEX upon a Special Event

          The Stock Purchase Contracts will automatically terminate and the Trust will redeem the APEX if we exercise our right to redeem all, but not less than all, of the Junior Subordinated Debentures prior to the Stock Purchase Date upon the occurrence of certain special events. The redemption price of the Junior Subordinated Debentures in the case of a redemption in connection with a rating agency event or tax event will be equal to the greater of 100% of their principal amount and a make-whole redemption price, plus in each case accrued and unpaid interest through the date of redemption. The redemption price of the Junior Subordinated Debentures in the case of a redemption in connection with a capital treatment event or investment company event will be equal to 100% of their principal amount, plus accrued and unpaid interest through the date of redemption. Holders of Normal APEX and Capital APEX will receive an amount in cash equal to the redemption price of the Junior Subordinated Debentures that are corresponding assets of their APEX and holders of Stripped APEX will receive the Qualifying Treasury Securities that are corresponding assets of their Stripped APEX. Holders of Normal APEX and Stripped APEX will also receive accrued and unpaid Contract Payments through the date of redemption with respect to the interests in Stock Purchase Contracts that are corresponding assets of their APEX. For a description of the special events that would permit us to redeem the Junior Subordinated Debentures and the make-whole redemption price, see "Description of the Junior Subordinated Debentures — Redemption" on page S-108.

Redemption of Capital APEX for Junior Subordinated Debentures in Connection with Remarketing

          If the Junior Subordinated Debentures are successfully remarketed, the Trust must redeem in kind the Capital APEX in whole but not in part (including Capital APEX issued in connection with a contingent exchange election as described under "— Remarketing of the Junior Subordinated Debentures — Normal APEX" on page S-74) in exchange for a principal amount of Junior Subordinated Debentures equal to the liquidation amount of each Capital APEX so redeemed promptly after the Remarketing Settlement Date. If we have elected to remarket the Junior Subordinated Debentures in the form of capital securities as described under "— Remarketing of the Junior Subordinated Debentures" on page S-74, instead of delivering Junior Subordinated Debentures the Trust will deliver capital securities with a liquidation amount equal to the principal amount of such Junior Subordinated Debentures. On the redemption date, the Capital APEX will be cancelled and you will receive Junior Subordinated Debentures or capital securities.

          If a Failed Remarketing occurs but on the Stock Purchase Date there is no deferred interest amount outstanding on the Junior Subordinated Debentures, then promptly after the Stock Purchase Date the Trust must redeem the Capital APEX, in whole but not in part, in kind in exchange for a like amount of Junior Subordinated Debentures. If a Failed Remarketing occurs and there is a deferred interest amount outstanding on the Stock Purchase Date, or if the Stock Purchase Contracts are terminated before the Stock Purchase Date, then we may instruct the Trust at any time thereafter when there is no deferred interest amount outstanding to redeem the Capital APEX, in whole but not in part, in kind in exchange for a like amount of Junior Subordinated Debentures.

Mandatory Redemption of Capital APEX upon Maturity of the Junior Subordinated Debentures

          The Capital APEX have no stated maturity but must be redeemed, if they remain outstanding after a Failed Remarketing and are not thereafter exchanged for a like amount of Junior Subordinated Debentures, in cash upon the date the Junior Subordinated Debentures mature or are redeemed. On each date the Capital APEX must be redeemed, or "Capital APEX Mandatory Redemption Date," the Property Trustee or paying agent will apply the proceeds from the repayment or redemption of Junior Subordinated Debentures to redeem a liquidation amount of the Capital APEX equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture. The redemption price per Capital APEX will equal the liquidation amount per Capital APEX plus accumulated and unpaid distributions to but excluding the redemption date.

Redemption Procedures

          Notice of any redemption will be mailed at least 30 days (or at least 20 days for a redemption in kind after a successful Remarketing) but not more than 60 days before the redemption date to the registered address of each holder of APEX to be redeemed.

          If (i) the Trust gives an irrevocable notice of redemption of any series of APEX for cash and (ii) we have paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures or Preferred Stock, then on the redemption date, the Property Trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the series of APEX being redeemed. See "Book-Entry System" on page S-130. The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the APEX, or in the case of a redemption of Capital APEX in exchange for Junior Subordinated Debentures after the Remarketing Settlement Date, to credit Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the Capital APEX to the beneficial owners of the global securities representing the Capital APEX. Distributions to be paid on or before the redemption date for any APEX called for redemption will be payable to the holders as of the record dates for the related Distribution Dates. If the APEX called for redemption are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the APEX funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the APEX.

          If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

  •
  all rights of the holders of such APEX called for redemption will cease, except the right of the holders of such APEX to receive the redemption price and any distribution payable in respect of the APEX on or prior to the redemption date, but without interest on such redemption price, or in the case of a redemption of Capital APEX in exchange for Junior Subordinated Debentures after the Remarketing Settlement Date, the right to receive the Junior Subordinated Debentures; and

  •
  the APEX called for redemption will cease to be outstanding.

          If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar month, then payment will be on the immediately preceding business day.

          If payment of the redemption amount for any Junior Subordinated Debentures or shares of Preferred Stock called for redemption is improperly withheld or refused and accordingly the redemption amount of the relevant series of APEX is not paid either by the Trust or by us under the Guarantee, then interest on the Junior Subordinated Debentures, or dividends on the Preferred Stock, as the case may be, will continue to accrue and distributions on such series of APEX called for redemption will continue to accumulate at the applicable rate then borne by such APEX from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

          Redemptions of the APEX (other than the redemption of Capital APEX in connection with a Remarketing) will require prior approval of the Federal Reserve.

          If less than all of the outstanding shares of Preferred Stock are to be redeemed on a redemption date, then the aggregate liquidation amount of Normal APEX and Trust Common Securities to be redeemed shall be allocated pro rata to the Normal APEX and Trust Common Securities based upon the relative liquidation amounts of such series, except as set forth under "— Ranking of Trust Common Securities" on page S-80. The Property Trustee will select the particular Normal APEX to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding Normal APEX not previously called for redemption or, if that is not practical, by any other method the Property Trustee deems fair and appropriate, or if the Normal APEX are in book-entry only form, in accordance with the procedures of DTC. The Property Trustee shall promptly notify the Transfer Agent in writing of the Normal APEX selected for redemption and, in the case of any Normal APEX selected for redemption in part, the liquidation amount to be redeemed.

          If less than all of the outstanding Capital APEX are to be redeemed on a redemption date, then the Property Trustee will select the particular Capital APEX to be redeemed on a pro rata basis based upon their respective liquidation amounts not more than 60 days before the redemption date from the outstanding Capital APEX not previously called for redemption by any method the Property Trustee deems fair and appropriate, or if the Capital APEX are in book-entry only form, in accordance with the procedures of DTC. The Property Trustee shall promptly notify the Transfer Agent in writing of the Capital APEX selected for redemption and, in the case of any Capital APEX selected for partial redemption, the liquidation amount to be redeemed.

          For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of APEX shall relate, in the case of any APEX redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of APEX that has been or is to be redeemed. If less than all of the Normal APEX or Capital APEX are redeemed, the Normal APEX or Capital APEX held through the facilities of DTC will be redeemed pro rata in accordance with DTC's internal procedures. See "Book-Entry System" on page S-130.

          Subject to applicable law, including, without limitation, U.S. federal securities laws, and subject to the Federal Reserve's risk-based capital guidelines applicable to bank holding companies, we or our affiliates may at any time and from time to time purchase outstanding APEX of any series by tender, in the open market or by private agreement.

Liquidation Distribution upon Dissolution

          Pursuant to the Trust Agreement, the Trust shall dissolve on the first to occur of:

  •
  certain events of bankruptcy, dissolution or liquidation of the holder of the Trust Common Securities;

  •
  at any time after the Stock Purchase Date or earlier termination of the Stock Purchase Contracts, upon the direction of the holder of the Trust Common Securities;

  •
  redemption of all of the APEX as described above; and

  •
  the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

          Except as set forth in the next paragraph, if an early termination occurs as a result of certain events of bankruptcy, dissolution or liquidation of the holder of Trust Common Securities, the Property Trustee and the administrative trustees will liquidate the Trust as expeditiously as they determine possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of APEX of each series a like amount of corresponding assets as of the date of such distribution. Except as set forth in the next paragraph, if an early termination occurs as a result of the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, unless otherwise required by applicable law, the Trust will not be liquidated until after the Stock Purchase Date but, commencing promptly thereafter, the Property Trustee will liquidate the Trust as expeditiously as it determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of APEX of each series a like amount of corresponding assets as of the date of such distribution. The Property Trustee shall give notice of liquidation to each holder of APEX at least 30 days and not more than 60 days before the date of liquidation.

          If, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, the Property Trustee determines that distribution of the corresponding assets in the manner provided above is not practical, or if the early termination occurs as a result of the redemption of all the APEX, the Property Trustee shall liquidate the property of the Trust and wind up its affairs. In that case, upon the winding-up of the Trust, except with respect to an early termination that occurs as a result of the redemption of all the APEX, the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount per Trust security plus accrued and unpaid distributions to the date of payment. If, upon any such winding-up, the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust securities shall be paid on a pro rata basis, except as set forth under "— Ranking of Trust Common Securities" on page S-80.

          The term "like amount" as used above means:

  •
  with respect to a distribution of Junior Subordinated Debentures to holders of any Normal APEX, Capital APEX or Trust Common Securities in connection with a dissolution or liquidation of the Trust or a redemption in kind of Capital APEX, Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the APEX or Trust Common Securities of the holder to whom such Junior Subordinated Debentures would be distributed; and

  •
  with respect to a distribution of Preferred Stock to holders of Normal APEX in connection with a dissolution or liquidation of the Trust therefor, Preferred Stock having a liquidation preference equal to the liquidation amount of the Normal APEX of the holder to whom such Preferred Stock would be distributed.

Distribution of Trust Assets

          Upon liquidation of the Trust other than as a result of an early termination upon the redemption of all the APEX and after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, the assets of the Trust will be distributed to the holders of such Trust securities in exchange therefor.

          After the liquidation date fixed for any distribution of assets of the Trust:

  •
  the APEX will no longer be deemed to be outstanding;

  •
  if the assets to be distributed are Junior Subordinated Debentures, Additional Subordinated Debentures or shares of Preferred Stock, DTC or its nominee, as the record holder of the APEX, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures, Additional Subordinated Debentures and Preferred Stock to be delivered upon such distribution and if the assets to be distributed are Qualifying Treasury Securities that are Pledged Securities, such securities will be delivered in book-entry form;

  •
  any certificates representing the Capital APEX not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the Capital APEX, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the Capital APEX until such certificates are so surrendered for transfer or reissuance (and until such certificates are surrendered, no payments of interest, principal, dividends, redemption price or otherwise will be made to holders);

  •
  any certificates representing the Normal APEX not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent shares of Preferred Stock having a Liquidation Preference equal to the Normal APEX until such certificates are so surrendered for transfer and reissuance; and

  •
  all rights of the holders of the APEX will cease, except the right to receive Junior Subordinated Debentures, Qualifying Treasury Securities or Preferred Stock, as the case may be, upon such surrender.

          Since after the Stock Purchase Date each Normal APEX corresponds to 1/100th of a share of Preferred Stock, holders of Normal APEX may receive fractional shares of Preferred Stock or depositary shares representing the Preferred Stock upon this distribution.

Ranking of Trust Common Securities

          If on any Distribution Date the Trust does not have funds available from payments of interest on the Junior Subordinated Debentures, dividends on the Preferred Stock or Contract Payments on the Stock Purchase Contracts (as applicable) to make full distributions on the APEX and the Trust Common Securities (other than as a result of the proper exercise of our deferral right in respect of interest or Contract Payments), then:

  •
  if such deficiency in funds results from our failure to make a full payment of interest on the Junior Subordinated Debentures on any interest payment date, then the available funds shall be applied first to make distributions then due on the Normal APEX and the Capital APEX on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to interest payments on the Junior Subordinated Debentures (or if less, the amount of the corresponding distribution that would have been made on the Normal APEX and Capital APEX had we made a full payment of interest on the Junior Subordinated Debentures) before any such amount is applied to make a distribution on the Trust Common Securities on such Distribution Date;

  •
  if the deficiency in funds results from our failure to make a full payment of Contract Payments on the Stock Purchase Contracts on a payment date for Contract Payments, then the available funds shall be applied first to make distributions then due on the Normal APEX and the Stripped APEX on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to the Contract Payments on the Stock Purchase Contracts (or if less, the amount of the corresponding distributions that would have been made on the Normal APEX and the Stripped APEX had we made a full payment of Contract Payments on the Stock Purchase Contracts) before any such amount is applied to make a distribution on the Trust Common Securities on such Distribution Date; and

  •
  if the deficiency in funds results from our failure to pay a full dividend on shares of Preferred Stock on a Dividend Payment Date, then the available funds from dividends on the Preferred Stock shall be applied first to make distributions then due on the Normal APEX on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to dividends on the Preferred Stock (or if less, the amount of the corresponding distributions that would have been made on the Normal APEX had we paid a full dividend on the Preferred Stock) before any such amount is applied to make a distribution on Trust Common Securities on such Distribution Date.

          If on any date where Normal APEX and Trust Common Securities must be redeemed because we are redeeming Preferred Stock and the Trust does not have funds available from our redemption of shares of Preferred Stock to pay the full redemption price then due on all of the outstanding Normal APEX and Trust Common Securities to be redeemed, then (i) the available funds shall be applied first to pay the redemption price on the Normal APEX to be redeemed on such redemption date and (ii) Trust Common Securities shall be redeemed only to the extent funds are available for such purpose after the payment of the full redemption price on the Normal APEX to be redeemed.

          If an early termination event occurs in respect of the Trust, no liquidation distributions shall be made on the Trust Common Securities until full liquidation distributions have been made on each series of the APEX.

          In the case of any event of default under the Trust Agreement resulting from (i) an event of default under the Indenture or (ii) our failure to comply in any material respect with any of our obligations under the Stock Purchase Contract Agreement or as issuer of the Preferred Stock, including obligations set forth in our restated articles of organization, as amended, or "Articles of Organization," or arising under applicable law, we, as holder of the Trust Common Securities, will be deemed to have waived any right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to the APEX have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the APEX and not on our behalf, and only the holders of the APEX will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

          Any one of the following events constitutes an event of default under the Trust Agreement, or a "Trust Event of Default," regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  •
  the occurrence of an event of default under the Indenture with respect to the Junior Subordinated Debentures beneficially owned by the Trust;

  •
  the failure to comply in any material respect with our obligations (i) under the Stock Purchase Contract Agreement, (ii) as issuer of the Preferred Stock, under our Articles of Organization, including the Certificate of Designation, or (iii) arising under applicable law relating to the Trust;

  •
  the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

  •
  the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

  •
  the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Trust Agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Trust Agreement; or

  •
  the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and our failure to appoint a successor Property Trustee within 60 days.

          Within 30 days after any Trust Event of Default actually known to the Property Trustee occurs, the Property Trustee will transmit notice of such Trust Event of Default to the holders of the affected series of Trust securities and to the administrative trustees, unless such Trust Event of Default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the Property Trustee a certificate as to whether or not we and they are in compliance with all the conditions and covenants applicable to us and to them under the Trust Agreement.

          The existence of a Trust Event of Default under the Trust Agreement, in and of itself, with respect to the Junior Subordinated Debentures does not entitle the holders of the Normal APEX or the Capital APEX to accelerate the maturity of such Junior Subordinated Debentures.

Removal of Trustees

          Unless an event of default under the Indenture has occurred and is continuing, the Property Trustee and/or the Delaware Trustee may be removed at any time by the holder of the Trust Common Securities. The Property Trustee and the Delaware Trustee may be removed by the holders of a majority in liquidation amount of the outstanding APEX for cause or by the holders of a majority in liquidation amount of the Normal APEX and the Capital APEX, considered together as a single series, if an event of default under the Indenture has occurred and is continuing. In no event will the holders of the APEX have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the Trust Common Securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Co-Trustees and Separate Property Trustee

          Unless an event of default under the Indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, we, as the holder of the Trust Common Securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Trust Agreement. If an event of default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

          Any person into which the Property Trustee or the Delaware Trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the Trust Agreement, provided that such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

          The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the Trust Agreement. The Trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the APEX, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

  •
  such successor entity either:

  •
  expressly assumes all of the obligations of the Trust with respect to the APEX, or

  •
  substitutes for each series of APEX other securities having substantially the same terms as that series of APEX, or the "Successor Securities," so long as the Successor Securities rank the same as the corresponding series of APEX in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  the successor entity's securities of any series are listed, or will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities of such series are listed;

  •
  a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Junior Subordinated Debentures, the Stock Purchase Contracts, Qualifying Treasury Securities and the Preferred Stock then held by or on behalf of the Property Trustee;

  •
  such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause any series of APEX, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

  •
  such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of any series of APEX, including any Successor Securities, in any material respect;

  •
  such successor entity has purposes substantially identical to those of the Trust;

  •
  prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an opinion from counsel to the Trust experienced in such matters to the effect that:

  •
  such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of any series of APEX, including any Successor Securities, in any material respect, and

  •
  following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act of 1940, or the "Investment Company Act";

  •
  the Trust has received an opinion of counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and

  •
  we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

          Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the APEX, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

          Except as provided herein and under "Description of the Guarantee — Amendments and Assignment" on page S-117 and as otherwise required by law and the Trust Agreement, the holders of the APEX will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Trust Agreement, including in respect of Junior Subordinated Debentures, Stock Purchase Contracts or Preferred Stock beneficially owned by the Trust. Under the Trust Agreement, however, the Property Trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.

          Trust Agreement.    We and the administrative trustees may amend the Trust Agreement without the consent of the holders of the APEX, the Property Trustee or the Delaware Trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of APEX or the Property Trustee or the Delaware Trustee or impose any additional duty or obligation on the Property Trustee or the Delaware Trustee, to:

  •
  cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which may not be inconsistent with the other provisions of the Trust Agreement;

  •
  modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as one or more grantor trusts or agency arrangements and not as an association or a publicly traded partnership taxable as a corporation at all times that any Trust securities are outstanding, to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or to ensure the treatment of the APEX as Tier 1 capital under prevailing Federal Reserve rules and regulations;

  •
  provide that certificates for the APEX may be executed by an administrative trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by us of an authentication agent and certain related provisions;

  •
  require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

  •
  conform the terms of the Trust Agreement to the description of the Trust Agreement, the APEX and the Trust Common Securities in this prospectus supplement, in the manner provided in the Trust Agreement.

          Any such amendment shall become effective when notice thereof is given to the Property Trustee, the Delaware Trustee and the holders of the APEX.

          We and the administrative trustees may generally amend the Trust Agreement with:

  •
  the consent of holders representing not less than a majority, based upon liquidation amounts, of each outstanding series of APEX affected by the amendments; and

  •
  receipt by the administrative trustees of the Trust of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of the Trust in accordance with such amendment will not affect the Trust's status as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes or affect the Trust's exemption from status as an "investment company" under the Investment Company Act.

          However, without the consent of each affected holder of Trust securities, the Trust Agreement may not be amended to:

  •
  change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or

  •
  restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.

          Prior to the issuance of definitive certificates representing the APEX upon any termination of the global securities, without the consent of the holders of the APEX, we and the trustees of the Trust will enter into such amendments or supplements to the Trust Agreement as are necessary to provide for exchanges of Normal APEX in definitive form and Qualifying Treasury Securities for Stripped APEX and Capital APEX in definitive form and vice versa, as well as for the elections to be made by holders of Normal APEX and Stripped APEX in definitive form in connection with a remarketing.

          Indenture and Junior Subordinated Debentures.    So long as the Property Trustee holds any Junior Subordinated Debentures, the trustees of the Trust may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Capital

APEX and Normal APEX (if prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date), considered together as a single series:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for the Junior Subordinated Debentures, or execute any trust or power conferred on the Indenture Trustee with respect to such Junior Subordinated Debentures;

  •
  waive any past default that is waivable under the Indenture;

  •
  exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures is due and payable; or

  •
  consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures, where such consent by the holders of the Junior Subordinated Debentures shall be required.

          If a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent may be given by the Property Trustee without the prior consent of each holder of Capital APEX and prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, each holder of the Normal APEX.

          The Property Trustee will notify each holder of the Capital APEX and prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, each holder of the Normal APEX of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the APEX, before taking any of the foregoing actions, the administrative trustees of the Trust will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Trust to be classified as other than one or more grantor trusts or agency arrangements or as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the APEX except by subsequent vote of the holders of the same series of APEX.

          Stock Purchase Contract Agreement and Collateral Agreement.    We may modify the Stock Purchase Contract Agreement or the Collateral Agreement with the consent of the trustees of the Trust. The trustees may consent to any amendment or modification of these agreements without the prior consent of the holders of any series of APEX for any of the following purposes:

  •
  to evidence the succession of another person to the obligations of the Trust or the Property Trustee,

  •
  to add to the covenants for the benefit of the Trust or the Property Trustee or to surrender any of our rights or powers under those agreements,

  •
  to evidence and provide for the acceptance of appointment of a successor Collateral Agent, Custodial Agent or securities intermediary under the Collateral Agreement,

  •
  to cure any ambiguity, or to correct or supplement any provisions that may be inconsistent,

  •
  to conform the terms of the Stock Purchase Contract Agreement or the Collateral Agreement to their respective descriptions in this prospectus supplement, or

  •
  to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders of any series of APEX in any material respect.

          The trustees of the Trust may agree, with the consent of not less than a majority of the Normal APEX and Stripped APEX at the time outstanding, considered together as a single series, to amend or modify the Stock Purchase Contract Agreement or the Collateral Agreement. However, no such amendment or modification may, without the consent of the holder of each outstanding Normal APEX and Stripped APEX:

  •
  change any payment date,

  •
  change the amount or type of Pledged Securities required to be pledged, impair the right of the Trust to receive distributions on the Pledged Securities or otherwise adversely affect the Trust's rights in or to the Pledged Securities,

  •
  change the place or currency of payment or reduce any Contract Payments,

  •
  impair the Property Trustee's, or the holders' in the case of a direct action, right to institute suit for the enforcement of the Stock Purchase Contract or payment of any Contract Payments, or

  •
  reduce the number of shares of Preferred Stock purchasable under the Stock Purchase Contracts, increase the price to purchase Preferred Stock upon settlement of the Stock Purchase Contracts, change the Stock Purchase Date or otherwise adversely affect the Trust's rights under the Stock Purchase Contracts.

          If any amendment or proposal referred to above would adversely affect only the Normal APEX or the Stripped APEX, then only the affected series of holders will be entitled to consent to such modification, and the Property Trustee's consent to such modification will not be effective except with the consent of the holders of not less than a majority of the affected series or of all of the holders of the affected series, as applicable.

          Preferred Stock.    So long as the Preferred Stock is held by the Property Trustee on behalf of the Trust, the trustees of the Trust will not waive any rights in respect of the Preferred Stock without obtaining the prior approval of the holders of at least a majority in liquidation amount of the Normal APEX and the Stripped APEX then outstanding, considered together as a single series. The trustees of the Trust shall also not consent to any amendment to the Trust's or our governing documents that would change the dates on which dividends are payable or the amount of such dividends, without the prior written consent of each holder of Normal APEX and Stripped APEX. In addition to obtaining the foregoing approvals from holders, the administrative trustees shall obtain, at our expense, an opinion of counsel to the effect that such action shall not cause the Trust to be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes.

          General.    Any required approval of holders of any series of APEX may be given at a meeting of holders of such series of APEX convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of any series of APEX are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of such APEX in the manner set forth in the Trust Agreement.

          No vote or consent of the holders of APEX will be required for the Trust to redeem and cancel the APEX in accordance with the Trust Agreement.

          Notwithstanding that holders of the APEX are entitled to vote or consent under any of the circumstances described above, any of the APEX that are owned by us or our affiliates or the trustees or any of their affiliates shall, for purposes of such vote or consent, be treated as if they were not outstanding.

          Voting and consensual rights available to or in favor of holders or beneficial owners under the Trust Agreement may be exercised only by a United States Person that is a beneficial owner of a Trust security or by a United States Person acting as irrevocable agent with discretionary powers for the beneficial owner of a Trust security that is not a United States Person. Holders that are not

United States Persons must irrevocably appoint a United States Person with discretionary powers to act as their agent with respect to such voting and consensual rights. For this purpose, "United States Person" means a citizen or resident of the United States, a domestic partnership, a domestic corporation, an estate the income of which is subject to U.S. Federal income taxation regardless of its source, and a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

Payment and Paying Agent

          Payments on the APEX shall be made to DTC, which shall credit the relevant accounts on the applicable Distribution Dates. If any APEX are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

          The paying agent shall initially be U.S. Bank and any co-paying agent chosen by the paying agent and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the administrative trustees, the Property Trustee and us, as depositor. In the event that U.S. Bank shall no longer be the paying agent, the administrative trustees will appoint a successor to act as paying agent, which will be a bank or trust company reasonably acceptable to the Property Trustee and to us.

Registrar and Transfer Agent

          U.S. Bank will act as registrar and transfer agent, or the "Transfer Agent," for the APEX.

          Registration of transfers of APEX will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the Trust nor the Transfer Agent shall be required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

          Any APEX can be exchanged for other APEX of the same series so long as such other APEX are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the APEX that were surrendered for exchange. The APEX may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the APEX, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the APEX. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the APEX for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency in each place of payment for the APEX.

Information Concerning the Property Trustee

          Other than during the occurrence and continuance of a Trust Event of Default, the Property Trustee undertakes to perform only the duties that are specifically set forth in the Trust Agreement. After a Trust Event of Default, the Property Trustee must exercise the rights and powers vested in it with the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. The Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of APEX unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one upon which holders of APEX are entitled under the Trust Agreement to vote, then the Property Trustee will take any action that we direct. If we do not provide direction, the Property Trustee may take any action that it deems advisable and in the interests of the holders of the Trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

          We and our affiliates may maintain certain accounts and other banking relationships with the Property Trustee and its affiliates in the ordinary course of business.

Trust Expenses

          Pursuant to the Trust Agreement, we, as depositor, agree to pay:

  •
  all debts and other obligations of the Trust (other than with respect to the APEX);

  •
  all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees, expenses and indemnities of the trustees and the cost and expenses relating to the operation of the Trust; and

  •
  any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which the Trust might become subject.

Governing Law

          The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

          The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that it will not be required to register as an "investment company" under the Investment Company Act and that it will be characterized as other than one or more grantor trusts or agency arrangements for U.S. federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the Junior Subordinated Debentures will be treated as indebtedness of State Street for U.S. federal income tax purposes.

          In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the APEX.

          Holders of the APEX have no preemptive or similar rights. The APEX are not convertible into or exchangeable for our common stock or preferred stock.

          The Trust may not acquire any investments except for the certain U.S. Treasury securities and the Preferred Stock; sell or assign Trust property; and borrow money or issue debt or mortgage or pledge any of its assets except for pledges of Junior Subordinated Debentures, and certain U.S. Treasury securities to secure its obligations under the Stock Purchase Contracts.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS

          The following is a brief description of the terms of the Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Collateral Agreement. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Stock Purchase Contract Agreement and the Collateral Agreement, copies of which are available upon request from us.

Purchase of Preferred Stock

          Each Stock Purchase Contract will obligate the Trust to purchase, and us to sell, a newly-issued share of Preferred Stock on the Stock Purchase Date for $100,000 in cash. The Stock Purchase Date is expected to be March 15, 2011, but could (i) occur on an earlier date if an Early Settlement Event (as described below) occurs or (ii) be deferred for quarterly periods until as late as March 15, 2012 if the first four Remarketing attempts are not successful. The Stock Purchase Date will be the March 15, June 15, September 15 or December 15 (or if any such day is not a business day, the next business day) immediately following the Remarketing Settlement Date, or if no successful Remarketing has occurred by the fifth Remarketing attempt, then the March 15, June 15, September 15 or December 15 (or if any such day is not a business day, the next business day) after such fifth unsuccessful Remarketing. For example, if no Early Settlement Event has occurred and each successive Remarketing in February 2011, May 2011, August 2011, November 2011 and February 2012 is unsuccessful, the Stock Purchase Date would then be on March 15, 2012 (or if any such day is not a business day, on the next business day).

          On the Stock Purchase Date, the Trust will satisfy its obligation to purchase the Preferred Stock for $100,000 per Stock Purchase Contract. Unless an event described under "— Termination" on page S-91 has occurred, then the settlement of the Stock Purchase Contracts will occur as follows:

  •
  the proceeds at maturity of the U.S. Treasury securities purchased from the Remarketing proceeds will be applied together with the proceeds at maturity of the Qualifying Treasury Securities to satisfy in full the Trust's obligation to purchase the Preferred Stock under the Stock Purchase Contracts; and

  •
  if there has not been a successful Remarketing, we will exercise our rights as a secured party in accordance with applicable law, including disposition of the Junior Subordinated Debentures pledged to secure the Trust's obligations under the Stock Purchase Contracts or their proceeds or applying these Junior Subordinated Debentures or their proceeds against the Trust's obligation to purchase the Preferred Stock under the Stock Purchase Contracts.

          In any event, a share of Preferred Stock will then be issued and delivered to the Trust in respect of each Stock Purchase Contract.

Contract Payments

          We will make periodic contract payments, or "Contract Payments," to the Trust on the Stock Purchase Contracts at the rate of 2.249% per annum of the stated amount of $100,000 per Stock Purchase Contract. Contract Payments will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Contract Payments will accrue from January 25, 2008 and, subject to our right to defer Contract Payments described below, will be payable on each Regular Distribution Date through the Stock Purchase Date. If any Regular Distribution Date is not a business day, then payment of the Contract Payments payable on that date will be made on the next business day, without adjustment.

          Our obligations with respect to Contract Payments will be subordinate and junior in right of payment to our obligations under any of our senior and subordinated debt to the same extent as the Junior Subordinated Debentures. The Stock Purchase Contracts do not limit the incurrence by us of other indebtedness, including senior and subordinated debt. No Contract Payments may be made if there shall have occurred and be continuing a default in any payment with respect to senior or subordinated debt or an event of default with respect to any senior or subordinated debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

Option to Defer Contract Payments

          We may, at our option, and will at the direction of the Federal Reserve, defer Contract Payments on the Stock Purchase Contracts at any time or from time to time. If we defer Contract Payments, we will provide prior written notice to the Property Trustee, who will notify holders of Normal APEX and Stripped APEX. We may elect to defer Contract Payments on more than one occasion. Deferred Contract Payments will accrue interest until paid, compounded on each Regular Distribution Date at the rate per annum originally applicable to the Junior Subordinated Debentures. If we elect or are directed by the Federal Reserve to defer the payment of Contract Payments and such deferral is continuing on the Stock Purchase Date, then we will pay the Trust the deferred Contract Payments in Additional Subordinated Debentures. The Trust will hold these debentures as assets corresponding to the Normal APEX and Stripped APEX and make distributions to the holders thereof corresponding to payments of principal of, and interest on, these debentures. If the Stock Purchase Contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us, the Trust's right to receive Contract Payments and deferred Contract Payments also will terminate.

          If we elect or are directed by the Federal Reserve to defer Contract Payments, then until the deferred Contract Payments have been paid in cash or any debentures we issue in respect of deferred Contract Payments have been repaid in full, we will not take any of the actions that we would be prohibited from taking during a deferral of interest payments on the Junior Subordinated Debentures as described under "Description of the Junior Subordinated Debentures — Restrictions on Certain Payments, including on Deferral of Interest" on page S-107.

Direct Action by Holders of Normal APEX or Stripped APEX

          Up to and including the Stock Purchase Date, or the earlier termination of the Stock Purchase Contracts, any holder of Normal APEX or Stripped APEX may institute a direct action if we fail to make Contract Payments on the Stock Purchase Contracts when due, taking into account any deferral period. A direct action may be brought without first:

  •
  directing the Property Trustee to enforce the terms of the Stock Purchase Contracts; or

  •
  suing us to enforce the Property Trustee's rights under the Stock Purchase Contracts.

          This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Normal APEX or Stripped APEX thereunder without the consent of all such holders.

Termination

          Our rights and obligations and the rights and obligations of the Trust under the Stock Purchase Contracts, including the right and obligation to purchase the Preferred Stock and the right to receive deferred Contract Payments, will immediately and automatically terminate, without any further action, upon the termination of the Stock Purchase Contracts as a result of our bankruptcy, insolvency or reorganization. In the event of a termination of the Stock Purchase Contracts as a result of our bankruptcy, insolvency or reorganization, the Trust will not have a claim in bankruptcy under the Stock Purchase Contracts with respect to our issuance of the Preferred Stock or the right to receive Contract Payments.

          Upon any termination, the Collateral Agent will release the aggregate principal amount of the Junior Subordinated Debentures corresponding to the aggregate liquidation amount of the Normal APEX and the aggregate principal amount of Qualifying Treasury Securities corresponding to the aggregate liquidation amount of the Stripped APEX, as the case may be, held by it to the Property Trustee for distribution to the holders of the Normal APEX and the Stripped APEX. Upon any termination, however, the release and distribution may be subject to the automatic stay under Section 362 of the U.S. Bankruptcy Code, and claims arising out of the Junior Subordinated Debentures, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. In the event that we become the subject of a case under the U.S. Bankruptcy Code, a delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited. The automatic stay will not be lifted until such time as the bankruptcy court agrees to lift it and allow the release and distribution of the Pledged Securities.

          If the Stock Purchase Contracts are terminated as a result of our bankruptcy, insolvency or reorganization, the Trust will have no right to receive any accrued Contract Payments.

          The Stock Purchase Contracts will also terminate automatically upon the redemption of the Junior Subordinated Debentures prior to the Stock Purchase Date. Upon any such termination, we will pay to the Trust for distribution to the holders of the Normal APEX and the Stripped APEX all accrued and unpaid contract payments and the Collateral Agent will release the redemption price of the Junior Subordinated Debentures corresponding to the aggregate liquidation amount of the Normal APEX and the aggregate principal amount of Qualifying Treasury Securities corresponding to the aggregate liquidation amount of the Stripped APEX, as the case may be, held by it to the Property Trustee for distribution to the holders of the Normal APEX and the Stripped APEX, respectively.

Pledged Securities and the Collateral Agreement

          The Trust will pledge Junior Subordinated Debentures and Qualifying Treasury Securities, also referred to as the "Pledged Securities," and, after a successful Remarketing, certain U.S. Treasury securities purchased from the Remarketing proceeds to us through the Collateral Agent, for our benefit, pursuant to the Collateral Agreement to secure the obligations of the Trust to purchase Preferred Stock under the Stock Purchase Contracts. The rights of the Trust (acting through the Property Trustee) to the Pledged Securities will be subject to our security interest created by the Collateral Agreement. The aggregate principal amount of Junior Subordinated Debentures and Qualifying Treasury Securities constituting Pledged Securities, together with the amount of any proceeds of Qualifying Treasury Securities held by the Collateral Agent for reinvestment in additional Qualifying Treasury Securities and, after a successful Remarketing, certain U.S. Treasury securities purchased from the Remarketing proceeds must always equal the purchase price of the Preferred Stock under the Stock Purchase Contracts. Accordingly, Pledged Securities may not be withdrawn from the pledge arrangement except:

  •
  to substitute Qualifying Treasury Securities for Junior Subordinated Debentures in connection with an exchange of Normal APEX for Stripped APEX and Capital APEX, as provided for under "Description of the APEX — Exchanging Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX" on page S-66;

  •
  to substitute Junior Subordinated Debentures for Qualifying Treasury Securities in connection with an exchange of Stripped APEX and Capital APEX for Normal APEX, as

    provided for under "Description of the APEX — Exchanging Stripped APEX and Capital APEX for Normal APEX and Qualifying Treasury Securities" on page S-68;

  •
  to substitute the U.S. Treasury securities purchased from the Remarketing proceeds for Junior Subordinated Debentures upon completion of a successful Remarketing; or

  •
  upon the termination of the Stock Purchase Contracts.

          Subject to the security interest and the terms of the Collateral Agreement, the Trust (acting through the Property Trustee) will own the Pledged Securities and, subject to the terms of the Trust Agreement, it will be entitled to exercise all rights pertaining to the Junior Subordinated Debentures and Preferred Stock, including voting rights and, in the case of the Junior Subordinated Debentures, redemption rights. We will have no interest other than our security interest in the Pledged Securities.

          Except as described in "Certain Other Provisions of the Stock Purchase Contract Agreement and the Collateral Agreement" on page S-94, the Collateral Agent will, upon receipt, if any, of payments on the Pledged Securities (except to the extent it applies the proceeds at maturity of any Qualifying Treasury Securities to purchase replacement Qualifying Treasury Securities), distribute the payments to the Trust, which will in turn distribute those payments, together with Contract Payments received from us, to the persons in whose names the Normal APEX and Stripped APEX are registered at the close of business on the record date for the next Distribution Date.

CERTAIN OTHER PROVISIONS OF THE STOCK PURCHASE CONTRACT AGREEMENT AND THE COLLATERAL AGREEMENT

          The following is a brief description of certain other provisions of the Stock Purchase Contract Agreement and the Collateral Agreement. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to these agreements, copies of which are available upon request from us.

No Consent to Assumption

          The Trust (acting through the Property Trustee) will under the terms of the Stock Purchase Contract Agreement be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the Stock Purchase Contracts by us or our trustee if we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

          We covenant in the Stock Purchase Contract Agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless:

  •
  the successor entity is a corporation organized and existing under the laws of a domestic jurisdiction and the successor expressly assumes our obligations under the Stock Purchase Contracts, the Stock Purchase Contract Agreement, the Collateral Agreement, the Trust Agreement, the Indenture for the Junior Subordinated Debentures, the Guarantee and the Remarketing Agreement;

  •
  the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the Stock Purchase Contracts, the Stock Purchase Contract Agreement, the Collateral Agreement, the Trust Agreement or the Remarketing Agreement or in material default in the performance of any other covenants under these agreements; and

  •
  the successor entity reserves sufficient authorized and unissued shares of preferred stock having substantially the same terms and conditions as the Preferred Stock, such that the Trust will receive, on the Stock Purchase Date, preferred stock having substantially the same rights as the Preferred Stock that the Trust would have received had such merger, consolidation or other transaction not occurred.

Governing Law

          The Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Collateral Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Collateral Agent

          U.S. Bank initially will be the Collateral Agent, Custodial Agent and securities intermediary under the Collateral Agreement. U.S. Bank, in its capacity as Collateral Agent, will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with the Property Trustee or any of the holders of the APEX, except for the obligations owed by a pledgee of property to the owner of the property under the Collateral Agreement and applicable law. U.S. Bank, in its capacity as Custodial Agent, will act solely as agent for the Trust and will not assume any obligation or relationship of agency or trust for or with any of the holders of the APEX.

          The Collateral Agreement will contain provisions limiting the liability of the Collateral Agent and Custodial Agent and provisions under which they may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Miscellaneous

          The Collateral Agreement will provide that we will pay all fees and expenses related to the retention of the Collateral Agent and Custodial Agent.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

          The following is a brief description of the terms of the Junior Subordinated Debentures. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Junior Subordinated Debentures and the Indenture referred to below, copies of which are available upon request from us.

          The Junior Subordinated Debentures will be issued pursuant to a junior subordinated indenture, dated as of December 15, 1996, between us and The First National Bank of Chicago, as original trustee, as amended and supplemented by a third supplemental indenture, to be dated as of January 25, 2008, among us, U.S. Bank, as indenture trustee, with respect to the Junior Subordinated Debentures. We refer to the junior subordinated indenture, as so amended and supplemented, as the "Indenture," and to U.S. Bank or its successor, as the "Indenture Trustee." You should read the Indenture for provisions that may be important to you.

          When we use the term "holder" in this prospectus supplement with respect to a registered Junior Subordinated Debenture, we mean the person in whose name such Junior Subordinated Debenture is registered in the security register. It is expected that U.S. Bank, in its capacity as either Collateral Agent or Custodial Agent, will be the registered holder of the Junior Subordinated Debentures at all times prior to the Remarketing Settlement Date. After the Remarketing Settlement Date, we expect that the Junior Subordinated Debentures will be held in book-entry form only, as described under "Book-Entry System" on page S-130, and will be held in the name of DTC or its nominee.

          The Indenture does not limit the amount of debt that we or our subsidiaries may incur either under the Indenture or other indentures to which we are or become a party. The Junior Subordinated Debentures are not convertible into or exchangeable for our common stock or authorized preferred stock.

General

          The Junior Subordinated Debentures will be unsecured, will be deeply subordinated, including to all of our existing and future senior and subordinated debt, as defined under "— Subordination" on page S-97, and, in the case of our liquidation (whether in bankruptcy or otherwise), to all of our indebtedness for money borrowed, including subordinated debt that is not by its terms expressly made pari passu with or junior to the Junior Subordinated Debentures, but not trade creditors and Pari Passu Securities, as defined below under "— Subordination"; provided that in connection with an Early Remarketing, other than the first attempt at Remarketing, we may elect that our obligations under the Junior Subordinated Debentures shall no longer be subordinated to our senior and subordinated debt, effective on the Remarketing Settlement Date.

          We will have the right at any time after the Stock Purchase Date or the earlier termination of the Stock Purchase Contracts to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital APEX and, if the Stock Purchase Contracts have been terminated, the holders of the Normal APEX. If Junior Subordinated Debentures are distributed to holders of the Normal APEX and Capital APEX in liquidation of the holders' interests in the Trust at any time that the Normal APEX and Capital APEX are represented by global securities, those Junior Subordinated Debentures initially will be issued as a global security. Unless the Trust is dissolved and the Junior Subordinated Debentures distributed to holders of the Normal APEX and Capital APEX, U.S. Bank, in its capacity as either Collateral Agent or Custodial Agent, will continue to hold legal title to the Junior Subordinated Debentures, subject, in the case of Junior Subordinated Debentures that are Pledged Securities, to the pledge under the Collateral Agreement, until the Stock Purchase Date or, if earlier, the Remarketing Settlement Date.

Interest Rate and Maturity

          The interest payment provisions for the Junior Subordinated Debentures correspond to the distribution provisions of the Normal APEX described under "Description of the APEX — Current Payments — Normal APEX" on page S-70. The record date for interest payments on the Junior Subordinated Debentures is the last day of the month immediately preceding the month in which the applicable interest payment date falls. The Junior Subordinated Debentures will mature on March 15, 2042 or such earlier date as we may elect in connection with a Remarketing, as described under "— Remarketing" on page S-100, and will bear interest accruing from January 25, 2008, at the rate of 6.001% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2008, subject to the deferral provisions described under "— Option to Defer Interest Payments" on page S-96. If there is a Failed Remarketing, interest will also be payable on the Junior Subordinated Debentures on the Stock Purchase Date if it is not otherwise an interest payment date.

          The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the case that any date on which interest is payable on the Junior Subordinated Debentures is not a business day, then payment of the interest payable on that date will be made on the next business day, without adjustment.

Option to Defer Interest Payments

          We will have the right under the Indenture to defer, and will defer if directed to do so by the Federal Reserve, the payment of interest on the Junior Subordinated Debentures at any time or from time to time. We may not defer interest payments for any period of time that exceeds ten consecutive interest payment dates with respect to any deferral period. If we elect to move up the maturity date of the Junior Subordinated Debentures in connection with a Remarketing and, at the time of the Remarketing, are deferring interest, we may not elect a maturity date that is earlier than five years after commencement of the deferral period. Any deferral period must end on an interest payment date. At the end of a deferral period, we must pay all interest then accrued and unpaid, together with any interest on the accrued and unpaid interest, to the extent permitted by applicable law. If we exercise our right to defer payments of stated interest on the Junior Subordinated Debentures, we intend to treat the Junior Subordinated Debentures as reissued, solely for U.S. federal income tax purposes, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by U.S. Treasury regulations. As a result, the income that you would be required to accrue would exceed the interest payments that you would actually receive. If the Stock Purchase Date occurs during a deferral period and we have not successfully remarketed the Junior Subordinated Debentures, on the Stock Purchase Date we will pay the Trust deferred interest on the Junior Subordinated Debentures that are Pledged Securities in junior subordinated debentures, or "Additional Subordinated Debentures" that have a principal amount equal to the aggregate amount of deferred interest as of the Stock Purchase Date, mature on the later of March 15, 2013 and five years after commencement of the related deferral period, bear interest at a rate per annum equal to the rate of interest originally in effect on the Junior Subordinated Debentures, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Junior Subordinated Debentures and are redeemable by us at any time prior to their stated maturity.

          Prior to the termination of any deferral period, we may extend such deferral period, provided that such extension does not:

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  cause such extended deferral period to exceed the maximum deferral period;

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  end on a date other than an interest payment date; or

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  extend beyond the stated maturity of the Junior Subordinated Debentures.

          Upon the termination of any deferral period, or any extension of the related deferral period, and the payment of all amounts then due, we may begin a new deferral period, subject to the limitations described above. No interest shall be due and payable during a deferral period except at the end thereof. We must give the Indenture Trustee and the paying agent notice of our election to begin or extend a deferral period at least 10 business days prior to the date interest on the Junior Subordinated Debentures would have been payable but for the election to begin or extend the deferral period.

          The Indenture Trustee shall give notice of our election to begin or extend a deferral period to the holders of the Junior Subordinated Debentures, to the administrative trustees and to the holders of the Capital APEX and, if such election is made prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, to the holders of the Normal APEX. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend a deferral period.

          As described under "— Restrictions on Certain Payments, including on Deferral of Interest" on page S-107, during any such deferral period we will be restricted, subject to certain exceptions, from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock.

Subordination

          Our obligations to pay interest and premium (if any) on, and principal of, the Junior Subordinated Debentures are subordinate and junior in right of payment and upon liquidation to all our "senior and subordinated debt," which consists of the principal of and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to State Street, whether or not such claim for post-petition interest is allowed in such proceeding, on debt (as defined below), whether incurred on or prior to the date of the Indenture, other than:

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  any debt of State Street which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to State Street;

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  any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the Junior Subordinated Debentures and the Guarantee, as a result of the subordination provisions of the Indenture, would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such debt is subject; and

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  any debt or guarantee that is by its terms subordinated to, or ranks equally with, the Junior Subordinated Debentures and the Guarantee and the issuance of which, in the case of this bullet point only,

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  has received the concurrence or approval of the Federal Reserve, or

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  does not at the time of issuance prevent the APEX or the Junior Subordinated Debentures from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of State

    Street's Tier 1 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve.

          For purposes of the foregoing, "debt" means, with respect to State Street, whether recourse is to all or a portion of our assets and whether or not contingent:

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  the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including obligations incurred in connection with the acquisition of property, assets or businesses;

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  all of our capital lease obligations;

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  all of our obligations issued or assumed as the deferred purchase price of property or services other than trade accounts payable and other accrued liabilities arising in the ordinary course of business;

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  all of our reimbursement obligations, contingent or otherwise, in respect of any letters of credit, bankers' acceptances or similar facilities for our account;

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  all of our obligations in respect of interest rate swaps, caps or other agreements, interest rate futures or option contracts, currency swap agreements, currency futures or option contracts, hedging arrangements and other similar agreements;

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  all obligations of the type referred to in the preceding bullet points of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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  all obligations of the type referred to in the preceding bullet points of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us.

          The Junior Subordinated Debentures and the Guarantee will rank equally in right of payment with any "Pari Passu Securities," which means:

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  indebtedness that, among other things,

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  qualifies or is issued to financing vehicles issuing securities that qualify as Tier 1 capital of State Street under the capital guidelines of the Federal Reserve; and

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  by its terms ranks equally with our Junior Subordinated Debentures in right of payment and upon liquidation; and

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  guarantees of indebtedness described in the first bullet or securities issued by one or more financing vehicles described in the first bullet.

          Pari Passu Securities includes our $800,010,000 principal amount of floating rate junior subordinated debentures held by State Street Capital Trust IV. However, Pari Passu Securities does not include our other junior subordinated debentures or guarantees issued in connection with our other currently outstanding capital securities, each of which ranks senior to the Junior Subordinated Debentures, or any junior subordinated debentures or guarantees that may be issued in the future in connection with capital securities, unless they are contractually issued as Pari Passu Securities or as securities that are subordinated to the Junior Subordinated Debentures.

          As a result of the subordination provisions, no payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debentures may be made if:

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  any principal, premium, interest or any other payment due on any of our senior or subordinated debt has not been paid when due and that default continues; or

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  the maturity of any of our senior or subordinated debt has been accelerated because of a default.

          In addition, we will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the Junior Subordinated Debentures except in compliance with applicable Federal Reserve regulations and guidelines.

          In connection with an Early Remarketing, other than the first attempt at Remarketing, we may elect that our obligations under the Junior Subordinated Debentures no longer be subordinated to our senior and subordinated debt, effective on the Remarketing Settlement Date.

          If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior and subordinated debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Junior Subordinated Debentures. In such an event, we will pay or deliver directly to the holders of senior and subordinated debt and of other indebtedness described in the previous sentence, any payment or distribution otherwise payable or deliverable to holders of the Junior Subordinated Debentures. We will make the payments to the holders of senior and subordinated debt according to priorities existing among those holders until we have paid all senior and subordinated debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the Junior Subordinated Debentures so long as:

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  the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

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  payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the Junior Subordinated Debentures.

          If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior and subordinated debt, the holders of Junior Subordinated Debentures together with the holders of any of our other obligations ranking equal with the Junior Subordinated Debentures will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Junior Subordinated Debentures and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Junior Subordinated Debentures.

          If we violate the Indenture by making a payment or distribution to holders of the Junior Subordinated Debentures before we have paid all the senior and subordinated debt in full, then such holders of the Junior Subordinated Debentures will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior and subordinated debt. Notwithstanding the subordination provisions discussed in this paragraph, holders of Junior Subordinated Debentures will not be required to pay, or transfer payments or distributions to, holders of senior and subordinated debt so long as:

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  the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

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  payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the Junior Subordinated Debentures.

          Because of the subordination, if we become insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the Junior Subordinated Debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the Indenture in connection with the Junior Subordinated Debentures.

          We may modify or amend the Indenture as provided under "— Modification of Indenture" on page S-113. However, the modification or amendment may not, without the consent of the holders of all senior and subordinated debt outstanding, modify any of the provisions of the Indenture relating to the subordination of the Junior Subordinated Debentures in a manner that would adversely affect the holders of senior and subordinated debt.

          The Indenture does not limit the amount of senior and subordinated debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt.

Additional Interest

          If the Junior Subordinated Debentures are owned by the Trust and if the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the Junior Subordinated Debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Remarketing

          Remarketings will occur, and if successful, will settle in the calendar month immediately preceding the Stock Purchase Date. More specifically, the periods during which a Remarketing will occur, or "Remarketing Periods," will each consist of five consecutive business days beginning on the seventh business day prior to February 13, 2011, May 16, 2011, August 16, 2011, November 15, 2011 and February 13, 2012 (or if any such day is not a business day, the immediately preceding business day), unless an Early Settlement Event has occurred, and continuing until the fifth such period or the earlier settlement of a successful Remarketing. Accordingly, a successful Remarketing will settle on the date, or "Remarketing Settlement Date," that is the third business day after the last day of the relevant Remarketing Period.

          Before the first Remarketing, we will appoint a nationally recognized investment bank as "Remarketing Agent "pursuant to a "Remarketing Agreement "with that firm. We covenant in the Indenture to use our commercially reasonable efforts to effect the Remarketing of the Junior Subordinated Debentures as described in this prospectus supplement. If in the judgment of our counsel or counsel to the Remarketing Agent a registration statement is required to effect the Remarketing of the Junior Subordinated Debentures, we will use our commercially reasonable efforts to ensure that a registration statement covering the full principal amount of the Junior Subordinated Debentures to be remarketed will be effective in a form that will enable the Remarketing Agent to rely on it in connection with the Remarketing process or we will effect such Remarketing pursuant to Rule 144A under the Securities Act, if available, or any other available exemption from applicable registration requirements under the Securities Act.

          All of the outstanding Junior Subordinated Debentures will be remarketed in the Remarketing other than Junior Subordinated Debentures having an aggregate principal amount equal to (i) the liquidation amount of Normal APEX the holders of which have elected to exchange their Normal APEX for Stripped APEX and Capital APEX if the Remarketing is successful and (ii) the liquidation amount of Capital APEX the holders of which have not elected to dispose of their Capital APEX in the Remarketing if it is successful. We describe the procedures for these elections under "Description of the APEX — Remarketing of the Junior Subordinated Debentures" on page S-74. We may also elect to remarket the Junior Subordinated Debentures in the form of capital securities. If we make this election, we will establish a new Delaware statutory trust and offer its capital securities in the Remarketing instead of the Junior Subordinated Debentures. If the Remarketing is successful, the new trust will purchase the Junior Subordinated Debentures included in the Remarketing from the Trust with the proceeds of the trust common securities of the new trust, which we will purchase, and the proceeds of the capital securities sold in the Remarketing, and the Trust will exchange the Junior Subordinated Debentures not included in the Remarketing for additional capital securities of the new trust.

          The net proceeds of Junior Subordinated Debentures sold in a successful Remarketing, to the extent not distributed to holders of Capital APEX who have elected to dispose of their Capital APEX in connection with the Remarketing, will be invested on the Remarketing Settlement Date in certain U.S. Treasury securities, in an amount equal to at least 100% of the Remarketing Value, and such U.S. Treasury securities will be pledged under the Collateral Agreement to secure the Trust's obligation to purchase the Preferred Stock under the Stock Purchase Contracts. The net proceeds of the aggregate principal amount of Junior Subordinated Debentures sold in a successful Remarketing corresponding to the liquidation amount of Capital APEX, the holders of which elected to dispose of their Capital APEX in the Remarketing, will be distributed to such holders promptly after the Remarketing Settlement Date and their Capital APEX will be cancelled. Any remaining proceeds, net of any remarketing fee, will be remitted to holders of Normal APEX other than those who made an effective election to exchange their Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX upon a successful Remarketing promptly after the Remarketing Settlement Date.

          Pursuant to the Remarketing Agreement, the Remarketing Agent will use its commercially reasonable efforts to obtain a price for the Junior Subordinated Debentures to be remarketed that results in proceeds, net of any remarketing fee, of at least 100% of their Remarketing Value. Any remarketing fee payable to the Remarketing Agent will be paid from the cash proceeds of a successful Remarketing. The "Remarketing Value" of each Junior Subordinated Debenture will be equal to the present value on the Remarketing Settlement Date of an amount equal to the principal amount of such Junior Subordinated Debenture, plus the interest payable on such Junior Subordinated Debenture on the next Regular Distribution Date, including any deferred interest, assuming for this purpose, even if not true, that the interest rate on the Junior Subordinated Debentures remains at the rate in effect immediately prior to the Remarketing and all accrued and unpaid interest on the Junior Subordinated Debentures is paid in cash on such date.

          To obtain that value, the Remarketing Agent may reset the interest rate on the Junior Subordinated Debentures to a new fixed or floating rate that will apply to all outstanding Junior Subordinated Debentures, whether or not included in the Remarketing, and will become effective on the Remarketing Settlement Date. If the interest rate is reset as a fixed rate, the Junior Subordinated Debentures will bear interest at that rate, or "Reset Rate," from and after the Remarketing Settlement Date, and if the interest rate is reset as a floating rate, the Junior Subordinated Debentures will bear interest at the applicable index as in effect from time to time plus a spread, or "Reset Spread," from and after the Remarketing Settlement Date. In addition, in connection with the Remarketing the maturity of the Junior Subordinated Debentures may be moved up and the date after which the Junior Subordinated Debentures are optionally redeemable and the redemption price may be changed, in each case as described below. If we elect a floating rate, we also have the option to change the interest payment dates and manner of calculation of interest on the Junior Subordinated Debentures to correspond with the market conventions applicable to debentures bearing interest at rates based on the applicable index. Any such changes will be announced as described below prior to the Remarketing attempt.

          Each Remarketing Period will last for five consecutive business days. Our covenant in the Indenture to use our commercially reasonable efforts to effect the Remarketing of the Junior Subordinated Debentures is subject to the following limitations.

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  On any day other than the last day of a Remarketing Period, we will have the right, in our absolute discretion and without prior notice to the holders of the APEX, to postpone the Remarketing until the following business day.

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  If a Remarketing Disruption Event has occurred and is continuing as of the last day of a Remarketing Period for a proposed Remarketing Settlement Date in February 2011, May 2011, August 2011 or November 2011 and no Early Settlement Event has occurred, we may elect not to attempt a Remarketing on that day. The consequence of that election will be that the Remarketing for the related Remarketing Period will not be successful and under the Indenture we will be obligated to use our commercially reasonable efforts to effect the Remarketing Period in the next succeeding February, May, August or November, as applicable. "Remarketing Disruption Event" means there shall have occurred an event that, if not disclosed in the offering document for the Remarketing, could cause such offering document to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and either

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  in our judgment, such event is not required by law to be disclosed at such time and its disclosure might have a material adverse effect on our business, or

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  the disclosure of such event relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction.

          If the Remarketing Agent cannot remarket the Junior Subordinated Debentures during any Remarketing Period at a price that results in proceeds, net of any remarketing fee, equal to 100% of the Remarketing Value of the Junior Subordinated Debentures to be remarketed, then:

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  the Stock Purchase Date will be deferred until after the next Remarketing Settlement Date;

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  the interest rate on the Junior Subordinated Debentures will not be reset and any other changes we have announced pursuant to the second preceding paragraph will not become effective; and

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  the Remarketing Agent will thereafter attempt to establish a new Reset Rate or Reset Spread meeting the requirements described above and remarket the Junior Subordinated Debentures during subsequent Remarketing Periods, which will begin on the seventh business day immediately preceding May 16, 2011, August 16, 2011, November 15, 2011 and February 13, 2012 (or if any such day is not a business day, the immediately preceding business day).

          Any subsequent Remarketing will be subject to the conditions and procedures described above, and will settle (if successful) on the corresponding Remarketing Settlement Date; provided that if a successful Remarketing has not previously occurred and, as a result, the Remarketing Agent attempts a Remarketing for settlement on February 13, 2012, or if such day is not a business day, the next business day (or the fifth scheduled Remarketing Settlement Date in the case of an Early Remarketing), then the Reset Rate for that Remarketing will not be subject to the Fixed Rate Reset Cap or the Reset Spread for that Remarketing will not be subject to the Floating Rate Reset Cap, as applicable.

          If the Remarketing Agent is unable to remarket the Junior Subordinated Debentures for settlement on or before February 13, 2012 or if such day is not a business day, the immediately preceding business day (or the fifth scheduled Remarketing Settlement Date in the case of an Early Remarketing), a "Failed Remarketing" will be deemed to have occurred. In that case:

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  The interest rate on the Junior Subordinated Debentures will not be reset, and the Normal APEX and Capital APEX will continue to bear cash distributions at the rate otherwise applicable, payable in arrears on each Regular Distribution Date. In the event of a Failed Remarketing, we may move up the stated maturity of the Junior Subordinated Debentures and, accordingly, the Capital APEX Mandatory Redemption Date, to any date on or after the later of March 15, 2013 and the date that is two years after the fifth, or in the case of an Early Settlement Event resulting from the entry of an order for dissolution of the Trust by a court of competent jurisdiction, the first and only, scheduled Remarketing Settlement Date; provided that if we are deferring interest on the Junior Subordinated Debentures at the time of the Failed Remarketing, any new stated maturity date and Capital APEX Mandatory Redemption Date may not be earlier than five years after commencement of the deferral period.

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  We will exercise our rights as a secured party with respect to the Pledged Securities under the Collateral Agreement and, subject to applicable law, retain the Pledged Securities or their proceeds and apply them against the Trust's obligation to us under the Stock Purchase Contract or sell them in one or more private sales. In either case, the Trust's obligations under the Stock Purchase Contracts would be satisfied in full. We will issue a note, payable on the later of (i) March 15, 2013, (ii) two years after the fifth, or in the case of an Early Settlement Event resulting from the entry of an order for dissolution of the Trust by a court of competent jurisdiction, the first and only, scheduled Remarketing Settlement Date and (iii) the date five years after commencement of any related deferral period on the Junior Subordinated Debentures, and bearing interest at the same rate (or pursuant to the same interest rate formula) that applies to the Junior Subordinated Debentures, in the amount of any accrued and unpaid distributions on the Normal APEX and the Stripped APEX as of the Stock Purchase Date, to the Property Trustee.

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  If you hold Capital APEX and elected to dispose of them in the Remarketing, your Capital APEX will remain outstanding.

          We will cause notice of any unsuccessful Remarketings and of a Failed Remarketing to be made publicly available.

          The Reset Rate or Reset Spread will be equal to the interest rate determined to result in proceeds from the Remarketing of the Junior Subordinated Debentures, net of any remarketing fee, of at least 100% of the Remarketing Value; provided that the Reset Rate may not exceed the Fixed Rate Reset Cap or the Reset Spread may not exceed the Floating Rate Reset Cap, as the case may be, in connection with the first four Remarketing Periods. For this purpose, the "Fixed Rate Reset Cap" is the prevailing market yield, as determined by the Remarketing Agent, of the benchmark U.S. Treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the Junior Subordinated Debentures may be redeemed at our option in the event of a successful Remarketing, plus 500 basis points, or 5.000% per annum, and the "Floating Rate Reset Cap," which the Reset Spread may not exceed, will be 440 basis points, or 4.400% per annum. Since the new rate will become effective part way through an interest period, the first interest payment due on the Junior Subordinated Debentures after the Remarketing Settlement Date will reflect the initial rate for the period from and including the immediately preceding payment date to but excluding the Remarketing Settlement Date and the new rate for the period from and including the Remarketing Settlement Date to but excluding the date of payment.

          If a Remarketing is attempted for settlement after November 15, 2011 or after the fourth Remarketing attempt following the occurrence of an Early Settlement Event, the Reset Rate will not be subject to the Fixed Rate Reset Cap or the Reset Spread or will not be subject to the Floating Rate Reset Cap, as the case may be.

          In connection with a Remarketing, we may elect, in our sole discretion, to move up the stated maturity of the Junior Subordinated Debentures to any date on or after the later of March 15, 2013 and the date that is two years after the Remarketing Settlement Date. We also may change the date on and after which the Junior Subordinated Debentures are redeemable at our option to a new date not earlier the later of March 15, 2013 and the date that is two years after the Remarketing Settlement Date and change the redemption price. In the event that we are deferring interest on the Junior Subordinated Debentures at the time of the Remarketing, any new maturity or redemption date of the Junior Subordinated Debentures may not be earlier than five years after commencement of the deferral period, and any new redemption price may not be less than the principal plus accrued and unpaid interest (including additional interest) on the Junior Subordinated Debentures. In addition, we may also elect that the Junior Subordinated Debentures will no longer be subordinated to our senior and subordinated debt and that the Junior Subordinated Debentures no longer be subject to optional deferral. Any such election would take effect, upon a successful Remarketing, on the Remarketing Settlement Date.

          The Property Trustee will give holders of Normal APEX and Capital APEX notice of Remarketing at least 21 calendar days prior to the first day of any Remarketing Period. Such notice will set forth:

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  the beginning and ending dates of the Remarketing Period and the applicable Remarketing Settlement Date and Stock Purchase Date in the event the Remarketing is successful;

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  the applicable Distribution Dates and record dates for cash distributions on the Normal APEX and Capital APEX;

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  any change to the stated maturity of the Junior Subordinated Debentures if the Remarketing is successful;

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  whether the Junior Subordinated Debentures will no longer be subordinated to our senior and subordinated debt and no longer be subject to optional deferral;

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  the procedures you must follow if you hold Normal APEX to elect to exchange your Normal APEX for Stripped APEX and Capital APEX if the Remarketing is successful and the date by which such election must be made; and

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  the procedures you must follow if you hold Capital APEX to elect to dispose of them in connection with the Remarketing and the date by which such election must be made.

Early Remarketing

          If an Early Settlement Event occurs, the Remarketing process described above will begin earlier. The first attempted Remarketing will take place during the first Remarketing Period that begins at least 30 days after the occurrence of such Early Settlement Event. In the event of such an "Early Remarketing":

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  the first, second, third and fourth Remarketing attempts will be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, but the underlying Junior Subordinated Debentures may, at our election, no longer be subordinated to our senior and subordinated debt and no longer be subject to optional deferral; and

  •
  the fifth and last Remarketing attempt will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, and the underlying Junior Subordinated Debentures may, at our election, no longer be subordinated to our senior and subordinated debt and no longer be subject to optional deferral.

          If the first Remarketing attempt in an Early Remarketing is not successful, up to four additional attempts will be made beginning on the seventh business day prior to February 13, May 16, August 16 and November 15 (or if any such day is not a business day, the immediately preceding business day), as applicable, immediately following the first Remarketing Period, which date will be the Remarketing Settlement Date in the event of a successful Remarketing, and the Stock Purchase Date will be the March 15, June 15, September 15 or December 15 immediately following the Remarketing Settlement Date or the final unsuccessful attempt, or on the next business day if not a business day. For example, if an Early Settlement Event (other than as a result of the entry of an order for dissolution of the Trust by a court of competent jurisdiction) occurs on November 1, 2008, then the first Remarketing attempt would begin on the seventh business day prior to February 13, 2009 (or if such day is not a business day, the immediately preceding business day) for settlement on that date as the Remarketing Settlement Date; if that Remarketing fails, successive Remarketing attempts would be made for settlement on the May 16, 2009, August 16, 2009 and November 15, 2009 Remarketing Settlement Dates (with the Stock Purchase Date being the June 15, September 15 or December 15, as applicable, that is immediately thereafter, or if any such day is not a business day, the next business day); and if none of those Remarketing attempts succeeds, then the fifth and final Remarketing attempt will be made for settlement on the Remarketing Settlement Date on February 13, 2010 (or if such day is not a business day, the immediately preceding business day), in which case the Stock Purchase Date would be March 15, 2010, or if such day is not a business day, the next business day.

          In the case of an Early Settlement Event resulting from the entry of an order for dissolution of the Trust by a court of competent jurisdiction, as described under "Description of the APEX — Liquidation Distribution upon Dissolution" on page S-79, there shall be only one Remarketing Period and the Reset Rate shall not be subject to the Fixed Rate Reset Cap or the Reset Spread shall not be subject to the Floating Rate Reset Cap, as applicable. If the Remarketing conducted on such date is not successful, it shall be deemed a Failed Remarketing and the Stock Purchase Date shall be the next succeeding March 15, June 15, September 15 or December 15, or if such day in not a business day, the next business day.

          Except as described above, an Early Remarketing after the occurrence of an Early Settlement Event will be conducted as described under "— Remarketing" on page S-100.

Early Settlement Events

          An "Early Settlement Event" shall be deemed to occur if:

  •
  our "total risk-based capital ratio" is less than 10%;

  •
  our "tier 1 risk-based capital ratio" is less than 6%;

  •
  our "leverage capital ratio" is less than 4%;

  •
  the Federal Reserve, in its discretion, anticipates that we may fail one or more of the capital tests referred to above in the near term and delivers a notice to us so stating; or

  •
  the Trust is dissolved pursuant to the entry of an order for dissolution by a court of competent jurisdiction.

          In the case of the tests described in the first three bullets, each ratio will be determined as required pursuant to Appendix A to Regulation Y of the Federal Reserve Board, 12 C.F.R. Part 225. The related Early Settlement Event will be deemed to occur on the date we file a Form FR Y-9C showing in Schedule HC-R (or successor form) that the related capital measure has been failed.

Payment; Exchange; Transfer

          We will appoint a paying agent on or before the Remarketing Settlement Date from whom holders of Junior Subordinated Debentures can receive payment of the principal of and any premium and interest on the Junior Subordinated Debentures on and after such date. We may elect to pay any interest on the Junior Subordinated Debentures by mailing a check to the person listed as the owner of the Junior Subordinated Debentures in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. One of our affiliates may serve as the paying agent under the Indenture. We will pay interest on the Junior Subordinated Debentures:

  •
  on an interest payment date to the person in whose name that Junior Subordinated Debenture is registered at the close of business on the record date relating to that interest payment date; and

  •
  on the date of maturity or earlier redemption or repayment to the person who surrenders such Junior Subordinated Debenture at the office of our appointed paying agent.

          Any money that we pay to a paying agent for the purpose of making payments on the Junior Subordinated Debentures and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such Junior Subordinated Debentures can only look to us for the payments on such Junior Subordinated Debentures.

          Any Junior Subordinated Debentures can be exchanged for other Junior Subordinated Debentures so long as such other Junior Subordinated Debentures are denominated in authorized denominations and have the same aggregate principal amount and same terms as the Junior Subordinated Debentures that were surrendered for exchange. The Junior Subordinated Debentures may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the Junior Subordinated Debentures, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Junior Subordinated Debentures. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the Junior Subordinated Debentures for registration of transfer or exchange. However, we will be required to maintain an office or agency in each place of payment for the Junior Subordinated Debentures.

Denominations

          The Junior Subordinated Debentures will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. After the Remarketing Settlement Date, we expect that the Junior Subordinated Debentures will be held in book-entry form only, as described under "Book-Entry System" on page S-130, and will be held in the name of DTC or its nominee.

  Restrictions on Certain Payments, including on Deferral of Interest

          If:

  •
  there shall have occurred and be continuing any event of default with respect to the Junior Subordinated Debentures;

  •
  the Junior Subordinated Debentures are beneficially owned by the Trust and we shall be in default relating to our payment of any obligations under the Guarantee;

  •
  we shall have given notice of our election to defer payments of interest on the Junior Subordinated Debentures but the related deferral period has not yet commenced;

  •
  we have not paid in full interest scheduled to have been paid on the most recent interest payment date;

  •
  any amount of deferred interest on the Junior Subordinated Debentures remains unpaid; or

  •
  we have paid deferred interest to the Trust in the form of Additional Subordinated Debentures and not yet repaid all amounts outstanding on such debentures;

then neither we nor any of our subsidiaries shall:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any shares of our capital stock;

  •
  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank or make any payments under any guarantee that ranks, upon our liquidation, pari passu with the Junior Subordinated Debentures (including the Junior Subordinated Debentures, "parity securities") or junior to the Junior Subordinated Debentures; or

  •
  make any payment under any guarantee by us of the debt securities of any subsidiary of us that ranks junior to our Guarantee related to the APEX.

          The restrictions listed above do not apply to:

  •
  any repurchase, redemption or other acquisition of shares of our capital stock in connection with:

  •
  any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

  •
  the satisfaction of our obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the deferral period;

  •
  a dividend reinvestment or shareholder purchase plan; or

  •
  the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or deferral period, as the case may be;

  •
  any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

  •
  any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

  •
  any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

  •
  payments by us under any guarantee agreement executed for the benefit of the holders of the APEX;

  •
  payments of interest on parity securities (including the Junior Subordinated Debentures) in additional parity securities (including any Additional Subordinated Debentures) and any repurchase of parity securities (including the Junior Subordinated Debentures) in exchange for preferred stock (including the Preferred Stock), in each case in connection with a Failed Remarketing or similar event;

  •
  any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the Junior Subordinated Debentures) and any payments of principal of or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities; or

  •
  any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Redemption

          We may from time to time redeem Junior Subordinated Debentures, in whole or in part, at any date on or after the later of March 15, 2013 and the date that is two years after either (i) the Remarketing Settlement Date or (ii) the next succeeding March 15, June 15, September 15 or December 15 following a Failed Remarketing, as the case may be, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption. In connection with a Remarketing, we may change the date after which we may redeem Junior Subordinated Debentures to a later date or change the redemption price as described under "— Remarketing" on page S-100. The Junior Subordinated Debentures will not be subject to any sinking fund and will not be redeemable at the option of the holder.

          Prior to the Stock Purchase Date, we may also redeem all, but not less than all, of the Junior Subordinated Debentures upon the occurrence of a capital treatment event, investment company event, rating agency event or tax event, as described below. After the Stock Purchase Date and prior to the later of March 15, 2013 and the date that is two years after either (i) the Remarketing Settlement Date or (ii) the next succeeding March 15, June 15, September 15 or December 15 following a Failed Remarketing, as the case may be, we may also redeem all, but not less than all, of the Junior Subordinated Debentures upon the occurrence of an investment company event or tax event, as described below. The redemption price will be 100% of the principal amount of Junior Subordinated Debentures to be redeemed, plus accrued and unpaid interest through the date of redemption, in the case of any redemption in connection with a capital treatment event or investment company event, and the greater of 100% of the principal amount of Junior Subordinated Debentures to be redeemed and the applicable make-whole amount, plus accrued and unpaid interest through the date of redemption, in the case of any redemption in connection with a rating agency event or tax event.

          The "make-whole amount" will be equal to the sum of the present values of the principal amount of the Junior Subordinated Debentures and each interest payment thereon that would have been payable to and including the relevant date (not including any portion of such payments of interest accrued as of the date of redemption), discounted from the relevant date or the applicable interest payment date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus 1.000%. The "relevant date" means March 15, 2011 in the case of any redemption prior to such date, March 15, 2012 in the case of any redemption on or after March 15, 2011 and prior to March 15, 2012 if the stock purchase date shall not have occurred on or prior to March 15, 2011, and otherwise March 15, 2013.

          A "capital treatment event" means the reasonable determination by us that, as a result of:

  •
  the occurrence of any amendment to, or change, including any announced prospective change, in the laws or regulations of the United States or any political subdivision thereof or therein or any rules, guidelines or policies of the Federal Reserve, or

  •
  any official or administrative pronouncement or action or judicial decision interpreting or applying United States laws or regulations, that is effective or is announced on or after the date of issuance of the APEX, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the Normal APEX at any time prior to the Stock Purchase Date as Tier 1 capital under the risk-based capital adequacy guidelines of the Federal Reserve.

          An "investment company event" means our receipt of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act at any time prior to the Stock Purchase Date, and this change becomes effective or would become effective on or after the date of the issuance of the APEX (or, if we elect to remarket the Junior Subordinated Debentures in the form of capital securities, that the issuer of such capital securities is or will be considered an investment company that is required to be registered under the Investment Company Act and this change becomes effective or would become effective on or after the Remarketing Settlement Date).

          A "rating agency event" means any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act that currently publishes a rating for us (a "rating agency") amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the APEX, which amendment, clarification or change results in:

  •
  the shortening of the length of time prior to the Stock Purchase Date that the APEX are assigned a particular level of equity credit by that rating agency as compared to the length of time the APEX would have been assigned that level of equity credit by that rating agency or its predecessor on the issue date of the APEX; or

  •
  the lowering of the equity credit (including up to a lesser amount) assigned to the APEX prior to the Stock Purchase Date by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the issue date of the APEX.

          A "tax event" means our receipt of an opinion of counsel to the effect that, as a result of:

  •
  an amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the APEX;

  •
  a proposed change in those laws or regulations that is announced after the initial issuance of the APEX;

  •
  an official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the APEX; or

  •
  a threatened challenge asserted in connection with an audit of the Trust, us or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Debentures or the APEX;

there is more than an insubstantial increase in risk that:

  •
  the Trust is (or if we elect to remarket the Junior Subordinated Debentures in the form of capital securities, the trust issuing such securities), or will be, subject to United States federal or state income tax with respect to income received or accrued on the Junior Subordinated Debentures;

  •
  interest payable by us on the Junior Subordinated Debentures is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

  •
  the Trust (or if we elect to remarket the Junior Subordinated Debentures in the form of capital securities, the trust issuing such securities) is, or will be, subject to more than an insignificant amount of other taxes, duties or other governmental charges at any time it is the holder of the Junior Subordinated Debentures.

          "Treasury rate" means the semi-annual equivalent yield to maturity of the "treasury security" that corresponds to the "treasury price" (calculated in accordance with standard market practice and computed as of the second trading day immediately preceding the redemption date).

          "Treasury security" means the United States Treasury security that the "treasury dealer" determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Junior Subordinated Debentures being redeemed in a tender offer based on a spread to United States Treasury yields.

          "Treasury price" means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Wall Street Journal, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances.

          "Treasury dealer" means Goldman, Sachs & Co. (or its successor) or, if Goldman, Sachs & Co. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

          We may not redeem the Junior Subordinated Debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Junior Subordinated Debentures for all interest periods terminating on or before the redemption date.

          Any redemption will be subject to receipt of prior approval by the Federal Reserve, if required.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Junior Subordinated Debentures or portions thereof called for redemption.

          In the event of any redemption, neither we nor the Indenture Trustee will be required to:

  •
  issue, register the transfer of, or exchange, Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

  •
  transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

Limitation on Mergers and Sales of Assets

          The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

  •
  the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the Indenture;

  •
  immediately after the transaction, and giving effect to the transaction, no event of default under the Indenture exists; and

          If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring entity will be substituted for us in such Indenture with the same effect as if it had been an original party to the Indenture. As a result, such successor entity may exercise our rights and powers under the Indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the Indenture and under the Junior Subordinated Debentures.

Events of Default, Waiver and Notice

          An "event of default," when used in the Indenture, means any of the following:

  •
  non-payment of interest for 30 days after deferral for ten or more consecutive semi-annual interest periods, or the equivalent thereof in the event that interest periods are other than semi-annual;

  •
  termination of the Trust at any time it is holding the Junior Subordinated Debentures, unless the APEX are redeemed and the Junior Subordinated Debentures are distributed to holders of Capital APEX and, if such termination occurs prior to the Stock Purchase Date, or, if earlier, the Remarketing Settlement Date, the holders of the Normal APEX;

  •
  bankruptcy of State Street; or

  •
  receivership of a major subsidiary depository institution of State Street within the meaning of the Federal Reserve's risk-based capital guidelines applicable to bank holding companies.

          As of the date of this prospectus supplement, State Street Bank is State Street's only major subsidiary depository institution.

          If an event of default under the Indenture occurs and continues, the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Debentures may declare the entire principal and all accrued but unpaid interest of all Junior Subordinated Debentures to be due and payable immediately. If the Indenture Trustee or the holders of Junior Subordinated Debentures do not make such declaration and the Junior Subordinated Debentures are beneficially owned by the Trust or trustee of the Trust, the Property Trustee or the holders of at least 25% in aggregate liquidation amount of the Capital APEX and the Normal APEX (if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date) shall have such right.

          If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding Junior Subordinated Debentures can, subject to certain conditions (including, if the Junior Subordinated Debentures are held by a trust or the trustee of the Trust, the consent of the holders of at least a majority in aggregate liquidation amount of the Capital APEX and the Normal APEX (if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date)), rescind the declaration. If the holders of the Junior Subordinated Debentures do not rescind such declaration and the Junior Subordinated Debentures are beneficially owned by the Trust or trustee of the Trust, the holders of at least a majority in aggregate liquidation amount of the APEX shall have such right.

          The holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures may waive any past default, except:

  •
  a default in payment of principal or any premium or interest; or

  •
  a default under any provision of the Indenture that itself cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

          If the Junior Subordinated Debentures are beneficially owned by the Trust or a trustee of the Trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the Capital APEX and the Normal APEX (if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date).

          The holders of a majority in principal amount of the Junior Subordinated Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee.

          We are required to file an officers' certificate with the Indenture Trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the Indenture.

          If the Junior Subordinated Debentures are beneficially owned by the Trust or a trustee of the Trust, a holder of Capital APEX or Normal APEX (if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date) may institute a direct action against us if we fail to make interest or other payments on the Junior Subordinated Debentures when due, taking into account any deferral period. A direct action may be brought without first:

  •
  directing the Property Trustee to enforce the terms of the Junior Subordinated Debentures; or

  •
  suing us to enforce the Property Trustee's rights under the Junior Subordinated Debentures.

          This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Capital APEX and the Normal APEX (if such amendment occurs prior to the Stock

Purchase Date or, if earlier, the Remarketing Settlement Date) thereunder without the consent of all such holders.

Actions Not Restricted by Indenture

          The Indenture does not contain restrictions on our ability to:

  •
  incur, assume or become liable for any type of debt or other obligation;

  •
  create liens on our property for any purpose; or

  •
  pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under "— Restrictions on Certain Payments, including on Deferral of Interest" on page S-107.

          The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the Junior Subordinated Debentures upon a change of control or other event involving us that may adversely affect the creditworthiness of the Junior Subordinated Debentures.

No Protection in the Event of a Highly Leveraged Transaction

          The Indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of Corresponding Assets

          If the Junior Subordinated Debentures or Additional Subordinated Debentures are, or the Preferred Stock is, owned by the Trust, under circumstances involving the dissolution of the Trust, the Junior Subordinated Debentures, Additional Subordinated Debentures or Preferred Stock may be distributed to the holders of the Trust securities in liquidation of the Trust, provided that any required regulatory approval is obtained. See "Description of the APEX — Liquidation Distribution upon Dissolution" on page S-79.

Modification of Indenture

          Under the Indenture, certain of our rights and obligations and certain of the rights of holders of the Junior Subordinated Debentures may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Junior Subordinated Debentures. However, the following modifications and amendments will not be effective against any holder without its consent:

  •
  a change in the stated maturity date of any payment of principal or interest, including any additional interest, except as expressly permitted in connection with a Remarketing;

  •
  a reduction in or change in the manner of calculating payments due on the Junior Subordinated Debentures, except as expressly permitted in connection with a Remarketing;

  •
  a change in the place of payment or currency in which any payment on the Junior Subordinated Debentures is payable;

  •
  a limitation of a holder's right to sue us for the enforcement of payments due on the Junior Subordinated Debentures;

  •
  a reduction in the percentage of outstanding Junior Subordinated Debentures required to consent to a modification or amendment of the Indenture or required to consent to a waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture;

  •
  a reduction in the requirements contained in the Indenture for quorum or voting; and

  •
  a modification of any of the foregoing requirements contained in the Indenture.

          Under the Indenture, the holders of at least a majority of the aggregate principal amount of the outstanding Junior Subordinated Debentures may, on behalf of all holders of the Junior Subordinated Debentures, waive compliance by us with any covenant or condition contained in the Indenture expressly for the benefit of the holders of the Junior Subordinated Debentures.

          If the Junior Subordinated Debentures are held by or on behalf of the Trust, no modification may be made that adversely affects the holders of the APEX in any material respect, and no termination of the Indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of each series of APEX so affected, voting together as a single series. If the consent of the holder of each outstanding Junior Subordinated Debenture is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of the APEX so affected.

          We and the Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for the purposes of:

  •
  evidencing the succession of another person to us, and the assumption by any such successor of our covenants contained in the Indenture and the Junior Subordinated Debentures;

  •
  establishing the form or terms of securities of any new series of securities under the Indenture;

  •
  adding to our covenants for the benefit of the holders of all or any series of securities under the Indenture (and if such covenants are to be for the benefit of less than all series of securities under the Indenture, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us by the Indenture;

  •
  curing any ambiguity, correcting or supplementing any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this bullet point shall not adversely affect the interest of the holders of the Junior Subordinated Debentures in any material respect or if the Junior Subordinated Debentures are beneficially owned by the Trust and for so long as any of the APEX shall remain outstanding, the holders of the APEX;

  •
  evidencing and providing for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Junior Subordinated Debentures;

  •
  complying with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  •
  reflecting any modifications to the terms of the Junior Subordinated Debentures pursuant to the terms of the Indenture with respect to a Remarketing; or

  •
  conforming the terms of the Indenture and the Junior Subordinated Debentures to the description of the Junior Subordinated Debentures in this prospectus supplement, in the manner provided in the Indenture.

Governing Law

          The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

          The Indenture Trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the Indenture Trustee is under no obligation to exercise any of the powers under the Indenture at the request, order or direction of any holders of Junior Subordinated Debentures unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

Miscellaneous

          Subject to applicable law, including, without limitation, U.S. federal securities laws, and subject to the Federal Reserve's risk-based capital guidelines applicable to bank holding companies, we or our affiliates may at any time and from time to time purchase any of the Junior Subordinated Debentures that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE GUARANTEE

The following is a brief description of the terms of the Guarantee. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Guarantee, copies of which are available upon request from us.

General

          The following payments on the APEX, also referred to as the "guarantee payments," to the extent not fully paid by the Trust, will be paid by us under a guarantee, or "Guarantee," for the benefit of the holders of APEX. Pursuant to the Guarantee, we will irrevocably and unconditionally agree to pay the following guarantee payments:

  •
  any accumulated and unpaid distributions required to be paid on each series of APEX, to the extent the Trust has funds available to make the payment;

  •
  the redemption price for any APEX called for redemption other than in connection with a redemption of Capital APEX in exchange for Junior Subordinated Debentures, to the extent the Trust has funds available to make the payment; and

  •
  upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the APEX, the lesser of:

  •
  the aggregate of the liquidation amount and all accumulated and unpaid distributions on the APEX to the date of payment, to the extent the Trust has funds available to make the payment; and

  •
  the amount of assets of the Trust remaining available for distribution to holders of the APEX upon liquidation of the Trust.

          Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the APEX or by causing the Trust to pay the amounts to the holders.

          If we do not make a required payment on the Junior Subordinated Debentures or the Stock Purchase Contracts or, after the Stock Purchase Date, a regular dividend payment on the Preferred Stock, the Trust will not have sufficient funds to make the related payments on the relevant series of APEX. The Guarantee does not cover payments on the APEX when the Trust does not have sufficient funds to make these payments. If we do not pay any amounts on the Junior Subordinated Debentures or the Stock Purchase Contracts when due, holders of the relevant series of APEX will have to rely on the enforcement by the Property Trustee of its rights as the registered holder of the Junior Subordinated Debentures and Stock Purchase Contracts or proceed directly against us for payment of any amounts due on the Junior Subordinated Debentures and Stock Purchase Contracts. See "— Status of the Guarantee" on page S-117. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The Guarantee does not limit the incurrence or issuance by us of other secured or unsecured indebtedness.

          The Guarantee will be issued pursuant to a Guarantee Agreement, or "Guarantee Agreement," that we will enter into with U.S. Bank. The Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act. U.S. Bank will act as "Guarantee Trustee" under the Guarantee Agreement for purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the APEX.

Effect of the Guarantee

          The Guarantee, when taken together with our obligations under the Indenture and the Stock Purchase Contracts and the Trust's obligations under the Trust Agreement, including the obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust securities, has the effect of providing a full and unconditional guarantee, on a subordinated basis, of payments due on the APEX. See "Relationship among APEX, Junior Subordinated Debentures, Stock Purchase Contracts and Guarantee" on page S-119.

          We will also agree separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Trust Common Securities to the same extent as the Guarantee.

Status of the Guarantee

          The Guarantee will be unsecured and at all times prior to the Stock Purchase Date will rank:

  •
  subordinate and junior in right of payment to all our senior and subordinated debt in the same manner as our Junior Subordinated Debentures as set forth in the Indenture; and

  •
  equally with all other guarantees for payments on securities issued by our trusts in the future to the extent the related subordinated debentures by their terms rank pari passu with the Junior Subordinated Debentures, our subordinated debentures that we issue in the future to the extent that by their terms rank pari passu with the Junior Subordinated Debentures and any of our other present or future obligations that by their terms rank pari passu with such Guarantee.

          After the Stock Purchase Date, the Guarantee will rank pari passu with other guarantees for payments on securities issued by our trusts in the future to the extent the preferred stock held by such trusts ranks pari passu with the Preferred Stock and our preferred stock that we issue in the future to the extent that by its terms it ranks pari passu with the Preferred Stock.

          The Guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the Guarantee without suing any other person or entity. The Guarantee will be held for the benefit of the holders of the APEX. The Guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the Trust.

Amendments and Assignment

          The Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding APEX. The holders of Normal APEX, Stripped APEX and Capital APEX will also be entitled to vote separately to the extent that any proposed amendment would not affect each series in the same or substantially the same manner. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the APEX in any material respect. All guarantees and agreements contained in the Guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the APEX then outstanding.

Termination of the Guarantee

          The Guarantee will terminate:

  •
  upon full payment of the redemption price of all APEX; or

  •
  upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust.

          The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of APEX must restore payment of any sums paid under the APEX or the Guarantee.

Events of Default

          An event of default under the Guarantee will occur if we fail to perform any payment obligation or if we fail to perform any other obligation under the Guarantee and such default remains unremedied for 30 days.

          The holders of a majority in liquidation amount of the relevant series of APEX have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of APEX may institute a legal proceeding directly against us to enforce the Guarantee Trustee's rights and our obligations under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

          As guarantor, we are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the Guarantee.

Information Concerning the Guarantee Trustee

          Prior to the occurrence of an event of default relating to the Guarantee, the Guarantee Trustee is required to perform only the duties that are specifically set forth in the Guarantee. Following the occurrence of an event of default, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of APEX, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

          We and our affiliates may maintain certain accounts and other banking relationships with the Guarantee Trustee and its affiliates in the ordinary course of business.

Governing Law

          The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG APEX, JUNIOR SUBORDINATED DEBENTURES, STOCK PURCHASE CONTRACTS AND GUARANTEE

As set forth in the Trust Agreement, the exclusive purposes of the Trust are:

  •
  issuing the Trust securities representing beneficial interests in the Trust;

  •
  investing the gross proceeds of the Trust securities in the Junior Subordinated Debentures;

  •
  entering into the Stock Purchase Contract Agreement and holding the Stock Purchase Contracts;

  •
  holding Junior Subordinated Debentures and certain U.S. Treasury securities, and pledging them to secure the Trust's obligations under the Stock Purchase Contracts

  •
  purchasing the Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date and holding it thereafter;

  •
  selling Junior Subordinated Debentures in a Remarketing; and

  •
  engaging in only those other activities necessary or incidental thereto.

          As long as payments of interest, Contract Payments and other payments are made when due on the Junior Subordinated Debentures and the Stock Purchase Contracts and dividends are declared and paid on the Preferred Stock, those payments will be sufficient to cover the distributions and payments due on the Trust securities. This is due to the following factors:

  •
  prior to the Stock Purchase Date, the Trust will hold an aggregate principal amount of Junior Subordinated Debentures and aggregate stated amount of Stock Purchase Contracts equal to the sum of the aggregate liquidation amount of the Normal APEX and Trust Common Securities, the combined interest rate on the Junior Subordinated Debentures and Contract Payment rate on the Stock Purchase Contracts will match the distribution rate on the Normal APEX and Trust Common Securities and the interest, Contract Payment and other payment dates on the Junior Subordinated Debentures and the Stock Purchase Contracts will match the Distribution Dates for the Normal APEX and Trust Common Securities;

  •
  the Trust will hold an aggregate principal amount of Qualifying Treasury Securities and aggregate stated amount of Stock Purchase Contracts equal to the aggregate stated liquidation amount of the Stripped APEX, the Contract Payment rate on the Stock Purchase Contracts will match the distribution rate on the Stripped APEX, the entitlement to additional distributions on the Stripped APEX in respect of the Qualifying Treasury Securities will match the amount of such distributions to which the Trust is entitled under the Collateral Agreement and the Contract Payment and other payment dates on the Stock Purchase Contracts will match the Distribution Dates for the Stripped APEX;

  •
  the Trust will hold an aggregate principal amount of Junior Subordinated Debentures equal to the aggregate stated liquidation amount of the Capital APEX and the interest rate and interest payment dates on the Junior Subordinated Debentures will match the distribution rate and payment dates on the Capital APEX;

  •
  after the Stock Purchase Date, the Trust will hold an aggregate liquidation preference of Preferred Stock equal to the aggregate liquidation amount of the Normal APEX and Trust Common Securities and the dividend payment rates and dates on the Preferred Stock will match the distribution payment rates and dates on the Normal APEX and the Trust Common Securities;

  •
  under the Guarantee Agreement, we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust, other than those relating to such Trust securities; and

  •
  the Trust Agreement further provides that the trustees may not cause or permit the Trust to engage in any activity that is not consistent with the purposes of the Trust.

          To the extent that funds are available, we guarantee payments of distributions and other payments due on the Trust securities to the extent described in this prospectus supplement. If we do not make interest payments on the Junior Subordinated Debentures, Contract Payments on the Stock Purchase Contracts or dividend payments on the Preferred Stock, the Trust will not have sufficient funds to pay distributions on the Trust securities. The Guarantee is a subordinated guarantee in relation to the Trust securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. See "Description of the Guarantee" on page S-116.

          We have the right to set off any payment that we are otherwise required to make under the Indenture or the Stock Purchase Contracts with any payment that we have previously made or are concurrently on the date of such payment making under the Guarantee.

          The Guarantee covers the payment of distributions and other payments on the Trust securities only if and to the extent that we have made a payment of interest or principal or other payments on the Junior Subordinated Debentures, Contract Payments on the Stock Purchase Contracts and dividends or redemption payments on the Preferred Stock, as applicable. The Guarantee, when taken together with our obligations under the Junior Subordinated Debentures and the Indenture, our obligations under the Stock Purchase Contracts and our obligations under the Trust Agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Trust securities.

          If we fail to make interest or other payments on the Junior Subordinated Debentures when due, taking into account any deferral period, the Trust Agreement allows the holders of the Normal APEX and Capital APEX to direct the Property Trustee to enforce its rights under the Junior Subordinated Debentures. If the Property Trustee fails to enforce these rights, any holder of Normal APEX or Capital APEX may directly sue us to enforce such rights without first suing the Property Trustee or any other person or entity.

          A holder of Normal APEX or Capital APEX may institute a direct action if we fail to make interest or other payments on the Junior Subordinated Debentures when due, taking into account any deferral period.

          A direct action may be brought without first:

  •
  directing the Property Trustee to enforce the terms of the Junior Subordinated Debentures; or

  •
  suing us to enforce the Property Trustee's rights under the Junior Subordinated Debentures.

          If we fail to make Contract Payments on the Stock Purchase Contracts when due, taking into account any deferral period, the Trust Agreement allows the holders of the Normal APEX and Stripped APEX to direct the Property Trustee to enforce its rights under the Stock Purchase Contracts. If the Property Trustee fails to enforce these rights, any holder of Normal APEX or Stripped APEX may directly sue us to enforce such rights without first suing the Property Trustee or any other person or entity.

          A holder of Normal APEX or Stripped APEX may institute a direct action if we fail to make Contract Payments on the Stock Purchase Contracts when due, taking into account any deferral period. A direct action may be brought without first:

  •
  directing the Property Trustee to enforce the terms of the Stock Purchase Contracts; or

  •
  suing us to enforce the Property Trustee's rights under the Stock Purchase Contracts.

          We acknowledge that the Guarantee Trustee will enforce the Guarantee on behalf of the holders of the Normal APEX, Stripped APEX and Capital APEX. If we fail to make payments under the Guarantee, the holders of the Normal APEX, Stripped APEX and Capital APEX may direct the Guarantee Trustee to enforce its rights under such Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Normal APEX, Stripped APEX or Capital APEX may directly sue us to enforce the Guarantee Trustee's rights under the Guarantee. Such holder need not first sue the Trust, the Guarantee Trustee, or any other person or entity. A holder of Normal APEX, Stripped APEX or Capital APEX may also directly sue us to enforce such holder's right to receive payment under the Guarantee. Such holder need not first direct the Guarantee Trustee to enforce the terms of the Guarantee or sue the Trust or any other person or entity.

          We and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the Normal APEX, Stripped APEX and Capital APEX.

Limited Purpose of Trust

          The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of Junior Subordinated Debentures, Stock Purchase Contracts or Preferred Stock is that a holder of Junior Subordinated Debentures, Stock Purchase Contracts or Preferred Stock would be entitled to receive from the issuer the principal amount of and interest accrued on such Junior Subordinated Debentures, Contracts Payments on and stock issued under such Stock Purchase Contracts, and dividends, redemption payments and payment upon liquidation in respect of Preferred Stock, as the case may be, while a holder of Trust securities is entitled to receive distributions from the Trust, or from us under the Guarantee, if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

          Upon any voluntary or involuntary dissolution of the Trust, holders of each series of APEX will receive the distributions described under "Description of the APEX — Liquidation Distribution upon Dissolution" on page S-79. Upon any voluntary or involuntary liquidation or bankruptcy of State Street, the holders of the Junior Subordinated Debentures would be subordinated creditors of State Street, subordinated in right of payment to all indebtedness senior to the Junior Subordinated Debentures as set forth in the Indenture, but entitled to receive payment in full of principal and interest before any of our shareholders receive distributions, and holders of the Preferred Stock would be preferred shareholders of State Street, entitled to the preferences upon liquidation described under "Description of the Preferred Stock" on page S-122. Since we are the guarantor under the Guarantee and have agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust's obligations to the holders of the Trust securities, the positions of a holder of APEX relative to other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.

DESCRIPTION OF THE PREFERRED STOCK

The following is a brief description of the terms of the Preferred Stock we will issue to the Trust pursuant to the Stock Purchase Contracts. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our restated Articles of Organization, as amended, including our Certificate of Designation with respect to the Preferred Stock, copies of which are available upon request from us.

General

          Under our Articles of Organization, as amended, we have authority to issue up to 3.5 million shares of preferred stock, no par value (including the Preferred Stock), none of which is outstanding. When issued on the Stock Purchase Date, the Preferred Stock will be validly issued, fully paid and nonassessable. State Street will not issue any shares of Preferred Stock prior to the Stock Purchase Date.

          The holders of Preferred Stock will be entitled to receive non-cumulative cash dividends when, as and if declared out of assets legally available for payment in respect of the Preferred Stock by our board of directors or a duly authorized committee of the board in their sole discretion. If we do not declare dividends or do not pay dividends in full on the Preferred Stock on any date on which dividends are due, then these unpaid dividends will not cumulate, accrue or be payable.

          Prior to the issuance of the APEX, we will have filed articles of amendment to our Articles of Organization with respect to the Preferred Stock with the Secretary of the Commonwealth of The Commonwealth of Massachusetts. When issued, the Preferred Stock will have a fixed liquidation preference of $100,000 per share. If we liquidate, dissolve or wind up our affairs, holders of Preferred Stock will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per share equal to the liquidation preference per share plus any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard to any undeclared dividends. The Preferred Stock will not be convertible into our common stock or any other class or series of our securities and will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement.

          We will issue the Preferred Stock to the Trust on the Stock Purchase Date. Unless the Trust is dissolved after the Stock Purchase Date and prior to the redemption of the Preferred Stock, holders of Normal APEX and Stripped APEX will not receive shares of Preferred Stock, and their interest in the Preferred Stock will be represented from and after the Stock Purchase Date by their Normal APEX or Stripped APEX. If the Trust is dissolved after the Stock Purchase Date, we may elect to distribute depositary shares representing the Preferred Stock instead of fractional shares. Since the Preferred Stock will be held by the Property Trustee, holders of Normal APEX or Stripped APEX will only be able to exercise voting or other rights with respect to the Preferred Stock through the Property Trustee.

Ranking

          With respect to the payment of dividends and the amounts to be paid upon liquidation, the Preferred Stock will rank:

  •
  senior to our common stock and all other equity securities designated as ranking junior to the Preferred Stock; and

  •
  at least equally with all other equity securities designated as ranking on a parity with the Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of State Street.

          During any Dividend Period, so long as any shares of Preferred Stock remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Preferred Stock have been paid, or declared and funds set aside therefor, and (b) we are not in default on our obligation to redeem any shares of Preferred Stock that have been called for redemption as described under "— Redemption" on page S-125, no dividend whatsoever shall be paid or declared on State Street's common stock or other junior stock, other than a dividend payable solely in junior stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will we pay to or make available any monies for a sinking fund for the redemption of, any of our common stock or other junior stock unless we have paid full dividends on the Preferred Stock for the most recently-completed Dividend Period. However, the foregoing provisions shall not restrict the ability of any of our affiliates to engage in any market-making transactions in our junior stock in the ordinary course of business.

          On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Preferred Stock and other equity securities designated as ranking on a parity with the Preferred Stock as to payment of dividends ("Dividend Parity Stock"), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Preferred Stock and the Dividend Parity Stock shall be shared:

  •
  first, ratably by the holders of any such shares who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and

  •
  thereafter, by the holders of these shares on a pro rata basis.

          We have agreed, in the articles of amendment to our Articles of Organization establishing the terms of the Preferred Stock, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Preferred Stock.

          Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any funds legally available for such payment, and the Preferred Stock shall not be entitled to participate in any such dividend.

Dividends

          Dividends on shares of Preferred Stock will not be mandatory. Holders of the Preferred Stock, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Preferred Stock as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cash dividends. These dividends will be payable (a) if the Preferred Stock is issued prior to March 15, 2011, at a rate per annum equal to 8.250% until the Dividend Payment Date in March 2011, and (b) thereafter, at a rate per annum that will be reset quarterly and will equal Three-Month LIBOR for the related Dividend Period plus 4.990% (the "Dividend Rate"), applied to the $100,000 liquidation preference per share and will be paid (a) if the Preferred Stock is issued prior to March 15, 2011, the March 15 and September 15 of each year until March 15, 2011, and (b) thereafter, March 15, June 15, September 15 and December 15 of each year, commencing on the first such date following the Stock Purchase Date (each, a "Dividend Payment Date"), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A "Dividend Period" means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of the Preferred Stock will commence upon the Stock Purchase Date. Dividends will be paid to holders of record on the respective date fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The Dividend Rate will be reset quarterly commencing March 15, 2011. If any day on or after March 15, 2011 that would otherwise be a Dividend Payment Date is not a business day, then the next business day will be the applicable Dividend Payment Date. If a Dividend Payment Date prior to March 15, 2011 is not a business day, the applicable dividend shall be paid on the first business day following that day without adjustment.

          The amount of dividends payable per share of Preferred Stock on each Dividend Payment Date will be calculated by (a) if the Preferred Stock is issued prior to March 15, 2011, on the basis of a 360-day year consisting of twelve 30-day months until the Dividend Payment Date in March 2011, and (b) thereafter, multiplying the per annum Dividend Rate in effect for that Dividend Period by a fraction, the numerator of which will be the actual number of days in that Dividend Period and the denominator of which will be 360, and multiplying the rate obtained by $100,000.

          "Three-Month LIBOR" means, with respect to any Dividend Period beginning on or after the later of March 15, 2011 and the Stock Purchase Date, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the Dividend Determination Date for that Dividend Period. If that rate does not appear on Reuters Screen LIBOR01 Page, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by State Street, as calculation agent, at approximately 11:00 a.m. (London time) on the Dividend Determination Date for that Dividend Period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Preferred Stock been outstanding. The calculation agent's establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be final and binding in the absence of manifest error.

          "Dividend Determination Date" means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

          "London Banking Day" means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

          "Reuters Screen LIBOR01 Page" means the display designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

          If we determine not to pay any dividend or a full dividend, we will provide prior written notice to the Property Trustee, who will notify holders of Normal APEX and Stripped APEX, if then outstanding, and the administrative trustees.

          We have agreed in the indenture with respect to our junior subordinated debentures, $800,010,000 aggregate principal amount of which are outstanding, not to make any payment of principal of or interest on, repay or redeem the Junior Subordinated Debentures at any time there is a default under that indenture or we have deferred interest payments under those debentures.

          We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Massachusetts state laws relating to the payment of dividends. State Street's source of funds to pay service on its debt and dividends on its preferred stock is State Street Bank and other subsidiaries.

Redemption

          The Preferred Stock may not be redeemed prior to the later of March 15, 2011 and the Stock Purchase Date. On or after that date, the Preferred Stock may be redeemed, in whole or in part, at our option. Any such redemption will be at a cash redemption price of $100,000 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends. Holders of Preferred Stock will have no right to require the redemption or repurchase of the Preferred Stock.

          If fewer than all of the outstanding shares of Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Preferred Stock in proportion to the number of shares held by those holders or by lot or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

          We will mail notice of every redemption of Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption (provided that if the Preferred Stock is held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Preferred Stock designated for redemption will not affect the redemption of any other Preferred Stock. If we redeem the Preferred Stock, the Trust, as holder of the Preferred Stock, will redeem the corresponding Normal APEX as described under "Description of the APEX — Mandatory Redemption of Normal APEX upon Redemption of Preferred Stock" on page S-75.

          Each notice shall state:

  •
  the redemption date;

  •
  the number of shares of Preferred Stock to be redeemed and, if less than all shares of Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

  •
  the redemption price; and

  •
  the place or places where the Preferred Stock is to be redeemed.

          If notice of redemption of any Preferred Stock has been given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

          Our right to redeem the Preferred Stock once issued is subject to an important limitation. Under the Federal Reserve's risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element — for example, common stock or another series of non-cumulative perpetual preferred stock.

Liquidation Rights

          In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Preferred Stock will be entitled to receive an amount per share (the "Total Liquidation Amount") equal to the fixed liquidation preference of $100,000 per share, plus any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard to any undeclared dividends. Holders of the Preferred Stock will be entitled to receive the Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Preferred Stock.

          If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Preferred Stock and all holders of any shares of our stock ranking as to any such distribution on a parity with the Preferred Stock, the amounts paid to the holders of Preferred Stock and to such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount for those holders. If the Total Liquidation Amount per share of Preferred Stock has been paid in full to all holders of Preferred Stock and the liquidation preference of any other shares ranking on a parity with the Preferred Stock has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

          For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

          The terms of certain of our outstanding debt obligations prohibit us from making any payment of principal of or interest on the Junior Subordinated Debentures or the Guarantee relating to the APEX and from repaying, redeeming or repurchasing any Junior Subordinated Debentures if an event of default under any indenture governing those debentures has occurred and is continuing or at any time when we have given notice of our election to defer interest thereunder or any amount of deferred interest thereunder that has not been cancelled remains unpaid.

Voting Rights

          Except as indicated below or otherwise required by law, the holders of Preferred Stock will not have any voting rights.

          Right to Elect Two Directors upon Non-Payment of Dividends.    If and when the dividends on the Preferred Stock and any other class or series of our stock, whether bearing dividends on a non-cumulative or cumulative basis but otherwise ranking on a parity with the Preferred Stock as to payment of dividends and that has voting rights equivalent to those described in this paragraph ("Voting Parity Stock"), have not been declared and paid (i) in the case of the Preferred Stock and Voting Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), or (ii) in the case of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Preferred Stock, together with the holders of any outstanding shares of Voting Parity Stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the "Preferred Stock Directors") at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of Preferred Stock and any Voting Parity Stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors.

          At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Preferred Stock and Voting Parity Stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Preferred Stock and Voting Parity Stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of Preferred Stock may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of Preferred Stock and all Voting Parity Stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

          Whenever full dividends have been paid on the Preferred Stock and any non-cumulative Voting Parity Stock for at least one year and all dividends on any cumulative Voting Parity Stock have been paid in full, then the right of the holders of Preferred Stock to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

          Other Voting Rights.    So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Articles of Organization, the vote or consent of the holders of at least a majority of the shares of Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  •
  Amendment of Articles of Organization.    Any amendment of our Articles of Organization to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment of our Articles of Organization or by-laws that would alter or change the voting powers, preferences or special rights of the Preferred Stock so as to affect them adversely; provided that the amendment of the Articles of Organization so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class or series or any securities convertible into shares of any class or series of Dividend Parity Stock or other capital stock of ours ranking on a parity with the Preferred Stock in the distribution of assets on our liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Preferred Stock; or

  •
  Certain Mergers and Consolidations.    Any merger or consolidation of us with or into any entity other than a corporation, or any merger or consolidation of us with or into any other corporation if we are not the surviving corporation in such merger or consolidation and if the Preferred Stock is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, if such change were effected by amendment of our Articles of Organization, would not require a vote of the holders of the Preferred Stock under the preceding paragraph.

          Each holder of Preferred Stock will have one vote per share on any matter on which holders of Preferred Stock are entitled to vote, including any action by written consent.

          The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Preferred Stock to effect the redemption.

Form

          The Preferred Stock will be issued only in fully registered form. No fractional shares will be issued unless the Trust is dissolved and we deliver the shares, rather than depositary receipts representing the shares, to the registered holders of the Normal APEX, or Stripped APEX if then outstanding. If the Trust is dissolved after the Stock Purchase Date and depositary receipts or shares of Preferred Stock are distributed to holders of Normal APEX, or Stripped APEX if then outstanding, we would intend to distribute them in book-entry form only and the procedures governing holding and transferring beneficial interests in the Preferred Stock, and the circumstance in which holders of beneficial interests will be entitled to receive certificates evidencing their shares or depositary receipts, will be as described under "Book-Entry System" on page S-130. If we determine to issue depositary shares representing fractional interests in the Preferred Stock, each depositary share will be represented by a depositary receipt. In such an event, the Preferred Stock represented by the depositary shares will be deposited under a deposit agreement among State Street, a depositary and the holders from time to time of the depositary receipts representing depositary shares. Subject to the terms and conditions of any deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividends, voting, redemption and liquidation rights).

Title

          We, the transfer agent and registrar for the Preferred Stock, and any of their agents may treat the registered owner of the Preferred Stock, which shall be the Property Trustee unless and until the Trust is dissolved, as the absolute owner of that stock, whether or not any payment for the Preferred Stock shall be overdue and despite any notice to the contrary, for any purpose.

Transfer Agent and Registrar

          If the Trust is dissolved after the Stock Purchase Date and shares of Preferred Stock or depositary receipts representing Preferred Stock are distributed to holders of Normal APEX, or Stripped APEX if then outstanding, we may appoint a transfer agent, registrar and dividend disbursement agent for the Preferred Stock. The registrar for the Preferred Stock will send notices to shareholders of any meetings at which holders of Preferred Stock have the right to vote on any matter.

BOOK-ENTRY SYSTEM

          The Depository Trust Company, which we refer to along with its successors in this capacity as "DTC," will act as securities depositary for the APEX. The APEX will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of each series of APEX, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Immediately prior to the Remarketing Settlement Date or such other time as the Junior Subordinated Debentures may be held by persons other than the Property Trustee, the Collateral Agent and the Custodial Agent, one or more fully registered global security certificates, representing the total aggregate principal amount of Junior Subordinated Debentures or, if we elect to remarket the Junior Subordinated Debentures in the form of capital securities, representing the total aggregate liquidation amount of such capital securities, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Likewise, in the event the Trust is dissolved after the Stock Purchase Date and prior to the redemption of the Preferred Stock, one or more fully registered global security certificates, representing the total aggregate number of shares of Preferred Stock, or if we issue depositary receipts to evidence the Preferred Stock in such circumstances, the total aggregate number of depositary receipts, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

          The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in APEX, Preferred Stock or Junior Subordinated Debentures, so long as the corresponding securities are represented by global security certificates.

          In a few special situations described below, a global security will be terminated and interest in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks and brokers to find out how to have their interests in a global securities transferred on termination to their own names, so that they will be holders.

          The special situations for termination of a global security representing the APEX are as follows:

  •
  if DTC is no longer willing or able to properly discharge its responsibilities with respect to the APEX and we are unable to locate a qualified successor;

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  we at our option elect to terminate the book-entry system through DTC; and

  •
  after the occurrence of an event of default with respect to the Junior Subordinated Debentures.

          If a global security is terminated, only DTC, and not we, the Trust, or any of the trustees is responsible for deciding the names of the institutions in whose names the APEX represented by the global security will be registered and, therefore, who will be the holders of those securities.

          DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, referred to as "indirect participants," such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

          Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Trust Agreement and the Guarantee or the Indenture or, in the case of the Preferred Stock, entitled to the rights of holders thereof under our Articles of Organization. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

          To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any series are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

          Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

          DTC may discontinue providing its services as securities depositary with respect to the APEX at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depository is not obtained, certificates for the APEX are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates for the APEX will be printed and delivered to DTC.

          As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

  •
  will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names,

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  will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates, and

  •
  will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

          All redemption proceeds, distributions and dividend payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

          Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for exchanges of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX and vice versa prior to the Remarketing Settlement Date, the redemption of the Capital APEX in exchange for Junior Subordinated Debentures or capital securities in connection with a successful Remarketing, the exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX, the disposition of Capital APEX in connection with a successful Remarketing and the Stripped APEX automatically becoming Normal APEX will be governed by arrangements among DTC, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of us, the Collateral Agent, the Custodial Agent, the trustees of the Trust, the Indenture Trustee or the Guarantee Trustee, or any agent for us or any of them, will have any responsibility or liability for any aspect of DTC's or any direct or indirect participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC's records or any direct or indirect participant's records relating to these beneficial ownership interests.

          Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

          Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

          DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Trust Agreement, the Guarantee, the Collateral Agreement, the Indenture or our Articles of Organization, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

          The information in this section concerning DTC and its book-entry system has been obtained from sources that we and the trustees of the Trust believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, the Trust, the trustees of the Trust, the Collateral Agent, the Custodial Agent, any registrar and transfer agent, any paying agent or any agent of any of us or them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Clearstream and Euroclear

          Links have been established among DTC, Clearstream Banking S.A., Luxembourg, or "Clearstream Banking SA," and Euroclear Bank, or "Euroclear" (two international clearing systems that perform functions similar to those that DTC performs in the United States), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

          Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

          Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

          When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

          Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

          When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

          The following discussion summarizes certain of the U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of APEX. This summary deals only with the beneficial owner of a APEX, each, a "U.S. holder," that is:

  •
  a citizen or resident of the United States;

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  a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons (as determined for U.S. federal income tax purposes) have the authority to control all of its substantial decisions.

          This summary is based on interpretations of the Internal Revenue Code of 1986, as amended, or the "Code," regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This summary addresses only U.S. holders that purchase Normal APEX at initial issuance, and own APEX as capital assets. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws, such as:

  •
  securities dealers or traders in securities electing mark-to-market treatment;

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  banks, thrifts, or other financial institutions;

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  insurance companies, regulated investment companies or real estate investment trusts;

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  small business investment companies or S corporations;

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  investors that hold their APEX through a partnership or other entity that is treated as a partnership or flow-through entity for U.S. federal income tax purposes;

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  investors whose functional currency is not the U.S. dollar;

  •
  retirement plans or other tax-exempt entities, or persons holding the APEX in tax-deferred or tax-advantaged accounts;

  •
  certain trusts and hybrid entities;

  •
  investors who mark to market their investment in the APEX;

  •
  investors holding APEX as part of a "straddle" or a "conversion transaction" for U.S. federal income tax purposes or investors holding APEX that are a hedge or that are hedged against interest rate or currency risks, or as part of some other integrated investment; or

  •
  investors subject to the alternative minimum tax.

          This summary also does not address U.S. federal estate, gift or other non-income tax consequences or the tax consequences arising under any state, local or foreign law. In particular, but not in limitation of the foregoing, this summary does not address the tax consequences to holders, or beneficiaries of holders, under any state, local or foreign law arising out of or in connection with the purchase, beneficial ownership or disposition of the APEX. Persons considering the purchase of APEX should consult their own tax advisors concerning the application of U.S.

federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of APEX arising under the laws of any other state, local or foreign taxing jurisdiction.

          If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds APEX, the tax treatment of the partnership and each partner generally will depend on the activities of the partnership and the activities of the partner. Partnerships acquiring APEX, and partners in such partnerships, should consult their tax advisors.

          If you are not a U.S. holder, different U.S. federal income tax consequences will apply to you and you should consult your own tax advisor.

Classification of the Trust

          In the opinion of Ropes & Gray LLP, the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes assuming full compliance with the terms of the Trust Agreement and certain other documents. The Trust intends to treat itself as one or more grantor trusts or agency arrangements. By purchasing a APEX, you and your agents agree to treat the Trust as one or more grantor trusts or agency arrangements. Under this treatment, for U.S. federal income tax purposes, you will be treated as purchasing and owning an undivided beneficial ownership interest in the Stock Purchase Contracts, the Junior Subordinated Debentures, the Qualifying Treasury Securities, the U.S. Treasury securities purchased with the proceeds of the Remarketing and/or the Preferred Stock, as the case may be, and will be required to take into account your pro rata share of all the items of income, gain, loss, or deduction of the Trust corresponding to the series of APEX certificates you own, each as described below. The character of the income included by you as a holder of APEX generally will reflect the character of the Trust's income. In addition, upon a sale, exchange or other taxable disposition of a APEX, you will be treated as having sold, exchanged or disposed of your pro rata interest in the Trust assets corresponding to such APEX, and must allocate the proceeds realized from the disposition among such assets in proportion to their respective fair market values at the time of the disposition.

          Although the Trust intends to treat itself as one or more grantor trusts or agency arrangements, it is possible that the portion of a Stripped APEX that represents an interest in the Qualifying Treasury Securities could be treated as a partnership for U.S. federal income tax purposes. We do not expect such treatment to materially change your U.S. federal income tax treatment with respect to the APEX. The balance of this summary assumes that the Trust is treated as one or more grantor trusts or agency agreements.

Taxation of a Normal APEX

          Each Normal APEX will be treated for U.S. federal income tax purposes as an undivided beneficial ownership interest in (a) the corresponding $1,000 principal amount of Junior Subordinated Debentures and (b) the corresponding 1/100th fractional interest in a Stock Purchase Contract, which represents the right to receive Contract Payments and the obligation to purchase one share of Preferred Stock on the Stock Purchase Date. Consequently, you must allocate your purchase price for the Normal APEX between your beneficial ownership interests in the two components in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial U.S. federal income tax basis in your interest in the underlying Junior Subordinated Debentures and Stock Purchase Contracts. We will treat the fair market value of the $1,000 principal amount of Junior Subordinated Debentures corresponding to one Normal APEX as $1,000 and the fair market value of a 1/100th fractional interest in a Stock Purchase Contract corresponding to one Normal APEX as $0 at the time of purchase. Holders of Normal

APEX and their agents, by purchasing APEX, will be required to agree to this allocation. This allocation is not, however, binding on the Internal Revenue Service, or the "IRS." The remainder of this summary assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

Taxation of the Junior Subordinated Debentures

          Treatment of the Junior Subordinated Debentures.    The Junior Subordinated Debentures will be treated as our indebtedness for U.S. federal income tax purposes. We intend to treat the Junior Subordinated Debentures as "variable rate debt instruments" that are subject to the U.S. Treasury regulations that apply to "reset bonds" and which are issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. Consistent with this treatment, we intend to treat the Junior Subordinated Debentures, solely for purposes of the original issue discount rules of the Code, as if they mature on the date immediately preceding the Remarketing Settlement Date for an amount equal to the Remarketing Value (less accrued and unpaid interest). However, there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Debentures, and therefore the U.S. federal income tax treatment of the Junior Subordinated Debentures under the original issue discount rules is unclear. See "— Possible Alternative Characterizations and Treatments" on page S-138.

          By purchasing a Normal APEX, you and your agents agree to treat the Junior Subordinated Debentures as described above, unless the IRS requires you to treat the Junior Subordinated Debentures differently. The balance of this summary generally assumes that the Junior Subordinated Debentures are treated as described above. However, different treatments are possible. See "— Possible Alternative Characterizations and Treatments" below.

          Interest on the Junior Subordinated Debentures.    Under the treatment of the Junior Subordinated Debentures described above, stated interest on the Junior Subordinated Debentures will be includible in your gross income as ordinary interest income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting. However, special rules apply with respect to debt instruments that are issued with original issue discount, which we refer to as OID. Under applicable U.S. Treasury Regulations relating to OID, a debt instrument may be deemed to be issued with OID if there is more than a "remote" contingency that periodic stated interest will not be timely paid. Because the exercise of our option to defer payments of stated interest on the Junior Subordinated Debentures would prevent us from (i) declaring dividends, or engaging in certain other capital transactions, with respect to our capital stock, or (ii) making any payment of principal, interest or premium, if any, on, or to repay, repurchase or redeem any debt securities issued by us that rank equal with or junior to the Junior Subordinated Debentures, we believe that the likelihood of our exercising our option to defer payments is "remote" within the meaning of the U.S. Treasury Regulations. Based on the foregoing, we intend to take the position that the Junior Subordinated Debentures will not be deemed to be issued with OID at the time of their original issuance. Accordingly, each holder of Normal and Capital APEX should include in gross income that holder's allocable share of interest on the debentures in accordance with that holder's method of tax accounting.

          The IRS has not defined the meaning of the term "remote" as used in the applicable U.S. Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

          Under the applicable U.S. Treasury Regulations, if the option to defer any payment of interest was determined not to be "remote," on the date of issuance, the Junior Subordinated Debentures would be treated as issued with OID at the time of issuance. Furthermore, if we were to exercise our option to defer the payment of interest on the Junior Subordinated Debentures, the debentures would be treated as redeemed and reissued for OID purposes, and the sum of the remaining interest payments on the Junior Subordinated Debentures would be treated as OID.

          In the event that the option to defer any payment of interest was determined not to be "remote" or if we exercised that option, each holder of Normal and Capital APEX would be required to accrue and include OID in taxable income on an economic accrual basis before the receipt of the cash attributable to the interest (regardless of that United States holder's method of tax accounting), and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Normal or Capital APEX would be required to include in gross income OID even though neither we nor the trust make actual payments on the Junior Subordinated Debentures, or on the Normal or Capital APEX, as the case may be, during a deferral period.

          Because income on the Normal and Capital APEX will constitute interest or OID, corporate holders of APEX will not be entitled to a dividends-received deduction relating to any income recognized relating to the interest paid on the Junior Subordinated Debentures.

          Tax Basis in Junior Subordinated Debentures.    Under the treatment described above, your tax basis in the Junior Subordinated Debentures will generally be equal to the purchase price for the Normal APEX. However, if stated interest payments are deferred so that the Junior Subordinated Debentures are deemed to be reissued with original issue discount, your tax basis in the Junior Subordinated Debentures would be increased by the amounts of accrued original issue discount, and decreased by all payments on the Junior Subordinated Debentures after such deemed reissuance.

          Sale, Exchange or Other Taxable Disposition of the Junior Subordinated Debentures.    You will recognize gain or loss on a sale, exchange or other taxable disposition of your interest in the Junior Subordinated Debentures upon the sale or other taxable disposition of your Normal APEX or Capital APEX or upon a successful Remarketing of the Junior Subordinated Debentures. The gain or loss that you recognize will be equal to the difference between the portion of the proceeds allocable to your interest in the Junior Subordinated Debentures (less any accrued and unpaid interest) and your adjusted U.S. federal income tax basis in your interest in your Junior Subordinated Debentures. Selling expenses (including the remarketing fee) incurred by you should reduce the amount of gain or increase the amount of loss you recognize upon a disposition of your interest in the Junior Subordinated Debentures.

          Any gain that is recognized by you upon a sale, exchange or other taxable disposition of the Junior Subordinated Debentures generally will be capital gain or loss, which will be long-term capital gain or loss if you held your interest in the Junior Subordinated Debentures (evidenced by your Normal APEX or Capital APEX) for more than one year immediately prior to such disposition. The deductibility of capital losses is subject to limitations.

          Possible Alternative Characterizations and Treatments.    As mentioned above, there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Debentures, and therefore the U.S. federal income tax treatment of the Junior Subordinated Debentures under the original issue discount rules is unclear and other alternative characterizations and treatments are possible. For example, it is possible that the Junior Subordinated Debentures could be treated as "contingent payment debt instruments." In that event, you would be required to accrue original issue discount income based on the "comparable yield" of the Junior Subordinated Debentures. In general, the comparable yield of the Junior Subordinated Debentures would be the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the Junior Subordinated Debentures. It is possible that the comparable yield of the Junior Subordinated Debentures could exceed the stated interest rate, in which case you may be required to include in income amounts in excess of the stated interest payments on the Junior Subordinated Debentures. In addition, if the Junior Subordinated Debentures are treated as contingent payment debt instruments, any gain that you would recognize upon a sale, exchange or other taxable disposition of the Junior Subordinated Debentures would generally be treated as ordinary interest income. Alternatively, even if the Junior Subordinated Debentures are not treated as "contingent payment debt instruments," they could be treated as issued with more than a de minimis amount of original issue discount and you could be required to accrue such original issue discount (regardless of your method of accounting) in amounts that exceed stated interest payments on the Junior Subordinated Debentures. You should consult your tax advisor concerning alternative characterizations and treatments of the Junior Subordinated Debentures under the original issue discount rules.

Taxation of the Stock Purchase Contracts

          There is no direct authority under current law that addresses the treatment of the Contract Payments, and their treatment is, therefore, unclear. Contract Payments may constitute taxable ordinary income to you when received or accrued, in accordance with your regular method of tax accounting, and by purchasing a Normal APEX, you and your agents agree to report income on this basis. To the extent we are required to file information returns with respect to Contract Payments, we intend to report such payments as taxable ordinary income to you, and the following discussion assumes that the Contract Payments are so treated. However, other treatments are possible. You should consult your tax advisor concerning the treatment of the Contract Payments.

          If we exercise our right to defer any Contract Payments and issue Additional Subordinated Debentures to the Trust in satisfaction of the Contract Payments, we intend to treat such Additional Subordinated Debentures as issued with original issue discount. Assuming such treatment, you should generally accrue original issue discount on the Additional Subordinated Debentures equal to the interest rate on the Additional Subordinated Debentures, regardless of your method of tax accounting and before receipt of that interest.

          If you dispose of a Normal APEX or Stripped APEX when the Stock Purchase Contracts have positive value, you will generally recognize gain equal to the sale proceeds allocable to the Stock Purchase Contracts. If you dispose of a Normal APEX or Stripped APEX when the Stock Purchase Contracts have negative value, you should generally recognize loss with respect to the Stock Purchase Contracts equal to the negative value of your interest in the Stock Purchase Contracts and should be considered to have received additional consideration for your interest in the Junior Subordinated Debentures or Qualifying Treasury Securities, as the case may be, in an amount equal to such negative value. Gain or loss from the disposition of your interest in the Stock Purchase Contracts (upon your disposition of Normal APEX or Stripped APEX) generally will be capital gain or loss, and such gain or loss generally will be long-term capital gain or loss if you held your interest in the Stock Purchase Contracts (evidenced by your Normal APEX or Stripped APEX) for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitations.

Taxation of U.S. Treasury Securities Purchased with Remarketing Proceeds

          The U.S. Treasury securities purchased with the net proceeds of a Remarketing will be treated as short-term obligations that have acquisition discount for U.S. federal income tax purposes. If you are a cash-basis taxpayer, you will report this acquisition discount as ordinary income when it is received, unless you elect to report the acquisition discount in income as it accrues on a straight-line basis or on a constant yield basis. However, if you are a cash basis taxpayer that does not elect to report the acquisition discount in income currently, you may be required to defer deductions for any interest paid on indebtedness incurred or continued by you to purchase or carry the Normal APEX in an amount not exceeding the deferred income until the interest on the U.S. Treasury securities is paid. If you are an accrual basis taxpayer, you will be required to report the acquisition discount on the U.S. Treasury securities as it accrues on a straight-line basis or, if you so elect, on a constant yield basis.

          You will recognize gain or loss on a sale, exchange or other taxable disposition of your interest, if any, in the U.S. Treasury securities upon the sale or other taxable disposition of your Normal APEX. The amount of gain or loss recognized will be equal to the difference between the portion of the proceeds allocable to your interest in the U.S. Treasury securities and your adjusted U.S. federal income tax basis in your interest in the U.S. Treasury securities. Any gain or loss you recognize generally will be short-term capital gain or loss. However, if you are a cash-basis taxpayer that does not elect to report acquisition discount on the U.S. Treasury securities as it accrues, gain (if any) recognized by you will be treated as ordinary income to the extent of accrued discount on the U.S. Treasury securities. The deductibility of capital losses is subject to limitations.

Acquisition and Taxation of the Preferred Stock

          Acquisition of Preferred Stock under the Stock Purchase Contracts.    On the Stock Purchase Date, the Trust will purchase Preferred Stock pursuant to the Stock Purchase Contracts. You generally will not recognize gain or loss with respect to your Normal APEX or Stripped APEX on the purchase by the Trust of Preferred Stock under the Stock Purchase Contracts. Your aggregate initial U.S. federal income tax basis in your interest in the Preferred Stock received by the Trust under the Stock Purchase Contracts generally should equal your interest in the purchase price paid for such Preferred Stock plus the amount, if any, of any Contract Payments included in your income but not received. The holding period for Preferred Stock received under a Stock Purchase Contract will commence on the date following the acquisition of such Preferred Stock and, consequently, your holding period in your interest in the Preferred Stock will not include the period you held your Normal APEX or Stripped APEX prior to and including the Stock Purchase Date.

          Dividends on the Preferred Stock.    Any distribution with respect to Preferred Stock that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received by the Trust after the Stock Purchase Date. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. Distributions in excess of our current and accumulated earnings and profits are treated first as a non-taxable return of capital to the extent of your basis in the Preferred Stock, and then as capital gain.

          Redemption of Preferred Stock; Disposition of Normal APEX or Stripped APEX Corresponding to Preferred Stock.    Subject to the discussion below regarding certain redemptions, upon a redemption by us of the Preferred Stock or a disposition after the Stock Purchase Date of Normal APEX (or Stripped APEX if then outstanding) corresponding to Preferred Stock, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in your interest in the Preferred Stock. Your adjusted tax basis in the Preferred Stock at the time of any such redemption or disposition should generally equal your initial tax basis in the Preferred Stock at the time of purchase, reduced by the amount of any cash distributions that are not treated as dividends. Such capital gain or loss generally will be long-term capital gain or loss if you held the Normal APEX or Stripped APEX for more than one year following the Stock Purchase Date. The deductibility of capital losses is subject to limitations.

          Under certain circumstances, an amount paid to you in connection with a redemption of the Preferred Stock may be treated as a distribution (taxed in the manner described under

"—Dividends on the Preferred Stock" above) as opposed to an amount realized on the redemption of Preferred Stock if, immediately following the redemption, you own directly or indirectly (taking into account applicable constructive ownership rules) shares of any other class of our stock. If you own (or are deemed to own) shares of any other class of our stock, you should consult your own tax advisor regarding the consequences of receiving a payment in connection with a redemption of the Preferred Stock.

Separation and Re-creation of Normal APEX

          Exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX.    You will generally not recognize gain or loss upon an exchange of Normal APEX and Qualifying Treasury Securities for Stripped APEX and Capital APEX. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Qualifying Treasury Securities (as described below) and your interest in the Junior Subordinated Debentures, as well as your interest in the Stock Purchase Contracts, and your adjusted tax bases in and your holding period of the Qualifying Treasury Securities and your interest in the Stock Purchase Contracts (as evidenced by your Stripped APEX) and your interest in the Junior Subordinated Debentures (as evidenced by your Capital APEX) will not be affected by such delivery and exchange.

          Taxation of the Qualifying Treasury Securities.    If you hold a Stripped APEX, upon the maturity of the Qualifying Treasury Securities you exchanged for your Stripped APEX, the Trust will purchase replacement Qualifying Treasury Securities. It is expected, and the remainder of this discussion assumes, that the Qualifying Treasury Securities designated for the creation of Stripped APEX, and any Qualifying Treasury Securities purchased as replacement Qualifying Treasury Securities, will have an original term of one year or less and therefore will be treated as short-term obligations. In general, if you are a cash-basis taxpayer, you will not be required to report your allocable share of the excess of the amounts payable on a Qualifying Treasury Security over the purchase price of the Qualifying Treasury Security ("acquisition discount") until the amounts are paid, unless you elect to report the acquisition discount in income as it accrues on a straight-line basis or on a constant yield basis. However, if you are a cash-basis taxpayer that does not elect to report the acquisition discount in income currently, you may be required to defer deductions for any interest paid on indebtedness incurred or continued by you to purchase or carry the Stripped APEX in an amount not exceeding the deferred income until the interest on the Qualifying Treasury Securities is paid. If you are an accrual-basis taxpayer, you will be required to report acquisition discount on a Qualifying Treasury Security as it accrues on a straight-line basis or, if you elect, to treat the acquisition discount under a constant yield method.

          You will recognize gain or loss on a sale, exchange or other taxable disposition of your interest, if any, in Qualifying Treasury Securities upon the sale or other taxable disposition of your Stripped APEX. The amount of gain or loss recognized will be equal to the difference between the portion of the proceeds allocable to your interest in the Qualifying Treasury Securities and your adjusted U.S. federal income tax basis in your interest in the Qualifying Treasury Securities. Any gain or loss you recognize generally will be short-term capital gain or loss. However, if you are a cash-basis taxpayer that does not elect to report acquisition discount on the Qualifying Treasury Securities as it accrues, gain (if any) recognized by you will be treated as ordinary income to the extent of accrued acquisition discount on the Qualifying Treasury Securities. The deductibility of capital losses is subject to limitations.

          You should generally not have any additional tax consequences upon the distribution of any excess of the proceeds from maturing Qualifying Treasury Securities over the cost of replacing those Qualifying Treasury Securities.

          You should consult your own tax advisor regarding your tax treatment in respect of any Qualifying Treasury Securities, and any elections with respect to them.

          Recreation of Normal APEX.    If you exchange a Stripped APEX and a Capital APEX for a Normal APEX and the pledged Qualifying Treasury Securities, you will generally not recognize gain or loss upon the exchange. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Qualifying Treasury Securities and the corresponding Junior Subordinated Debentures and Stock Purchase Contracts, and your adjusted tax bases in and your holding period of the Qualifying Treasury Securities and your interests in the Junior Subordinated Debentures and the Stock Purchase Contracts will not be affected by such exchange.

Dissolution of the Trust

          Under certain circumstances (including a termination of the Stock Purchase Contracts), we may dissolve the Trust and distribute the trust assets to the holders of APEX. A distribution of trust assets (Junior Subordinated Debentures, Preferred Stock, or the certain U.S. Treasury Securities, as the case may be) to you as a holder of APEX upon the dissolution of the Trust will not be a taxable event to you for U.S. federal income tax purposes, and your tax basis in the Junior Subordinated Debentures, the certain U.S. Treasury Securities, or shares of Preferred Stock received generally will be the same as your tax basis in your interest in the related trust assets. Your holding period in Trust assets received generally would include your holding period in the related APEX.

          If the Stock Purchase Contracts terminate, you will recognize a capital loss equal to the amount, if any, of Contract Payments included in your income but not paid at the time of such termination. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

          In general, you will be subject to backup withholding with respect to payments made on your APEX and the proceeds received from the sale of your APEX unless you are an entity (including a corporation or a tax-exempt entity) that is exempt from backup withholding and, when required, demonstrate this fact or:

  •
  you provide your Taxpayer Identification Number, or "TIN," which, if you are an individual, would be your Social Security Number,

  •
  you certify that (i) the TIN you provide is correct, (ii) you are a U.S. person and (iii) you are not subject to backup withholding because (A) you are exempt from backup withholding or (B) you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends or (C) you have been notified by the IRS that you are no longer subject to backup withholding, and

  •
  you otherwise comply with the applicable requirements of the backup withholding rules.

          In addition, such payments or proceeds received by you if you are not a corporation or tax-exempt organization will generally be subject to information reporting requirements.

          Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS.

          THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE APEX AND JUNIOR SUBORDINATED DEBENTURES, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL NON-INCOME, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS (AND ANY PROPOSED CHANGES IN APPLICABLE LAW).

ERISA CONSIDERATIONS

          The following is a summary of certain considerations associated with the acquisition and holding of the Normal APEX, and the Stripped APEX and Capital APEX for which they may be exchanged, by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or "ERISA," including (a) private U.S.-based retirement and welfare plans; (b) Keogh plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code; (c) plans (such as governmental, church or foreign plans) subject to provisions under applicable federal, state, local or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code; and (d) entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements under U.S. Department of Labor regulations or Section 3(42) of ERISA, as enacted by Section 611(f) of the Pension Protection Act of 2006, each, a "Plan." As described in this summary, the acquisition and holding of the Normal APEX, the Stripped APEX and the Capital APEX may not be suitable or appropriate investments for a plan or for plans subject to laws similar to Title I of ERISA and Section 4975 of the Code.

General Fiduciary Matters

          Each fiduciary of a plan should consider the fiduciary standards of ERISA or other applicable governing law in the context of the Plan's particular circumstances before authorizing an investment in Normal APEX or the exchange of Normal APEX for Stripped APEX and Capital APEX. Among other factors, the fiduciary should consider whether the investment is consistent with the documents and instruments governing the Plan and whether the investment would satisfy the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA and the Code. Any insurance company proposing to invest assets of its general account in Normal APEX, or to exchange Normal APEX for Stripped APEX and Capital APEX, should consult with its counsel concerning the potential application of ERISA or other applicable law to such investments.

Prohibited Transaction and Related Issues

          Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit Plans from engaging in specified transactions (prohibited transactions) involving "plan assets" with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. We, the trustees of the Trust, the Collateral Agent, or State Street Corporation may be considered a party in interest or disqualified person with respect to a Plan to the extent we or any of our affiliates are engaged in businesses which provide services to such Plan.

          A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA and Section 414(d) of the Code), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code. It is possible, however, that a governmental plan, church plan or foreign plan may be subject to other federal, state, local or other laws that contain fiduciary and prohibited transaction provisions similar to those under Title I of ERISA and Section 4975 of the Code.

          The U.S. Department of Labor has issued a regulation with regard to the circumstances in which the underlying assets of an entity in which Plans acquire equity interests will be deemed to be plan assets, or the "Plan Asset Regulation." Under this regulation, for purposes of ERISA and Section 4975 of the Code, the assets of the Trust would be deemed to be "plan assets" of a Plan whose assets were used to acquire the Normal APEX, Stripped APEX or Capital APEX, if the APEX were considered to be equity interests in the Trust and no exception were applicable under the Plan Asset Regulation. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, the Normal APEX, Stripped APEX and Capital APEX should be treated as equity interests in the Trust for purposes of the Plan Asset Regulation.

          An exception to plan asset status is available, however, under the Plan Asset Regulation in the case of a class of equity interests that are (i) widely held, i.e., held by 100 or more investors who are independent of the issuer and each other, (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and such class is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred, or the "Publicly Offered Securities Exception." Although no assurance can be given, we believe that the Publicly Offered Securities Exception will be applicable to the Normal APEX offered hereby. Accordingly, the assets of the Trust should not be treated as the assets of any Plan that holds the Normal APEX.

          It is unlikely, however, that the Publicly Offered Securities Exception will be applicable to Stripped APEX or Capital APEX that a Plan might acquire in exchange for Normal APEX because the Stripped APEX or the Capital APEX may not meet at all times the requirement that they be widely held. Moreover, no assurance can be given that any other exception to plan asset status under the Plan Asset Regulation (including the exception applicable if equity participation by benefit plan investors, as defined in Section 3(42) of ERISA and the Plan Asset Regulation, is not significant) will be applicable to the Stripped APEX or the Capital APEX. Accordingly, it is possible that the Stock Purchase Contract and any U.S. Treasury securities beneficially owned by the Trust (or after the Stock Purchase Date, the Preferred Stock) could be treated proportionately as plan assets of any Plan holding Stripped APEX, and the Junior Subordinated Debentures beneficially owned by the Trust could be treated proportionately as plan assets of any Plan holding Capital APEX. Further, it is possible that any asset beneficially owned by the Trust (i.e., the Stock Purchase Contract, any U.S. Treasury securities, the Preferred Stock and the Junior Subordinated Debentures) could be treated proportionately as plan assets of any Plan holding Stripped APEX or Capital APEX.

          If the assets of the Trust were deemed to be "plan assets" under the Plan Asset Regulation, this would result, among other things, in the application of the prohibited transaction requirements and the prudence and other fiduciary responsibility standards of ERISA and the Code, as applicable, to transactions engaged in by the Trust and the treatment of any person who exercises any authority or control with regard to the management or disposition of the assets of the Trust as a fiduciary of Plan investors. In this regard, if any person with discretionary responsibility with respect to the Trust assets were affiliated with us, any such discretionary actions taken with respect to such assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary responsibility in circumstances under which such person has an interest that may conflict with the interests of the Plans for which they act). In order to reduce the likelihood of any such prohibited transaction, any Plan that acquires Stripped APEX or Capital APEX will be deemed to have (i) directed the Trust to invest in the Stock Purchase Contract, U.S. Treasury securities, Preferred Stock and/or Junior Subordinated Debentures, as applicable, and (ii) appointed the Trustees. Further, the purchase and sale of the Junior Subordinated Debentures and any related transactions could be deemed to constitute a prohibited purchase/sale transaction under ERISA or the Code if State Street is a party in interest or disqualified person of a Plan investor. We have no assurance that any exemption to such a prohibited transaction will be available.

          In addition, and whether or not the assets of the Trust are considered to be "plan assets" of Plans investing in the APEX, the acquisition and holding of the Normal APEX, Stripped APEX or Capital APEX with "plan assets" of a Plan could result in a direct or indirect prohibited transaction. The Department of Labor has issued several prohibited transaction class exemptions, or "PTCEs," that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding and disposition of APEX. These class exemptions include PTCE 84-14 for certain transactions determined by independent qualified professional asset managers, PTCE 90-1 for certain transactions involving insurance company pooled separate accounts, PTCE 91-38 for certain transactions involving bank collective investment funds, PTCE 95-60 for certain transactions involving life insurance company general accounts, and PTCE 96-23 for certain transactions determined by in-house asset managers.

          Based on the foregoing, any purchaser or holder of Normal APEX or any interest therein, and any person who acquires Stripped APEX or Capital APEX in exchange for Normal APEX, will be deemed to have represented and warranted by its acquisition and holding thereof that either (A) it is not a Plan and it is not acquiring the Normal APEX, Stripped APEX or Capital APEX, as applicable, on behalf of or with "plan assets" of any such Plan or (B) its acquisition and holding of the Normal APEX, Stripped APEX or Capital APEX, as applicable, either (i) qualifies (based on advice of counsel) for exemptive relief under PTCE 84-14, 90-1, 91-38, 95-60 or 96-23 or another applicable statutory or administrative exemption or (ii) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of a governmental, church or foreign plan, a violation of any similar law).

          Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Normal APEX, or exchanging Normal APEX for Stripped APEX and Capital APEX, on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

UNDERWRITING

          State Street Corporation, State Street Capital Trust III and the underwriters named below have entered into an underwriting agreement with respect to the Normal APEX being offered. Subject to certain conditions, the underwriters have agreed to purchase the respective number of Normal APEX indicated in the following table. Goldman, Sachs & Co. is the representative of the underwriters.

Underwriters	Number of Normal APEX
Goldman, Sachs & Co.	325,000
Lehman Brothers Inc.	75,000
Morgan Stanley & Co. Incorporated	75,000
Muriel Siebert & Co., Inc.	12,500
The Williams Capital Group, L.P.	12,500
Total	500,000

          The underwriters are committed to take and pay for all of the Normal APEX being offered, if any are taken.

          In view of the fact that the proceeds from the sale of the Normal APEX and Trust Common Securities will be used to purchase the Junior Subordinated Debentures issued by us, the underwriting agreement provides that we will pay as compensation for the underwriters' arranging the investment therein of such proceeds the following amounts for the account of the underwriters.

Paid by State Street
Per Normal APEX	$15
Total	$7,500,000

          Normal APEX sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Normal APEX sold by the underwriters to securities dealers may result in such securities dealers receiving a commission of up to $12 per Normal APEX. Any such securities dealers may resell any Normal APEX purchased from the underwriters to certain other brokers or dealers who may receive a commission of up to $5 per Normal APEX. If all the Normal APEX are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

          The underwriters intend to offer the Normal APEX for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Normal APEX for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

          We and the Trust have agreed for a period from the date of this prospectus supplement continuing to and including the business day after the day of delivery of the Normal APEX against payment therefor or such earlier time as the underwriters may notify us, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any securities of the Trust that are substantially similar to the Normal APEX (including any guarantees of such securities), any other beneficial interests in the assets of the Trust (other than the Trust Common Securities), or any of our securities that are substantially similar to the Junior Subordinated Debentures or the Preferred Stock, except with the prior written consent of the representative.

          Prior to this offering, there has been no public market for the Normal APEX being offered. We will use commercially reasonable efforts to list the Normal APEX on the New York Stock Exchange within 30 days following the Stock Purchase Date.

          The offering is being conducted in accordance with the applicable provisions of Rule 2810 of the conduct rules of the Financial Industry Regulatory Authority, or FINRA. In addition, none of the named underwriters is permitted to sell APEX in this offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

          In connection with the offering, the underwriters may purchase and sell Normal APEX in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Normal APEX than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases of the Normal APEX made for the purpose of preventing or retarding a decline in the market price of the Normal APEX while the offering is in process.

          The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Normal APEX sold by or for the account of such underwriter in stabilizing or short covering transactions.

          These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the Normal APEX. As a result, the price of the Normal APEX may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

          It is expected that delivery of the Normal APEX will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Normal APEX on any date prior to the third business day before delivery will be required, by virtue of the fact that the Normal APEX initially will settle on the fifth business day following the day of pricing ("T+5"), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the

Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

    a)
    to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

    b)
    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

    c)
    to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

    d)
    in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          Each underwriter has represented and agreed that:

    a)
    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer or the guarantor; and

    b)
    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

          The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

          The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of

Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

          This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

NASD Compliance

          The offering of the Normal APEX is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc., or "NASD." Under Rule 2810, none of the named underwriters is permitted to sell Normal APEX in this offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

          State Street estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $400,000.

          State Street has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

          Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to State Street, for which they have in the past received, and may in the future receive, customary fees and expenses.

          In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus supplement. It is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

VALIDITY OF SECURITIES

          The validity of the APEX will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel for the Trust. The validity of the Junior Subordinated Debentures, the Guarantee and the Preferred Stock will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of the Junior Subordinated Debentures, the Guarantee and the Preferred Stock will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.statestreet.com. Our website is not a part of this prospectus supplement. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

          Because our common stock is listed on the NYSE, you may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus supplement.

          We incorporate by reference the documents listed below and all future filings we make with the SEC under Section 13 (a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed "furnished" in accordance with SEC rules:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

  •
  Quarterly Report on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

  •
  Current Reports on Form 8-K filed on January 17, 2007, January 22, 2007, January 30, 2007, February 5, 2007, February 6, 2007 (two reports), April 17, 2007, April 26, 2007, April 30, 2007, June 20, 2007, July 2, 2007, July 17, 2007, July 20, 2007, September 24, 2007, October 16, 2007, November 13, 2007, January 3, 2008 and January 17, 2008 (other than information that is deemed not to have been filed in accordance with SEC rules).

  •
  Proxy statement for our 2007 annual meeting, dated March 19, 2007.

          You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

State Street Corporation
One Lincoln Street
Boston, Massachusetts 02111
Telephone: (617) 786-3000
Attn: Corporate Secretary

State Street Corporation

Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Warrants

State Street Capital Trust III
State Street Capital Trust IV

Capital Securities Fully and Unconditionally
Guaranteed by State Street Corporation

        State Street Corporation may offer and sell Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Contracts, Stock Purchase Units and Warrants. The Debt Securities and shares of our Preferred Stock may be convertible into or exchangeable for shares of our Common Stock or other securities.

        The trusts are Delaware statutory trusts. Each trust may from time to time:

  •
  sell capital securities representing undivided beneficial interests in the trust to the public;

  •
  sell common securities representing undivided beneficial interests in the trust to State Street Corporation;

  •
  use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of State Street Corporation; and

  •
  distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the capital and common securities.

        State Street Corporation will fully and unconditionally guarantee the payment by the trusts of the capital securities based on obligations discussed in this prospectus. This is called the capital securities guarantee.

        The common stock of State Street Corporation is listed on the New York Stock Exchange, the Boston Stock Exchange and the Archipelago Stock Exchange under the symbol "STT."

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

        You should fully consider the risk factors beginning on page 3 in this prospectus and in the accompanying prospectus supplement, if any, prior to investing in the offered securities.

        A security is not a deposit and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

        Our principal executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
THE ACCOMPANYING PROSPECTUS SUPPLEMENT

        We provide information to you about the securities in two separate documents that progressively provide more detail:

  •
  this prospectus, which provides general information, some of which may not apply to your securities; and

  •
  the accompanying prospectus supplement, which describes the terms of the securities.

        If the terms of your securities vary between the prospectus supplement and this prospectus, you should rely on the information in the following order of priority:

  •
  the prospectus supplement; and

  •
  this prospectus.

        We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in this prospectus and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

        Neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
FORWARD-LOOKING STATEMENTS	2
STATE STREET CORPORATION	7
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES	8
USE OF PROCEEDS	8
DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF THE TRUSTS	17
DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES	18
DESCRIPTION OF THE CAPITAL SECURITIES	30
COMMON SECURITIES	41
DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEES	41
RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE CAPITAL SECURITIES GUARANTEES	44
DESCRIPTION OF PREFERRED STOCK	46
DESCRIPTION OF DEPOSITARY SHARES	49
DESCRIPTION OF COMMON STOCK	51
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	53
DESCRIPTION OF WARRANTS	53
GLOBAL SECURITIES	54
PLAN OF DISTRIBUTION	61
VALIDITY OF SECURITIES	62
EXPERTS	62

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units, capital securities and related guarantees. We may also offer warrants to purchase debt securities, preferred stock, depositary shares or common stock. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "State Street," "we," "us," "our" or similar references mean State Street Corporation and its subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among other securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

        In addition, we file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

        The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.statestreet.com. Our website is not a part of this prospectus.

        You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

SEC Filings	Period
Annual Report on Form 10-K	Year Ended December 31, 2005
Current Reports on Form 8-K	Filed January 18, 2006 Filed February 7, 2006 Filed March 7, 2006
Registration Statement on Form 8-A (relating to Common Stock)	Filed on January 18, 1995 and March 7, 1995
Registration Statement on Form 8-A (relating to preferred stock purchase rights)	Filed on January 18, 1995 and March 7, 1995, and as amended on July 7, 1998

        We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date we sell all of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet web site at the address described previously. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

State Street Corporation
Investor Relations
One Lincoln Street
Boston, Massachusetts 02111
(617) 664-3477

        We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

        This prospectus, including information incorporated by reference, contains statements that are considered "forward-looking statements" within the meaning of U.S. federal securities laws. In addition, we may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements as to industry trends, future expectations of State Street and other matters that do not relate strictly to historical facts, are based on certain assumptions by management, and are often identified by such forward-looking terminology as "expect," "look," "believe," "anticipate," "may," "will," "trend" and "goal," or similar statements or variations of such terms. Forward-looking statements may include statements about our confidence and strategies and our expectations about revenue and market growth, acquisitions and divestitures, new technologies, services and opportunities, and earnings. Forward-looking statements are based on information we have when those statements are made or on management's belief as of that time with respect to future events, and are subject to various risks and uncertainties, which change over time, and could cause actual results to differ materially from those contemplated by the forward-looking statements. Such forward-looking statements speak only as of the date they are made.

RISK FACTORS

        Before you invest in our securities, you should understand and carefully consider the risks below, as well as all other information contained in this prospectus and in our consolidated financial statements and related notes thereto. You also should consider the risks set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by our future filings with the SEC under the Exchange Act. Any of these risks could materially adversely affect our business, our consolidated financial condition and our consolidated results of operations and cause our future results to differ materially from our historical performance.

If market interest rates rise, our securities finance and net interest revenues can be negatively affected in the short term.

        The levels of global market interest rates, the shape of the yield curve, the direction and speed of interest rate changes, and the asset and liability spreads relative to the currency and geographic mix of our interest-bearing assets and interest-bearing liabilities affect our securities finance and net interest revenue. In the short term, our net interest revenue and securities finance revenue benefit from falling interest rates and are negatively affected by rising interest rates because our interest-bearing liabilities generally reprice sooner than our interest-earning assets. The rate of adjustment to higher or lower rates will depend on the relative duration of assets and liabilities. In general, sustained lower interest rates, a flat yield curve and narrow interest-rate spreads have a constraining effect on net interest revenue and securities finance revenue growth. Market interest rates, which affect the economic value of our demand deposits, also impact the value of certain derivative financial instruments whose changes in value are reflected in trading services and processing fees and other revenue in our consolidated statement of income.

If values in worldwide securities markets decline, our revenue and earnings can be adversely affected.

        As asset values in worldwide financial markets increase or decrease, our opportunities to invest and service financial assets change. Because a portion of our fees is based on the value of assets under custody and management, fluctuations in the valuation of worldwide securities markets will affect revenue. We estimate that a 10% increase or decrease in worldwide equity values would result in a corresponding change in our total revenue of approximately 2%. If fixed income security values worldwide were to increase or decrease by 10%, we would anticipate a corresponding change of approximately 1% in our total revenue. Because many of the costs of providing our services are relatively fixed, a decline in revenue could have a disproportionate effect on our earnings.

If foreign exchange rate volatility decreases, our revenue can be adversely affected.

        The degree of volatility in foreign exchange rates can affect our foreign exchange trading revenue. In general, we benefit from currency volatility, and foreign exchange revenue is likely to decrease during times of decreased currency volatility. In addition, as our business grows globally, our exposure to changes in foreign currency exchange rates could impact our level of revenue, expense and net income and the value of our investments in our non-U.S. operations.

If we do not maintain our capital requirements and our status as a "well-capitalized" financial holding company, there could be an adverse effect on the manner in which we do business and on the confidence of our customers in us.

        Under regulatory capital adequacy guidelines, we and our principal banking subsidiary, State Street Bank and Trust Company, or "State Street Bank," must meet guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items. Failure to meet minimum capital requirements could have a material effect on our financial condition and could subject us to a variety of enforcement actions, as well as certain restrictions on our business. Failure to maintain the status of "well capitalized" under the regulatory framework could affect our status as a financial holding company and eligibility for a streamlined review process for acquisition proposals, and deterioration in the confidence that our customers have in us, which can lead to a decline in the demand for our products and affect the prices that we are able to charge for our services. In addition to being well-capitalized, State Street and State Street Bank are subject to guidelines that involve qualitative judgments by regulators about the entities' status as well-managed and the entities' compliance with Community Reinvestment Act obligations.

If there is a decline in individual savings rates, our business can be adversely affected.

        We generally benefit when individuals invest their savings in mutual funds, other collective funds and defined contribution plans. Changes in savings rates or investment styles may affect revenue. If there is a decline in the savings rates of individuals, or if there is a change in investment preferences that leads to fewer investments in mutual funds, other collective investment funds, and defined contribution plans, our revenue may be adversely affected.

While increased cross-border investing by our customers worldwide benefits our revenue, increased worldwide economic and political instability can adversely affect our business.

        Our revenue may increase or decrease depending upon the extent of increases or decreases in cross-border investments made by our customers. The terrorist attacks that took place in the United States on September 11, 2001, and subsequent military action and terrorist activities, have caused economic and political uncertainties. These activities and the national and global efforts to combat terrorism, and other military activities and outbreaks of hostilities have affected and may further adversely affect economic growth. Such events could result in decreased cross-border investment activities and may have other adverse effects on many companies, including ours, in ways that are not predictable.

If there is a decline in the pace at which customers outsource their middle office or investment management operations, our business can be adversely affected.

        In recent years, investment manager and hedge fund manager operations outsourcing have been areas of rapid growth in our business. If the demand for these types of services declines, we could see a slowing in the growth rate of our revenue.

If we do not perform effectively under our outsourcing contracts, we may not generate the operating margins that we expect, or we may lose customers before we earn back our investment in the contracts.

        We enter into long-term contracts to provide middle office or investment manager and hedge fund manager operations outsourcing services to customers. Services that we provide include trade order management, trade support and fail management, reconciliations, cash reporting and management, custodian communications for settlements, accounting systems, collateral management and information technology development. These contracts often extend eight to ten years and require considerable up-front investments by us, including technology and conversion costs. Performance risk exists in each contract, since these contracts are dependent upon the successful conversion and implementation of the activities onto our own operating platforms. Our operating margins, and as a result our profitability, are largely a function of our ability to accurately calculate pricing for our services, our ability to control our costs and our ability to maintain the relationship with the customer for an adequate period of time to recover the up-front investment. The long-term nature of these contracts creates a risk that our pricing for the products and services we provide might not be adequate to generate expected operating margins.

If we do not successfully integrate businesses that we acquire, or successfully complete divestitures, we may not realize the expected benefits of the transaction.

        Acquisitions of complementary businesses and technologies, development of strategic alliances and divestitures of portions of our business are an active part of our overall business strategy. We have completed several acquisitions, alliances and divestitures in recent years. However, there can be no assurance that services, technologies, key personnel or businesses of acquired companies will be effectively assimilated into our business or service offerings, that alliances will be successful, or that related expectations concerning future revenue growth or cost savings will be achieved. In addition, we may not be able to successfully manage the conversion of divested businesses to the buyer on satisfactory terms, if at all, and divestitures may result in a reduction of total revenue and net income.

If we are subject to changes in tax legislation, the interpretation of existing tax laws worldwide or changes in accounting principles, we may be required to report a material charge to our results of operations.

        In the normal course of business, we are subject to challenges from U.S. and non-U.S. tax authorities regarding the amount of taxes due. These challenges may result in adjustments to the timing or amount of taxable income or deductions or the allocation of income among tax jurisdictions. In recent years, the U.S. Internal Revenue Service, or "IRS," has proposed to disallow tax deductions related to cross-border leasing transactions, which could have an adverse impact on our results of operations. Additionally, the Financial Accounting Standards Board has been considering making changes to the accounting guidance related to uncertain tax positions and leveraged leases. While such changes may not have an economic impact on our business, these changes could affect the attainment of our current financial goals.

If the pace of pension reform slows, or if pension reform does not occur, our revenue and earnings can be adversely affected.

        We expect our business to benefit from worldwide pension reform that creates additional pools of assets that use custody and related services, and investment management services. The pace of pension reform and resulting programs, including public and private pension schemes, may affect the pace of our revenue growth.

If we do not maintain compliance with governmental regulation, we can be subject to fines, penalties or restrictions of business in the jurisdiction where the violation occurred, which can adversely impact our business.

        Our businesses are subject to stringent regulation and examination by U.S. federal and state governmental and regulatory agencies and self-regulatory organizations (including securities exchanges), and by non-U.S. governmental and regulatory agencies and self-regulatory organizations. In addition, our customers have a broad array of complex and specialized servicing, confidentiality and fiduciary requirements. We have established policies, procedures and systems designed to comply with these regulatory and operational risk requirements. However, as a global financial services institution, we face complexity and costs in our worldwide compliance efforts. We also face the potential for loss resulting from inadequate or failed internal processes, employee supervisory or monitoring mechanisms, or other systems or controls, and from external events, which could have a material impact on our future results of operations. Also, adverse publicity and damage to our reputation arising from the failure or perceived failure to comply with legal, regulatory or contractual requirements could affect our ability to attract and retain customers or maintain access to capital markets, or could result in enforcement actions, fines, penalties and lawsuits.

If, for regulatory reasons, we are limited in our ability to invest additional capital in subsidiaries outside the United States, we may not be able to stay competitive in those markets, and our business could suffer.

        Federal laws and related regulations limit the amount that banks, including State Street Bank, may invest in non-U.S. subsidiaries. This limitation could affect the pace of future international expansion by State Street Bank through this type of subsidiary.

Investigations into the financial services industry can adversely affect our business.

        We are broadly involved with the global securities industry including, in particular, the mutual fund industry. Financial reporting irregularities involving large and well-known companies, and governmental and regulatory investigations of securities and mutual fund industry practices and behavior, may have adverse effects on us in ways that are not predictable. Governmental and regulatory agencies have sought information from us in connection with investigations relating to that industry that has resulted in additional expenses and staffing resources in providing responses.

If the business continuity and disaster recovery plans that we have in place are not adequate to continue our operations in the event of a disaster, the business disruption can adversely impact our operations.

        External events, including terrorist or military actions, or an outbreak of disease, such as Asian Influenza, or "bird flu," and resulting political and social turmoil could cause unforeseen damage to our physical facilities, or could cause delays or disruptions to operational functions, including information processing and financial market settlement functions. Additionally, our customers, vendors and counterparties could suffer from such events. Should these events affect us, or the customers, vendors or counterparties with which we conduct business, our results of operations could be adversely affected.

If we are not able to anticipate and keep pace with rapid changes in technology, or do not respond to rapid technological changes in our industry, or if growth in the use of technology in business is not as rapid as in the past, our business can be adversely affected.

        Technological change often creates opportunities for product differentiation and reduced costs, as well as the possibility of increased expenses. Developments in the securities processing industry, including shortened settlement cycles and straight-through-processing, will result in changes to existing procedures. Alternative delivery systems have emerged, including the widespread use of the Internet. Our financial performance depends, in part, on our ability to develop and market new and innovative services, and to adopt or develop new technologies that differentiate our products or provide cost efficiencies. The risks inherent in this process include rapid technological change in the industry, our ability to access technical and other information from customers, and the significant and ongoing investments required to bring new services to market in a timely fashion at competitive prices. A further risk is the introduction by competitors of services that could replace or provide lower-cost alternatives to our services.

If we are unsuccessful in protecting our proprietary rights, or if we are found to have violated the proprietary rights of others, we can experience a decline in revenue or an increase in expenses.

        We use trademark, trade secret, copyright, patent and other proprietary rights procedures to protect our technology. Despite these efforts, we cannot be certain that the steps taken by us to prevent unauthorized use of proprietary rights are sufficient to prevent misappropriation of technology, particularly outside the United States where laws or law enforcement practices may not protect proprietary rights as fully as in the U.S. In addition, no assurance can be given that the courts will adequately enforce contractual agreements that we have entered into to protect our proprietary technology. If any of our proprietary information were misappropriated by, or otherwise disclosed to, our competitors, our competitive position could be adversely affected. In the event a third party asserts a claim of infringement of its proprietary rights, obtained through patents or otherwise, against us, we may be required to spend significant resources to defend against such claims, develop a non-infringing program or process, or obtain a license to the infringed process.

If our access to the capital markets is limited, our capital resources and liquidity could be adversely affected.

        We depend on access to global capital markets to provide us with sufficient capital resources and liquidity to meet our commitments and business needs and accommodate the transaction and cash management needs of our customers. Any occurrence that may limit our access to the capital markets, such as a decline in the confidence of debt purchasers, depositors or counterparties participating in the capital markets in general or with us in particular, or a downgrade of our debt rating, may adversely affect our capital costs and our ability to raise capital and, in turn, our liquidity.

If there is a significant economic downturn in either a country or a region, or the failure of a significant individual counterparty, our credit and counterparty risk profile could be adversely affected and result in loss.

        Our focus on large institutional investors and their businesses requires that we assume credit and counterparty risk, both on-and off-balance sheet, in a variety of forms. We provide, on a limited basis, traditional loan products to customers, based upon credit quality and other factors. We also provide customers with off-balance sheet liquidity and credit enhancement facilities in the form of letters of credit, lines of credit and liquidity asset purchase agreements, subject to credit analysis and an approval and review process. We invest in financial instruments, including investment securities and derivative instruments, which are also subject to risk management processes.

        The credit quality of our on- and off-balance sheet exposures may be affected by many factors, such as economic and business conditions or deterioration in the financial condition of an individual counterparty or group of counterparties. In the event of poor economic conditions in a particular country or region, or the failure of a significant counterparty or group of counterparties, there is a greater likelihood that more of our customers or counterparties could become delinquent on their loans or other obligations to us, or that the special purpose entities we administer could experience deterioration in asset performance. This could result in higher levels of credit-related losses, which could adversely affect our earnings.

STATE STREET CORPORATION

        We are a bank holding company organized under the laws of the Commonwealth of Massachusetts and a leading provider of services to institutional investors and investment managers worldwide. We were organized in 1970 and conduct our business principally through our subsidiary, State Street Bank which traces its beginnings to the founding of Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960. We are also a financial holding company. Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        Our consolidated ratios of earnings to fixed charges were as follows for the five most recent fiscal years:

	Year Ended December 31,
	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	1.70x	2.24x	2.41x	2.48x	1.50x

        Under SEC regulations and for the purposes of calculating these ratios, earnings consist primarily of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and the interest component of rental expense.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include extending credit to, or funding investments in, our subsidiaries. The precise amounts and the timing of our use of the net proceeds will depend upon our subsidiaries' funding requirements and the availability of other funds. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to fund our subsidiaries. We and State Street Bank regularly investigate possible acquisitions.

DESCRIPTION OF DEBT SECURITIES

        The senior debt securities will be issued under an indenture dated as of August 2, 1993 (the senior indenture) between us and U.S. Bank National Association, as successor senior trustee. The subordinated debt securities (other than the junior subordinated debentures) will be issued under an indenture dated as of June 15, 2000 (the subordinated indenture) between us and J.P. Morgan Chase & Co., as subordinated trustee and as successor in interest to Bank One Trust Company, N.A. A copy of each indenture is included as an exhibit to the registration statement that contains this prospectus.

        The following summaries of all material terms of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures, including the definitions of terms. The following summaries describe the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to such offered securities.

        The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of State Street. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness and other financial obligations of State Street as described under "—Subordinated Debt Securities—Subordination" beginning on page 15. Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries to us and our non-banking subsidiaries are restricted by federal and state statutes and regulations.

General

        We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We expect from time to time to incur additional indebtedness that may be senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities which may be issued by us or our subsidiaries, including indebtedness which may rank senior to the debt securities. The debt securities will not be secured.

        We may issue debt securities upon the satisfaction of conditions contained in the indentures. The applicable prospectus supplement will include the terms of that issue of debt securities, including:

  •
  the title and series designation;

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  the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities which may be issued under the applicable indenture;

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  any fixed or variable interest rate or rates per annum;

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  the date from which any interest shall accrue;

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  any interest payment dates;

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  whether the debt securities are senior or subordinated;

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  the stated maturity date;

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  whether the debt securities are to be issued in global form;

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  any sinking fund requirements;

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  any provisions for redemption, the redemption price and any remarketing arrangements;

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  the minimum denominations;

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  whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

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  the place or places where payments or deliveries on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

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  whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

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  if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

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  any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

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  the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder thereof;

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  the manner in which the amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

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  any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

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  the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other of our securities;

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  any additional or different covenants that apply to any debt securities of the series; and

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  any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

        Please see the accompanying prospectus supplement or the term sheet you have received or will receive for the terms of the specific debt securities we are offering. We may deliver this prospectus before or concurrently with the delivery of a term sheet. We may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. Please see "Description of Warrants." Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

        Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

        Debt securities may be issued as original issue discount securities which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. In the event that the maturity of any original issue discount security is accelerated, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

        The indentures provide that without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

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  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indentures; and

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  to add any additional events of default, in the case of the senior indenture, and events of default or defaults, in the case of the subordinated indenture.

        In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under certain circumstances and to the extent provided for by the terms of such debt securities.

        Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring or other highly leveraged transaction.

Registration and Transfer

        Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the office or agency of State Street maintained for such purpose.

        No service charge will be made for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

        Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities at the office or agency of State Street maintained for such purpose. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Events of Default

        The following are "events of default" under the senior indenture and "defaults" under the subordinated indenture with respect to any series of debt securities:

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  default in the payment of any principal or premium when due;

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  default in the payment of any interest when due, which continues for 30 days;

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  default in the deposit of any sinking fund payment when due;

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  default in the performance of any other obligation contained in the senior indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

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  acceleration of other indebtedness of at least $20,000,000 of us or of State Street Bank, which is not annulled within 30 days after written notice;

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  specified events in bankruptcy, insolvency or reorganization; and

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  any other default or event of default provided with respect to debt securities of that series.

        If an event of default under the senior indenture occurs and is continuing for any series of debt securities, the senior trustee or the holders of at least 25% in aggregate principal amount or issue price of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. At any time after the senior trustee or the holders have accelerated any series of debt securities, but before the senior trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or issue price of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

        Under the subordinated indenture, an "event of default" is limited to certain events involving the bankruptcy, insolvency or reorganization of State Street. The subordinated debt securities will automatically be accelerated upon the occurrence of an "event of default" resulting from bankruptcy, insolvency or reorganization. In the case of a default in the payment of interest or principal, or premium, if any, State Street will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the subordinated debt securities, the whole amount then due and payable on such subordinated debt securities for principal, including any sinking fund payment or analogous obligations, and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such subordinated debt securities. In the case of any default with respect to the subordinated debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the subordinated debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or in aid of the exercise of any power granted in the subordinated indenture, or to enforce any other proper remedy.

        The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

  •
  in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

  •
  in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

        The holders of a majority in principal amount or issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any such direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

        A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

  •
  that holder previously gives to the trustee written notice of a continuing event of default with respect to debt securities of that series;

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  the holders of not less than 25% in aggregate principal amount or issue price of the outstanding debt securities of that series also shall have offered the trustee reasonable indemnity and made written request to the trustee to institute such proceeding as trustee;

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  the trustee shall not have received from the holders of a majority in principal amount or issue price of the outstanding debt securities of that series a direction inconsistent with such request; and

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  the trustee shall have failed to institute such proceeding within 60 days.

        However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

        We are required to furnish to the trustees annually a statement as to the performance of our obligations under the indentures and as to any default in such performance.

Modification and Waiver

        Each indenture may be modified and amended by us and the applicable trustee with the consent of holders of at least 66 2/3% in principal amount or issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

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  change the stated maturity date of the principal or any installment of principal or interest on, any debt security;

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  reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, any debt security;

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  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

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  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

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  impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;

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  in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

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  reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

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  reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

        From time to time we and the applicable trustee may, without the consent of the holders of the debt securities, waive or supplement each indenture for specified purposes, including, among other things:

  •
  evidencing the succession of another person to State Street;

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  adding to the covenants of State Street for the benefit of the holders of all or any series of debt securities;

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  adding any additional events of default for the benefit of the holders of all or any series of debt securities;

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  adding to, changing or eliminating any of the provisions of the indentures, provided that any such addition, change or elimination shall not apply to any outstanding debt securities nor modify the rights of any holder of any such outstanding debt securities, or shall become effective only when there is no debt security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

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  curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the debt securities; and

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  evidencing and providing for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and adding to or changing any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture, except as described under "Events of Default, Waiver and Notice" beginning on page 24.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

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  the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States or any U.S. state and assumes all of our obligations on the debt securities under the indentures;

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  we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures; and

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  certain other conditions are met.

Regarding the Trustees

        U.S. Bank National Association is the trustee under the senior indenture. J.P. Morgan Chase & Co., as successor in interest to Bank One Trust Company, N.A., is the trustee under the subordinated indenture. We and certain of our subsidiaries, including State Street Bank, maintain banking relations with the trustees in the ordinary course of business.

International Offering

        If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Such debt securities may be issued in bearer form and will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

        Debt securities issued outside the United States may be subject to certain selling restrictions which will be described in the applicable prospectus supplement. These debt securities may be listed on one or more foreign stock exchanges as described in the applicable prospectus supplement. Special United States tax and other considerations, if any, applicable to an offering outside the United States will be described in the applicable prospectus supplement.

Limitation Upon Disposition of Voting Stock or Assets of State Street Bank

        The senior indenture prohibits us and State Street Bank, so long as any of the senior debt securities are outstanding, from selling or otherwise disposing of, or granting a security interest in or permitting the issuance of, any voting stock or any security convertible or exercisable into voting stock of State Street Bank or any of our subsidiaries that owns voting stock or any security convertible or exercisable into voting stock of State Street Bank.

        This restriction does not apply to dispositions made by us or any subsidiary:

  •
  if such disposition or issuance is for fair market value as determined by our board of directors; and

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  if after giving effect to such disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own directly not less than 80% of the voting stock of such principal constituent bank or any subsidiary which owns a principal constituent bank.

        The subordinated indenture does not contain a similar restriction on our ability to engage in or permit such transactions to occur.

Defeasance

        We may terminate or "defease" our obligations under the indentures of any series of debt securities, provided that certain conditions are met, including:

  •
  we shall have deposited irrevocably with the trustee as trust funds in trust, in each case, in an amount, in U.S. dollars or U.S. government obligations, which through the payment of interest, principal or premium, if any, in respect thereof in accordance with their terms, will provide an amount sufficient to pay the entire amount of the debt securities;

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  an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination;

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  no event of default under the senior indenture or default under the subordinated indenture may exist or be caused by the defeasance; and

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  the defeasance shall not cause an event of default under any of our other agreements or instruments.

Subordinated Debt Securities

        The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

        The subordinated debt securities will be subordinated in right of payment to all senior indebtedness (as defined below). In certain events of insolvency, payments on the subordinated debt securities will also be effectively subordinated in right of payment to all "other financial obligations," (as defined below). In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. If, after all payments have been made to the holders of senior indebtedness, (A) there are amounts available for payment on the subordinated debt securities and (B) any person entitled to payment according to the terms of our other financial obligations has not received full payment, then amounts available for payments on the subordinated debt securities will first be used to pay in full such other financial obligations before any payment may be made on the subordinated debt securities.

        In the event of the acceleration of the maturity of any debt securities, all senior indebtedness and other financial obligations will have to be repaid before any payment can be made on the subordinated debt securities.

        In addition, no payment may be made on the subordinated debt securities in the event:

  •
  there is a default in any payment or delivery with respect to any senior indebtedness; or

  •
  there is an event of default with respect to any senior indebtedness which permits the holders of such senior indebtedness to accelerate the maturity of the senior indebtedness.

        By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover proportionately less than holders of senior indebtedness and may recover proportionately more than holders of the subordinated debt securities. By reason of the obligation of the holders of subordinated debt securities to pay over any amount remaining after payment of senior indebtedness to persons in respect of our other financial obligations, in the event of insolvency, holders of our existing subordinated indebtedness may recover more, ratably, than the holders of subordinated debt securities.

        Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, senior indebtedness is defined in the subordinated indenture as the principal of, premium, if any, and interest on:

  •
  all of our "indebtedness" (as defined below), except (A) subordinated debt securities issued under the subordinated indenture, (B) such indebtedness that is expressly stated to be junior in right of payment to the subordinated debt securities and (C) indebtedness that is expressly stated to rank equal with the subordinated debt securities; and

  •
  any deferrals, renewals or extensions of any senior indebtedness.

        The term indebtedness means indebtedness, whether secured or unsecured, for which we or any corporation that succeeds to our business as permitted under the subordinated indenture, is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or otherwise:

  •
  for borrowed money; or

  •
  incurred in connection with the acquisition by us of assets other than in the ordinary course of business.

        Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities offered thereby, other financial obligations means:

  •
  our obligations under direct credit substitutes;

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  our obligations, or any obligation directly or indirectly guaranteed by us, for purchased money or funds;

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  any of our deferred obligations, or any such obligations directly or indirectly guaranteed by us, incurred in connection with the acquisition by us of assets; and

  •
  all of our obligations to make payment pursuant to the terms of financial instruments, such as: (A) securities contracts and foreign currency exchange contracts; (B) derivative instruments, such as swap agreements, including interest rate and foreign exchange rate swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts; and (C) similar financial instruments, other than obligations on account of senior indebtedness and obligations on account of indebtedness for money borrowed ranking equal with or subordinate to the subordinated debt securities, including our existing subordinated indebtedness.

        As of December 31, 2005, we had approximately $1,985,000,000 in subordinated debt outstanding and approximately $674,000,000 of senior indebtedness and other financial obligations outstanding.

        The subordinated indenture does not limit or prohibit the incurrence by us or any of our subsidiaries, including State Street Bank, of additional senior indebtedness or other financial obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent date.

        The subordinated debt securities shall rank equal in right of payment with each other and with our existing subordinated indebtedness, subject to the obligations of the holders of subordinated debt securities to pay over amounts remaining after payment of senior indebtedness to persons in respect of other financial obligations.

        The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

        The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

        Both indentures are, and the senior debt securities and subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE TRUSTS

        Each of the trusts is a statutory trust formed under Delaware law pursuant to a trust agreement, signed by State Street, as depositor of each trust, and the property trustee, the Delaware trustee and the administrative trustees (each as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each trust will be amended and restated in its entirety (each as so amended and restated, a trust agreement) prior to the issuance of capital securities by the trust, substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

        Each trust exists for the exclusive purposes of:

  •
  issuing the capital securities and common securities representing undivided beneficial interests in the assets of the trust;

  •
  investing the gross proceeds of the capital securities and the common securities (together, the trust securities) in junior subordinated debentures; and

  •
  engaging in only those activities necessary or incidental thereto.

        All of the common securities will be directly or indirectly owned by us. The common securities of each trust will rank equally, and payments will be made pro rata with the capital securities of that trust, except that upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. We will acquire common securities of each trust in an aggregate liquidation amount equal to at least three percent of the total capital of each trust.

        Each trust's business and affairs will be conducted by its trustees, each appointed by State Street as holder of the common securities. The trustees of each trust will be J.P Morgan Chase and Co. (as successor in interest to Bank One Trust Company, N.A.), as the property trustee, Chase Bank USA, National Association, as the Delaware trustee and two individual trustees, the administrative trustees, who are employees or officers of or affiliated with State Street. J.P. Morgan Chase & Co., as property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. J.P. Morgan Chase & Co. will also act as trustee under the guarantees and the junior subordinated indenture. See "Description of the Capital Securities Guarantees" and "Description of the Junior Subordinated Debentures."

        The holder of the common securities of each trust, or the holders of a majority in liquidation amount of the trust's capital securities if an event of default under the trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such trust. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of capital securities have such right.

        Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 55 years, but may be terminated earlier as provided in the applicable trust agreement.

        State Street will pay all fees and expenses related to the trusts and the offering of trust securities.

        The principal executive office of each trust is c/o State Street Bank and Trust Company, N.A., Two World Financial Center, 225 Liberty Street, New York, New York 10281, telephone number (917) 790-4000.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

        We may issue junior subordinated debentures from time to time in one or more series under a junior subordinated indenture, dated as of December 15, 1996, as supplemented from time to time between us and J.P. Morgan Chase & Co. (as successor in interest to Bank One Trust Company, N.A.), as trustee, who we refer to as the debenture trustee. The junior subordinated indenture is qualified under the Trust Indenture Act, and terms of the junior subordinated debentures will include those stated in the junior subordinated indenture and those made part of the junior subordinated indenture by reference to the Trust Indenture Act.

        Set forth below is a description of the general terms of the junior subordinated debentures in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement relating to the particular capital securities being offered. The following description is not intended to be complete and is qualified by the junior subordinated indenture, which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act.

General

        We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See "Subordination" below. Each series of junior subordinated debentures will rank equally with all other series of junior subordinated indentures. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. Because we are a holding company, our rights and the rights of our creditors, including the holders of the junior subordinated debentures, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

        The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

  •
  the title of the junior subordinated debentures;

  •
  any limit upon the aggregate principal amount of junior subordinated debentures;

  •
  the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

  •
  any fixed or variable interest rate or rates per annum;

  •
  any interest payment dates;

  •
  any provisions relating to the deferral of payment of any interest;

  •
  the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

  •
  any provisions for redemption, the redemption price and any remarketing arrangements;

  •
  the minimum denominations;

  •
  whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  •
  if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

  •
  any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

  •
  any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

  •
  any additional or different covenants that apply to any debt securities of the series;

  •
  any additions or changes to the junior subordinated indenture with respect to such junior subordinated debentures necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  •
  the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of such temporary global security for definitive junior subordinated debentures;

  •
  whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

  •
  the appointment of any paying agent or agents;

  •
  the terms and conditions of any obligation or right of State Street or a holder to convert or exchange the junior subordinated debentures into capital securities; and

  •
  any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

        Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

        If a prospectus supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than U.S. dollars, the prospectus supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

        If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special U.S. federal income tax, accounting and other considerations will be described in the applicable prospectus supplement.

Additional Interest

        If, at any time a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Denominations, Registration and Transfer

        Unless otherwise indicated in the applicable prospectus supplement, we will issue the junior subordinated debentures in registered form only, without coupons. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

        Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar, initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment of such series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures.

        In the event of any redemption, neither we nor the debenture trustee will be required to:

  •
  issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption and ending at the close of business on the day of mailing of notice of redemption; or

  •
  transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in the city of New York or at the office of any paying agent that we may designate from time to time.

        However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may, at any time, designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures.

        Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment, as a general unsecured creditor.

Option to Defer Interest Payments

        If provided in the applicable prospectus supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such series of junior subordinated debentures. Certain U.S. federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

Redemption

        Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debentures will not be subject to any sinking fund.

        Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

        Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures or an investment company event or capital treatment event (each as defined below) shall occur and be continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem such series of junior subordinated debentures in whole, but not in part, at any time within 90 days following of the occurrence of such tax event, investment company event or capital treatment event, at a redemption price equal to 100% of the principal amount of such junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

        Tax event means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the U.S. or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such capital securities, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures, (ii) interest payable by State Street on such series of corresponding junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by State Street, in whole or in part, for U.S. federal income tax purposes, or (iii) such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        Investment company event means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the capital securities.

        Capital treatment event means our reasonable determination that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable capital securities under the applicable trust agreement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the applicable capital securities as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to us.

        Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debentures or portions thereof called for redemption.

Restrictions on Certain Payments

        If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities by a trust and:

  •
  there shall have occurred and be continuing an event of default with respect to the junior subordinated debentures of which we have actual knowledge and which we have not taken reasonable steps to cure;

  •
  we shall be in default relating to our payment of any obligations under the guarantee; or

  •
  we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing;

        then:

  •
  we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

  (1)
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

  (2)
  as a result of an exchange or conversion of any class or series of our capital stock for any capital stock of our subsidiaries or for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

  (3)
  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

  (4)
  any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

  (5)
  any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; and

  •
  we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally in all respects with or junior to the junior subordinated debentures of such series.

Limitation on Mergers and Sales of Assets

        The junior subordinated indenture provides that we may not consolidate with, or merge into, any other corporation or convey or transfer our properties and assets substantially as an entirety unless:

  •
  the successor entity is a corporation, partnership or trust organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

  •
  after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the junior subordinated indenture;

  •
  such transaction is permitted under the related trust agreement and guarantee; and

  •
  certain other conditions as prescribed by the junior subordinated indenture are met.

        The covenants contained in the indenture would not necessarily protect holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

        The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debentures:

  •
  default in the payment of the principal of, or premium, if any, on, any junior subordinated debentures at maturity;

  •
  default for 30 days in the payment of any installment of interest on any junior subordinated debentures;

  •
  default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debentures; and

  •
  specified events of bankruptcy, insolvency or reorganization of State Street.

        If an event of default (other than specified events of bankruptcy, insolvency or reorganization) under the junior subordinated indenture shall occur and be continuing, either the debenture trustee or the holders of not less than 25 percent in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately. If the holders of junior subordinated debentures fail to make such declaration, the holders of at least 25 percent in aggregate liquidation amount of the related capital securities shall have such right. If an event of default arising from specified events of bankruptcy, insolvency or reorganization shall occur, the principal amount of the junior subordinated debentures of that series then outstanding shall automatically become immediately due and payable.

        Under certain circumstances, the holders of a majority of the aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul such declaration and waive such default, the holders of a majority of the aggregate liquidation amount of the related capital securities shall have such right.

        The holders of a majority of the aggregate outstanding principal amount of that series of junior subordinated debentures may waive any default, except (i) a default in payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee) or (ii) a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. If the holders of junior subordinated debentures fail to waive such default, the holders of a majority of the aggregate liquidation amount of the related capital securities shall have such right.

        The holders of a majority of the principal amount of the junior subordinated debentures of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

        We are required to furnish to the debenture trustee annually a statement as to the performance of our obligations under the junior subordinated indenture and as to any default in such performance.

        If a debenture event of default shall have occurred and be continuing, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior subordinated indenture, to be due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Distribution of the Junior Subordinated Debentures

        Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, provided that any required regulatory approval is obtained, junior subordinated debentures will be distributed to the holders of the trust securities in liquidation of that trust. See "Description of the Capital Securities—Liquidation Distribution Upon Dissolution."

        If the junior subordinated debentures are distributed to the holders of the capital securities, we will use our best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the capital securities are then listed or quoted.

Modification of Junior Subordinated Indenture

        From time to time we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

  •
  evidencing the succession of another person to State Street;

  •
  conveying, transferring, assigning, mortgaging or pledging any property to or with the debenture trustee or surrendering any right or power conferred upon us in the junior subordinated indenture;

  •
  adding to the covenants of State Street for the benefit of other holders of all or any series of securities;

  •
  adding any additional events of default for the benefit of other holders of all or any series of securities;

  •
  changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall not apply to any outstanding securities, or shall become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

  •
  curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the junior subordinated debentures or the related capital securities;

  •
  evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the securities of one or more series and adding to or changing any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; and

  •
  qualifying the junior subordinated indenture under the Trust Indenture Act.

        We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected thereby:

  •
  modify the payment terms of the junior subordinated debentures; or

  •
  reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by us with any covenant or past default.

        If the junior subordinated debentures are held by a trust or a trustee of a trust, no modification maybe made that adversely affects the holders of the related capital securities, and no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of trust securities of that trust. If the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related capital securities.

        In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

        If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and such event of default is the result of our failure to pay interest or principal on the corresponding junior subordinated debentures when due, a holder of related capital securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the capital securities outstanding. If such right is removed, the applicable trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off any payment made by us to such holder of capital securities in connection with any such direct action.

        The holders of the capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph unless there shall have been an event of default under the applicable trust agreement. Please see "Description of the Capital Securities—Events of Default; Notice."

Defeasance and Discharge

        The junior subordinated indenture provides that when:

  (1)
  all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense;

  (2)
  we deposit with the debenture trustee, in trust, funds sufficient to pay all the principal of, and interest and premium, if any, on the junior subordinated debentures when such payments are due;

  (3)
  we have paid all other sums payable under the indenture by us; and

  (4)
  we have delivered to the debenture trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture have been complied with, then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers' certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

        The junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of capital securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

        The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided therein. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of and premium and interest, if any, on such senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of and premium and interest, if any, on the junior subordinated debentures. However, holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of our business.

        In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or premium or interest, if any, on the junior subordinated debentures. However, the holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of State Street's business.

        No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

        Debt means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

  •
  every obligation of such person for money borrowed;

  •
  every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  •
  every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

  •
  every obligation of such person issued or assumed as the deferred purchase price of property or services other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

  •
  every capital lease obligation of such person;

  •
  every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity forward contracts and similar arrangements; and

  •
  every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

        Senior debt means the principal of and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures, other than:

  •
  any debt of State Street which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to State Street;

  •
  any debt of State Street to any of its subsidiaries;

  •
  any debt to any of our employees;

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  any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the junior subordinated debentures as a result of the subordination provisions of the junior subordinated indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such debt is subject; and

  •
  any other debt securities issued pursuant to the junior subordinated indenture.

        The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

        The junior subordinated indenture provides that any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to such issuance. Any such change would be described in the applicable prospectus supplement.

Governing Law

        The junior subordinated indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Debenture Trustee

        The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured it.

Corresponding Junior Subordinated Debentures

        State Street may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related capital securities. In each such instance, concurrently with the issuance of each trust's capital securities, the trust will invest the proceeds thereof and the consideration paid by us for the common securities in the series of corresponding junior subordinated debentures issued by us to such trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture. events of default as described under "—Modification of Junior Subordinated Indenture," "—Events of Default, Waiver and Notice" and "—Enforcement of Certain Rights by Holders of Capital Securities."

        Unless otherwise specified in the applicable prospectus supplement, if a tax event relating to a trust shall occur and be continuing, we may, at our option and subject to prior approval of the Federal Reserve (if required), redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debentures are then redeemable at our option. The redemption price for any corresponding junior subordinated debentures shall be equal to 100% of the principal amount of such corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable trust is the holder of all the outstanding corresponding junior subordinated debentures of such series, the proceeds of any such redemption will be used by the trust to redeem the corresponding trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of such series for all interest proceeds terminating on or prior to the date of redemption.

        We will covenant, as to each series of corresponding junior subordinated debentures:

  (1)
  to directly or indirectly maintain 100% ownership of the common securities of the trust unless a permitted successor succeeds to ownership of the common securities;

  (2)
  not to voluntarily terminate, windup or liquidate any trust, except, if so specified in the applicable prospectus supplement and upon prior approval of the Federal Reserve (if required):

  •
  in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange therefor upon liquidation of the trust, or

  •
  in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, in either such case, if so specified in the applicable prospectus supplement upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies; and

  (3)
  to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF THE CAPITAL SECURITIES

        The capital securities will be issued pursuant to the terms of an amended and restated trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee, J.P. Morgan Chase & Co., will act as trustee for the capital securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

        Set forth below is a summary of the material terms and provisions of the capital securities. This summary, which describes the material provisions of the capital securities, is not intended to be complete and is qualified by the trust agreement, the form of which is filed as an exhibit to the registration statement which contains this prospectus supplement, the Delaware Business Trust Act and the Trust Indenture Act.

General

        The declaration of trust authorizes the trustees to issue the trust securities on behalf of the trust. The trust securities represent undivided beneficial interests in the assets of the trust. We will own, directly or indirectly, all of the common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the capital securities. However, if an event of default under a trust's trust agreement occurs and is continuing, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the capital securities.

        The trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated debentures purchased by the trust for the benefit of the holders of the trust securities. Each guarantee agreement executed by us for the benefit of the holders of a trust's trust securities, each a guarantee, will be a guarantee on a subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when the related trust does not have funds on hand available to make such payments. Please see "Descriptions of the Capital Securities Guarantees."

Distributions

        Distributions on the capital securities:

  •
  will be cumulative;

  •
  will accumulate from the date of original issuance; and

  •
  will be payable on such dates as specified in the applicable prospectus supplement.

        In the event that any date on which distributions are payable on the capital securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay, except that, if such business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a distribution date. The term distribution includes any interest payable on unpaid distributions unless otherwise stated.

        The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

        If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, pursuant to which we will issue the corresponding junior subordinated debentures, to defer the payment of interest on any series of the corresponding junior subordinated debentures for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series (an extension period), provided that no extension period may extend beyond the stated maturity of the corresponding junior subordinated debentures.

        As a consequence of any such deferral, distributions on the related capital securities would be deferred, but would continue to accumulate additional distributions at the rate per annum, if any, set forth in the prospectus supplement for such capital securities, by the trust during any extension period. If we exercise our deferral right, then during any extension period, we may not:

  •
  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally in all respects with or junior in interest to the junior subordinated debentures of such series; or

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period,

  •
  as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock,

  •
  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged,

  •
  any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or

  •
  any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

        The revenue of each trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. Please see "Description of Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures." If we do not make interest payments on such corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on the basis set forth under "Description of the Capital Securities Guarantees."

        Distributions on the capital securities will be payable to the holders thereof as they appear on the register of such trust on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant date of distribution. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under "Global Securities—Book-Entry Issuance." In the event any capital securities are not in book-entry form, the relevant record date for such capital securities shall be the date at least 15 days prior to the relevant date of distribution, as specified in the applicable prospectus supplement.

Redemption or Exchange

  Mandatory Redemption

        Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee shall apply the proceeds from such repayment or redemption to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debentures. Please see "Description of Junior Subordinated Debentures—Redemption." If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related capital securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date shall be allocated pro rata to the redemption of the related capital securities and the common securities.

        We will have the right to redeem any series of corresponding junior subordinated debentures:

  •
  on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

  •
  at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of prior approval by the Federal Reserve (if required). Please see "Description of Junior Subordinated Debentures—Redemption."

        If any tax event, investment company event or capital treatment event in respect of a series of capital securities and common securities shall occur and be continuing, then within 90 days of such occurrence we will have the right to redeem the corresponding junior subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of such capital securities and common securities in whole, but not in part, at the redemption price. In the event a tax event, investment company event or capital treatment event in respect of a series of capital securities and common securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of such capital securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of such capital securities and common securities in exchange therefor upon liquidation of the trust as described below, such capital securities will remain outstanding.

        Like amount means:

  •
  with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

  •
  with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debentures would be distributed.

        Liquidation amount means the stated amount per trust security as set forth in the applicable prospectus supplement.

Distribution of Corresponding Junior Subordinated Debentures

        We have the right at any time to dissolve any trust and, after satisfaction of the liabilities of creditors of such trust as provided by applicable law, cause such corresponding junior subordinated debentures in respect of the related capital securities and common securities issued by such trust to be distributed to the holders of such related capital securities and common securities in exchange for such trust securities. This may require the prior approval of the Federal Reserve Board.

        After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of capital securities:

  •
  such series of capital securities will no longer be deemed to be outstanding;

  •
  the depositary or its nominee, as the record holder of such series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon such distribution; and

  •
  any certificates representing such series of capital securities not held by The Depository Trust Company (DTC) or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of such series of capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of capital securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

        We cannot assure you as to the market prices for the capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for capital securities if a dissolution and liquidation of a trust were to occur. Accordingly, the capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the capital securities.

Redemption Procedures

        Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the capital securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related trust has funds on hand available for the payment of such redemption price. See also "—Subordination of Common Securities."

        If a trust gives a notice of redemption of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such capital securities. Please see "Global Securities—Book-Entry Issuance." If such capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such capital securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such capital securities.

        Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of such capital securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

  •
  all rights of the holders of such capital securities will cease, except the right of the holders of such capital securities to receive the redemption price and any distribution payable in respect of such capital securities on or prior to the redemption date, but without interest; and

  •
  such capital securities will cease to be outstanding.

        In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, and without any interest or any other payment in respect of any such delay, except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the relevant guarantee as described under "Description of the Capital Securities Guarantees," distributions on such capital securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for such capital securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

        Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable recordholders as they appear on the register for such capital securities on the relevant record date. However, if any capital securities are not in book-entry form, the relevant record date for such capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

        If less than all of the capital securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the particular capital securities to be redeemed on a pro rata basis not more than 60 days prior to the redemption date from the outstanding capital securities not previously called for redemption, using any method that the property trustee deems fair and appropriate, including the selection for redemption of portions of the liquidation amount of capital securities in the minimum amounts that are specified in the applicable prospectus supplement. The property trustee shall promptly notify the trust registrar in writing of the capital securities selected for redemption and the liquidation amount to be redeemed.

For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities shall relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subordination of Common Securities

        Payment of distributions on, and the redemption price of, each trust's capital securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such capital securities and common securities. If, however, on any distribution date or redemption date a debenture event of default shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust's outstanding capital securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust's outstanding capital securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust's capital securities then due and payable.

        In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of such trust's common securities, will be deemed to have waived any right to act with respect to any such event of default under the applicable trust agreement until the effect of all such events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable trust agreement with respect to the capital securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such capital securities and not on our behalf, and only the holders of such capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

        Pursuant to each trust agreement, each trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

  •
  certain events of bankruptcy, dissolution or liquidation of State Street;

  •
  the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve such trust, subject to our having received prior approval of the Federal Reserve, if required;

  •
  redemption of all of the trust's capital securities as described under "—Redemption or Exchange—Mandatory Redemption;" and

  •
  the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

        If an early dissolution occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of the corresponding junior subordinated debentures. If the property trustee determines that such distribution is not practical, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment (such amount being the liquidation distribution). If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such trust on its capital securities shall be paid on a pro rata basis. The holder(s) of such trust's common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its capital securities, except that if a debenture event of default has occurred and is continuing, the capital securities shall have a priority over the common securities.

Events of Default; Notice

        Any one of the following events constitutes an event of default under the trust agreement of a trust (a trust event of default) regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  •
  the occurrence of a debenture event of default with respect to the corresponding junior subordinated debentures held by such trust (please see "Description of the Junior Subordinated Debentures—Events of Default, Waiver and Notice");

  •
  the default by the property trustee in the payment of any distribution on any trust security of such trust when such becomes due and payable, and continuation of such default for a period of 30 days;

  •
  the default by the property trustee in the payment of any redemption price of any trust security of such trust when such becomes due and payable;

  •
  the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in such trust agreement, other than a covenant or warranty of default in the performance of which or the breach of which is dealt with above, and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such trust agreement; or

  •
  the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

        Within the 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of such trust's capital securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under each trust agreement.

        If a debenture event of default with respect to the corresponding junior subordinated debentures held by a trust has occurred and is continuing, the capital securities of such trust shall have a preference over such trust's common securities as described above. See "—Subordination of Common Securities" and "—Liquidation Distribution Upon Dissolution." The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of such securities.

Removal of Trustees

        Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by the holder of the common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

        Unless an event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

        Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

        A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the trust agreement. A trust may, at our request, with the consent of the holders of at least a majority in liquidation amount of the capital securities and without the consent of the administrative trustees, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

  •
  such successor entity either:

  (1)
  expressly assumes all of the obligations of such trust with respect to the capital securities, or

  (2)
  substitutes for the capital securities other securities having substantially the same terms as the capital securities, the successor securities, so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

  •
  the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed, if any;

  •
  such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization;

  •
  such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

  •
  such successor entity has a purpose substantially identical to that of the trust;

  •
  prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

  (1)
  such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect, and

  (2)
  following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

  •
  we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

        Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

        Except as provided below and under "Description of the Capital Securities Guarantees—Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

        We and the administrative trustees may amend each trust agreement without the consent of the holders of the capital securities, unless such amendment will materially and adversely affect the interests of any holder of capital securities:

  •
  to cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

  •
  to modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

        Any such amendments will become effective when notice thereof is given to the holders of trust securities.

        We, the administrative trustees and the property trustee may amend each trust agreement with:

  •
  the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities; and

  •
  receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

        Without the consent of each holder of trust securities, the trust agreement may not be amended to:

  •
  change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified dates; or

  •
  restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

        So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding junior subordinated debentures;

  •
  waive any past default that is waivable under the junior subordinated indenture;

  •
  exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debentures is due and payable; or

  •
  consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debentures, where such consent shall be required.

        If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding capital securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee will notify each holder of the capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

        Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

        No vote or consent of the holders of capital securities will be required for a trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

        Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

        Payments on the capital securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust's capital securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

        Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to us and to the property trustee. In the event that the property trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to us, to act as paying agent.

Registrar and Transfer Agent

        Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

        Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their capital securities after such capital securities have been called for redemption.

Information Concerning the Property Trustee

        The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically set forth in each trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under such trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Trust Expenses

        Pursuant to the trust agreement of each trust, we, as depositor, agree to pay:

  •
  all debts and other obligations of each trust (other than with respect to the capital securities);

  •
  all costs and expenses of each trust (including costs and expenses relating to the organization of each trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of each trust); and

  •
  any and all taxes and costs and expenses with respect thereto (other than United States withholding taxes) to which each trust might become subject.

Governing Law

        Each trust agreement will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

        The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be required to register as an investment company under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debentures will be treated as indebtedness of State Street for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the related capital securities.

        Holders of the capital securities have no preemptive or similar rights.

        No trust may borrow money or issue debt or mortgage or pledge any of its assets.

COMMON SECURITIES

        In connection with the issuance of capital securities, each trust will issue one series of common securities having the terms, including distributions, redemption, voting and liquidation rights, set forth in the applicable prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the capital securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the capital securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of each trust.

DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEES

        Set forth below is a summary of information concerning the capital securities guarantees that we will execute and deliver for the benefit of the holders of capital securities. Each capital securities guarantee will be qualified as an indenture under the Trust Indenture Act. J.P. Morgan Chase & Co. will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each capital securities guarantee will be those set forth in the capital securities guarantee and those made part of the capital securities guarantee by the Trust Indenture Act. The summary of the material terms of the capital securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of capital securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. The guarantee trustee will hold each capital securities guarantee for the benefit of the holders of the capital securities of the applicable trust.

General

        Pursuant to and to the extent set forth in the capital securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as guarantee payments, without duplication:

  •
  any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent the trust has funds available for distributions;

  •
  the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any capital securities called for redemption by the trust; and

  •
  upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of capital securities or the redemption of all of the capital securities, the lesser of:

  (1)
  the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment; and

  (2)
  the amount of assets of the trust remaining for distribution to holders of the capital securities in liquidation of the trust.

        The redemption price and liquidation amount will be fixed at the time the capital securities are issued.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of capital securities or by causing the trust to pay such amounts to such holders.

        The capital securities guarantees will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debentures purchased by a trust, the trust will not pay distributions on the capital securities and will not have funds available for such payments. Please see "—Status of the Guarantees." Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise provided in the applicable prospectus supplement, the capital securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

        The capital securities guarantees, when taken together with our obligations under the junior subordinated debentures, the indentures and the trust agreements, including our obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the capital securities.

        We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the capital securities guarantees, except that upon an event of default under the indenture, holders of capital securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantees

        Each capital security guarantee will be unsecured and will rank:

  •
  subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debentures; and

  •
  equally with all other capital security guarantees that we issue.

        Each capital securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. Each capital securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the junior subordinated debentures.

Amendments and Assignment

        The capital securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of capital securities. All guarantees and agreements contained in the capital securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the capital securities then outstanding.

Termination of the Guarantees

        Each capital securities guarantee will terminate upon full payment of the redemption price of all capital securities, upon distribution of the junior subordinated debentures to the holders of the trust securities or upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of such trust. Each capital securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities must restore payment of any sums paid under the capital securities or the capital securities guarantee.

Events of Default

        An event of default under a capital securities guarantee will occur if we fail to perform any payment or other obligations under the capital securities guarantee.

        The holders of a majority in liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the capital securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the capital securities guarantee. Any holder of capital securities may institute a legal proceeding directly against us to enforce the guarantee trustee's rights and our obligations under the capital securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

        As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable under the capital securities guarantee.

Information Concerning the Guarantee Trustee

        Prior to the occurrence of a default relating to a capital securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the capital securities guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. If the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a capital securities guarantee at the request of any holder of capital securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

        We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

        The capital securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR
SUBORDINATED DEBENTURES AND THE CAPITAL SECURITIES GUARANTEES

        As set forth in the trust agreements, the sole purpose of the trusts is to issue the trust securities and to invest the proceeds in the junior subordinated debentures.

        As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

  •
  the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

  •
  the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

  •
  under the junior subordinated indenture, we will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

  •
  the trust agreements further provide that the trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

        To the extent that funds are available, we guarantee payments of distributions and other payments due on the capital securities to the extent described in this prospectus. If we do not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the capital securities. Each capital securities guarantee is a subordinated guarantee in relation to the capital securities. The capital securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. Please see "Description of the Capital Securities Guarantees."

        We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

        The capital securities guarantees cover the payment of distributions and other payments on the capital securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debentures. The capital securities guarantees, when taken together with our obligations under the junior subordinated debentures and the indenture and our obligations under the trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.

        If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the trust agreements allow the holders of the capital securities to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, any holder of capital securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity.

        A holder of capital securities may institute a direct action if a trust agreement event of default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debentures when due. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing us to enforce the property trustee's rights under the junior subordinated debentures. In connection with such direct action, we will be subrogated to the rights of such holder of capital securities under the trust agreement to the extent of any payment made by us to such holder of capital securities. Consequently, we will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from a trust.

        We acknowledge that the guarantee trustee will enforce the capital securities guarantees on behalf of the holders of the capital securities. If we fail to make payments under the capital securities guarantees, the holders of the capital securities may direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the capital securities guarantees, any holder of capital securities may directly sue us to enforce the guarantee trustee's rights under the capital securities guarantees. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue us to enforce such holder's right to receive payment under the capital securities guarantees. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the capital securities guarantee or (2) sue the trust or any other person or entity.

        A default or event of default under any of our senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until such senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

        We and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the capital securities. Please see "Description of the Capital Securities Guarantees—General."

Limited Purpose of Trusts

        Each trust's capital securities evidence a beneficial interest in such trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debentures. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from such trust (or from us under the applicable guarantee) if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

        Upon any voluntary or involuntary dissolution, winding up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related capital securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. Please see "Description of the Capital Securities—Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of State Street, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of State Street, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than the trusts' obligations to the holders of its capital securities, the positions of a holder of such capital securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF PREFERRED STOCK

        The following summary contains a description of the general terms of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Articles of Organization, as amended, and the certificate of designation which will be filed with the SEC in connection with the offering of the series of preferred stock.

General

        Our articles of organization permit our board of directors to authorize the issuance of up to 3,500,000 shares of preferred stock, without par value, in one or more series, without shareholder action. The board of directors can determine the rights, preferences and limitations of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. None of our preferred stock is currently outstanding.

        The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

  •
  the designation and stated value per share of the preferred stock and the number of shares offered;

  •
  the amount of liquidation preference per share;

  •
  the price at which the preferred stock will be issued;

  •
  the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

  •
  any redemption or sinking fund provisions;

  •
  any conversion provisions;

  •
  whether we have elected to offer depositary shares as described under "Description of Depositary Shares;" and

  •
  any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

        As described under "Description of Depositary Shares," we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

        Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

  •
  senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

  •
  equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

  •
  junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

        Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

        Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

        No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

        Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

        If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

        Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization may be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

        A series of the preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve Board approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

        In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

        On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

        Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

        Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve determines that the bank holding company's condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

        Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law or in our articles of organization.

        Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a "controlling influence" over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Exchangeability

        The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Transfer Agent and Registrar

        Unless otherwise indicated in the applicable prospectus supplement, Computershare, an affiliate of State Street, will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

        Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

        After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

        The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Inspection of Books

        Any record holder of depositary shares who has been a holder for at least six months or who holds at least five percent of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

DESCRIPTION OF COMMON STOCK

General

        We have 500,000,000 shares of authorized common stock, $1.00 par value per share, of which 335,192,584 shares were outstanding as of January 31, 2006.

        Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and preferences of preferred stock, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

        Our preferred stock has, or upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as may be fixed by our board of directors.

        Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. See "Description of Preferred Stock." Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

        Our common stock is listed on the New York Stock Exchange, the Boston Stock Exchange and the Archipelago Stock Exchange. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Shareholders' Rights Plan

        In 1988, State Street declared a dividend of one preferred share purchase right for each outstanding share of common stock pursuant to a Shareholders' Rights Agreement. On June 18, 1998, State Street adopted an amendment to the Rights Agreement and has restated the Rights Agreement. Under the Amended and Restated Rights Agreement, a right may be exercised, under certain conditions, to purchase one four-hundredths share of a series of participating preferred stock at an exercise price of $265, subject to adjustment. The rights become exercisable if a party acquires or obtains the right to acquire 10% or more of State Street's common stock or after commencement or public announcement of an offer for 10% or more of State Street's common stock. When exercisable, under certain conditions, each right also entitles the holder thereof to purchase shares of common stock, of either State Street or of the acquiror, having a market value of two times the then current exercise price of that right.

        The rights expire in September 2008, and may be redeemed at a price of $.0025 per right at any time prior to expiration or the acquisition of 10% of State Street's common stock. Under certain circumstances, the rights may be redeemed after they become exercisable and may be subject to automatic redemption.

        The Rights Agreement may have the effect of delaying, deferring or preventing a change in control of State Street Corporation.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare, an affiliate of State Street.

Restrictions on Ownership

        The Bank Holding Company Act requires any "bank holding company," as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a "controlling influence" over us, is subject to regulation as a bank holding company under the Bank Holding Company Act. Chapter 167A of the

General Laws of Massachusetts requires any "bank holding company," as defined in Chapter 167A, to obtain prior approval of the board of bank incorporation before (i) acquiring 5% or more of our common stock, (ii) acquiring all or substantially all of our assets or (iii) merging or consolidating with us.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in:

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  debt securities,

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  debt obligations of third parties, including U.S. treasury securities, or

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  capital securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries,

securing the holders' obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

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  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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  the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the antidilution provisions of the warrants, if any;

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  any redemption or call provisions;

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  whether the warrants are to be sold separately or with other securities as parts of units; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

GLOBAL SECURITIES

General

        The debt securities and the capital securities may be issued in whole or in part in the form of one or more fully-registered global securities that will be deposited with, or on behalf of, a depository which, unless otherwise indicated in the applicable prospectus supplement for such securities, will be DTC. Global capital securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in certificated form, a global security may not be transferred except as a whole in the following manner:

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  by the depository for such global security to a nominee of such depository, or

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  by a nominee of such depository to such depository or another nominee of such depository, or

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  by such depository or any such nominee to a successor of such depository or a nominee of such successor, or

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  in the manner provided below under "—Book-Entry Issuance."

        The specific terms of the depository arrangement with respect to any debt securities or capital securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depository arrangements.

        Upon the issuance of a global security and the deposit of such global security with or on behalf of the depository, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security, or, in the case of capital securities, the respective aggregate liquidation amounts of the capital securities represented by such global security, to the accounts of persons that have accounts with such depository (each such person, a participant), which may include Euroclear and Clearstream. The accounts to be credited shall be designated by the dealers, underwriters or agents participating in the distribution of such debt securities or capital securities or by us if we have offered and sold such debt securities or capital securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

        Ownership of a beneficial interest in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depository for such global security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depository for a global security, or its nominee, is the holder of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities or capital securities represented by such global security for all purposes under the applicable indenture or trust agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities or capital securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture or trust agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depository for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture or trust agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture or trust agreement, the depository for such global security would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of or premium, if any, and interest, if any, on debt securities or distributions or other payments on capital securities represented by a global security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the case may be, as the registered owner or the holder of the global security representing such debt securities or capital securities. None of State Street, the trustee for such securities, any paying agent for such securities, the property trustee or the securities registrar, as applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for any debt securities represented by a global debt security, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depository. We also expect that the depository for a series of capital securities or its nominee, upon receipt of any payment of liquidation amount, redemption price, premium or distributions in respect of a permanent global capital security representing any of such capital securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global capital security for such capital securities as shown on the records of such depositary or its nominee. We further expect that payments by participants to owners of beneficial interests in any such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        Unless otherwise specified in the applicable prospectus supplement, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person other than the depository for such global debt security or a nominee thereof unless:

  (a)
  such depository has notified us that it is unwilling or unable to continue as depository for such global debt security or has ceased to be a clearing agency registered under the Exchange Act;

  (b)
  there shall have occurred and be continuing an event of default or a default, as the case may be, with respect to such global debt security; or

  (c)
  there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the indentures.

        Unless otherwise specified in the applicable prospectus supplement, if a depository for a series of capital securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the trust within 90 days, the trust will issue individual capital securities of such series in exchange for the global capital security representing such series of capital securities. In addition, the trust may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such capital securities, determine not to have any capital securities of such series represented by one or more global capital securities and, in such event, will issue individual capital securities of such series in exchange for the global capital security or securities representing such series of capital securities. Further, if the trust so specifies with respect to the capital securities of a series, an owner of a beneficial interest in a global capital security representing capital securities of such series may, on terms acceptable to the trust, the property trustee and the depository for such global capital security, receive individual capital securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such capital securities. In any such instance, an owner of a beneficial interest in a global capital security will be entitled to a physical delivery of individual capital securities of the series represented by such global capital security equal in liquidation amount to such beneficial interest and to have such capital securities registered in its name.

Book-Entry Issuance

        We expect DTC to act as securities depository for all of the debt securities. The debt securities will be issued only as fully-registered securities registered in the name of Cede & Co., DTC's nominee. DTC will thus be the only registered holder of the debt securities and will be considered the sole owner of the debt securities. One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the aggregate principal balance of debt securities.

        We also expect DTC to act as securities depository for all of the capital securities, unless otherwise specified in the prospectus supplement. The capital securities will be issued only as fully-registered securities registered in the name of Cede & Co. One or more fully-registered global certificates will be issued for the capital securities of each trust, representing in the aggregate the total number of such trust's capital securities, and will be deposited with the property trustee as custodian for DTC.

        In this prospectus and the accompanying prospectus supplement, for book-entry debt securities, references to actions taken by debt security holders will mean actions taken by DTC upon instructions from its participants, and reference to payments and notices of redemptions to debt security holders will mean payments and notices of redemption to DTC as the registered holder of the debt securities for distribution to the participants in accordance with DTC's procedures.

        DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debt securities or capital securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities or capital securities on DTC's records. The ownership interest of each actual purchaser of each debt security or capital security (each a beneficial owner) is in turn to be recorded on the direct and indirect participants' records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased their securities. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in their securities, except in limited circumstances.

        Transfers between participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between participants, on the one hand, and Euroclear participants or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transaction will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the debt securities or capital securities in DTC, and making or receiving payment in accordance with normal procedures.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a debt security or capital security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a debt security or capital security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

        Links have been established among DTC, Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. to facilitate the initial issuance of the debt securities and capital securities sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When debt securities or capital securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive debt securities or capital securities against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the debt securities or capital securities will appear on the next day.

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities or capital securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream or Euroclear participant wishes to transfer debt securities or capital securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities or capital securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled through Euroclear in many currencies, including U.S. dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC.

        Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance System plc, a U.K. corporation, or the "Euroclear Clearance System". The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the debt securities offered by this prospectus or one or more of their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Euroclear Operator is a Belgian bank, which is regulated and examined by the Belgian Banking Commission and the National Bank of Belgium.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear's terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

        Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear.

        As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the underwriters of the debt securities offered by means of this prospectus or one or more of their affiliates. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

        Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

        DTC has no knowledge of the actual beneficial owners of the debt securities or capital securities; DTC's records reflect only the identity of the direct participants to whose accounts such debt securities or capital securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities or capital securities. If less than all of the debt securities are being redeemed, or less than all of a trust's capital securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

        Although voting with respect to the debt securities and capital securities is limited to the holders of record of the debt securities and capital securities, respectively, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities or capital securities, as applicable. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. Such omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such debt securities or capital securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        Distribution payments on the debt securities and capital securities will be made by the relevant trustee to DTC. DTC's usual practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the relevant trustee, the trust thereof (in the case of capital securities) or State Street, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

        DTC may discontinue providing its services as securities depository with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee and to us. Under such circumstances, in the event that a successor securities depository is not obtained, definitive certificates representing such debt securities are required to be printed and delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in aggregate principal amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such debt securities will be printed and delivered.

        DTC may also discontinue providing its services as securities depository with respect to any of the capital securities at any time by giving reasonable notice to the relevant trustee and to us. In the event that a successor securities depository is not obtained, definitive capital security certificates representing such capital securities are required to be printed or delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in liquidation preference of capital securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such capital securities will be printed and delivered.

        The information in this section concerning DTC and DTC's book-entry system, Euroclear and Clearstream has been obtained from sources that we and the trusts believe to be accurate, but we and the trusts assume no responsibility for the accuracy thereof. Neither we nor the trusts have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

        We and the trusts may sell securities:

  •
  to the public through a group of underwriters managed or co-managed by, one or more underwriters, which may be affiliates;

  •
  through one or more agents, which may be affiliates; or

  •
  directly to purchasers.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

  •
  the name of the agent or the name or names of any underwriters;

  •
  the public offering or purchase price;

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  any discounts and commissions to be allowed or paid to the agent or underwriters;

  •
  all other items constituting underwriting compensation;

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  any discounts and commissions to be allowed or paid to dealers; and

  •
  any exchanges on which the securities will be listed.

        Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

        We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  •
  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

  •
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

        Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq National Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF SECURITIES

        Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the applicable trust agreement and the creation of each trust will be passed upon for State Street and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to State Street and the trusts. Unless the applicable prospectus supplement indicates otherwise, certain legal matters will be passed upon by Ropes & Gray LLP for State Street and the trusts. Truman S. Casner, a partner of Ropes & Gray LLP, is a director of State Street. Mr. Casner owns beneficially a total of 53,347 shares of common stock of State Street. Ropes & Gray LLP performs services for State Street from time to time. Ropes & Gray LLP will rely on Richards, Layton & Finger, P.A. as to all matters of Delaware law.

EXPERTS

        The consolidated financial statements of State Street Corporation appearing in State Street Corporation's Annual Report (Form 10-K) for the year ended December 31, 2005, and State Street Corporation management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

             No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Prospectus Supplement

500,000 Normal APEX

State Street Capital Trust III

8.250% Fixed-to-Floating Rate Normal APEX
(liquidation amount $1,000 per security)
fully and unconditionally guaranteed, to the extent described herein, by
 State Street Corporation

Goldman, Sachs & Co.

Lehman Brothers
Morgan Stanley
Siebert Capital Markets
The Williams Capital Group, L.P.

QuickLinks

ABOUT THIS PROSPECTUS SUPPLEMENT
FORWARD-LOOKING STATEMENTS
SUMMARY INFORMATION
State Street Corporation
State Street Capital Trust III
Recent Developments
Selected Financial Highlights(1)
The Offering
Initial Issuance of one Normal APEX
Remarketing Period — About One Month Prior to Stock Purchase Date
Stock Purchase Date — Settlement After Failed Remarketing
After the Settlement of the Stock Purchase Contracts
Stock Purchase Date
RISK FACTORS
Risks Related to the APEX
Additional Risks Related to the Normal APEX after the Stock Purchase Date
Risks Related to State Street
STATE STREET
THE TRUST
USE OF PROCEEDS
REGULATORY CONSIDERATIONS
ACCOUNTING TREATMENT; REGULATORY CAPITAL
STATE STREET CAPITALIZATION
STATE STREET RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
DESCRIPTION OF THE APEX
DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
CERTAIN OTHER PROVISIONS OF THE STOCK PURCHASE CONTRACT AGREEMENT AND THE COLLATERAL AGREEMENT
DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
DESCRIPTION OF THE GUARANTEE
RELATIONSHIP AMONG APEX, JUNIOR SUBORDINATED DEBENTURES, STOCK PURCHASE CONTRACTS AND GUARANTEE
DESCRIPTION OF THE PREFERRED STOCK
BOOK-ENTRY SYSTEM
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
UNDERWRITING
VALIDITY OF SECURITIES
WHERE YOU CAN FIND MORE INFORMATION

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
FORWARD-LOOKING STATEMENTS
RISK FACTORS
STATE STREET CORPORATION
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF THE TRUSTS
DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
DESCRIPTION OF THE CAPITAL SECURITIES
COMMON SECURITIES
DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEES
RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE CAPITAL SECURITIES GUARANTEES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
DESCRIPTION OF WARRANTS
GLOBAL SECURITIES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS